UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Fortune Brands, Inc.

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               520 Lake Cook Road, Deerfield, Illinois 60015

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

March 7, 2011

Dear Fellow Stockholders:

We are pleased to invite the stockholders of Fortune Brands, Inc. (“Fortune Brands” or the “Company”) to attend the Annual Meeting of Stockholders to be held on Tuesday, April 26, 2011 at 1:30 p.m. (CDT) at The Hilton Northbrook, 2855 N. Milwaukee Avenue, Northbrook, Illinois. We will consider the following matters:

Item 1:	The election of the six director nominees identified in this Proxy Statement for a one-year term expiring at the 2012 Annual Meeting (see pages 5 to 10 of the Proxy Statement);

Item 2:	The ratification of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011 (see page 55 of the Proxy Statement);

Item 3:	An advisory vote on the frequency of voting on the compensation of the Company’s named executive officers (see pages 55 to 56);

Item 4:	An advisory vote on the compensation paid to the Company’s named executive officers (see pages 56 to 57);

Item 5:	The approval of an amendment to the Company’s Restated Certificate of Incorporation to allow stockholders to call special meetings (see page 58);

Item 6:	The approval of the Fortune Brands, Inc. 2011 Long-Term Incentive Plan (see pages 59 to 66 of the Proxy Statement); and

such other business as may properly come before the meeting.

Stockholders of record at the close of business on February 25, 2011, the record date for the meeting, are entitled to vote at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. You may submit your proxy (1) by mail using a traditional proxy card, (2) by telephone at 1-800-690-6903, or (3) through the Internet at www.proxyvote.com.

PLEASE CONFIRM YOUR PREFERENCE FOR ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS. You can expedite delivery of your annual meeting materials and avoid costly mailings by confirming in advance your preferred method of delivery. For further information on how to take advantage of this cost-saving service, please see page 2 of this Proxy Statement.

This Proxy Statement and accompanying proxy are being distributed on or about March 11, 2011.

Bruce A. Carbonari	Mark A. Roche
Chairman of the Board and Chief Executive Officer	Senior Vice President, General Counsel and Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held On Tuesday, April 26, 2011.

The Notice of Annual Meeting, Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available at www.proxyvote.com

FREQUENTLY ASKED QUESTIONS

Why am I receiving these materials?

The Company has made these materials available to you on the Internet or has delivered printed versions of these materials to you by mail in connection with the solicitation of proxies on behalf of the Board of Directors for use at our Annual Meeting of Stockholders on April 26, 2011. This Proxy Statement describes the matters on which you, as a stockholder, are entitled to vote. It also gives you information on these matters so that you can make an informed decision.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of printed proxy materials?

As a cost savings measure, the Securities and Exchange Commission (“SEC”) permits companies to furnish proxy materials to stockholders by providing access to these documents over the Internet instead of mailing a printed copy. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to selected stockholders. These stockholders have the ability to access, view and print the proxy materials on a website referred to in the Notice and request a printed set of proxy materials.

Can I get electronic access to the proxy materials if I received printed materials?

Even if you received a printed copy of our proxy materials, you may choose to receive future proxy materials by email. Choosing to receive your future proxy materials by email will lower our costs of delivery and will reduce the environmental impact of our Annual Meeting. If you choose to receive our future proxy materials by email, you will receive an email next year with instructions containing a link to view those proxy materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it or for so long as the email address provided by you is valid.

What items will be voted on at the Annual Meeting?

Stockholders will vote on the following items at the Annual Meeting, if each is properly presented at the meeting:

•	the election of directors;

•	the ratification of the appointment of our independent registered public accounting firm;

•	the approval of the frequency of voting on the compensation of the Company’s named executive officers;

•	the approval of the compensation paid to the Company’s named executive officers;

•	the approval of an amendment to the Company’s Restated Certificate of Incorporation;

•	the approval of the Fortune Brands, Inc. 2011 Long-Term Incentive Plan; and

•	such other business as may properly come before the Annual Meeting.

In addition, management will respond to questions from stockholders.

What are the Board’s voting recommendations?

The Board’s recommendation is set forth together with the description of each Item in this Proxy Statement. In summary, the Board recommends a vote FOR:

•	the election of directors;

•	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011;

•	holding an annual vote on the compensation of the Company’s named executive officers;

•	the approval of the compensation paid to the Company’s named executive officers;

•	the approval of an amendment to our Restated Certificate of Incorporation to allow stockholders to call special meetings; and

•	the approval of the Fortune Brands, Inc. 2011 Long-Term Incentive Plan.

Who is entitled to vote?

Only stockholders who owned the Company’s common stock or $2.67 Convertible Preferred Stock of record at the close of business on February 25, 2011 are entitled to vote. Each holder of common stock is entitled to one vote per share. Each holder of $2.67 Convertible Preferred Stock is entitled to three-tenths (0.3) of one vote per share. The common stock and $2.67 Convertible Preferred Stock are voted together as a single class. There were [•] shares of common stock and [•] shares of $2.67 Convertible Preferred Stock outstanding on February 25, 2011.

What is the difference between being a record holder and a beneficial owner of shares held in street name?

A record holder holds shares directly in his or her own name with the Company’s transfer agent. Shares held in “street name” refer to shares that are held in the name of a bank or broker on a person’s behalf. The majority of stockholders hold their shares in street name. For such shares, the bank or broker is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

How do I vote?

If you received a Notice in the mail, you can either vote by Internet (www.proxyvote.com) or in person at the Annual Meeting. Record holders that received a copy of this Proxy Statement and accompanying proxy card in the mail can vote by filling out the proxy card and returning it in the postage paid return envelope. Record holders that receive these materials in the mail may also vote in person at the Annual Meeting of Stockholders, by telephone (800-690-6903) or by Internet (www.proxyvote.com). Voting instructions are provided on both the Notice of Internet Availability and the proxy card.

If you hold shares in street name, you must vote by giving instructions to your bank or broker. You should follow the voting instructions on the form that you receive from your bank or broker. The availability of telephone and Internet voting will depend on your bank’s or broker’s voting process.

How will my proxy be voted?

Your proxy card, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions. We are not aware of any other matter that may be properly presented other than those described above. If any other matter is properly presented, the persons named in the enclosed proxy card will have discretion to vote in their best judgment.

If you hold shares in street name, your bank or broker is permitted to use its own discretion and vote your shares on certain routine matters (such as Items 2 and 5) if you have not provided voting instructions. Your bank or broker is not permitted to use discretion and vote your shares on non-routine matters (such as Items 1, 3, 4 and 6). Therefore, we urge you to give voting instructions to your broker on all six voting items. Shares that are not permitted to be voted by your broker with respect to any matter are called “broker non-votes.” Broker non-votes are not considered votes for or against, or entitled to vote with respect to, a proposal and will have no direct impact on any proposal.

What if I don’t mark the boxes on my proxy?

Unless you give other instructions on your proxy card, or unless you give other instructions when you cast your vote by telephone or the Internet, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors.

How many votes are needed to approve an Item?

The nominees for director, in non-contested elections, must receive a majority of the votes cast at the meeting, in person or by proxy, to be elected. Under the Company’s majority vote by-law provision relating to the election of directors, if the number of votes cast “for” a director nominee does not exceed the number of votes cast “against” the director nominee, then the director must tender his or her resignation from the Board promptly after the certification of the stockholder vote. The Board will decide within 90 days of that certification, through a process managed by the Nominating and Corporate Governance Committee and excluding the nominee in question, whether to accept the resignation. The Board’s explanation of its decision will be promptly disclosed in a filing with the SEC. A proxy card marked to abstain authority for the election of one or more directors will not be voted with respect to the director or directors indicated.

The affirmative vote of shares representing a majority in voting power of the common stock and $2.67 Convertible Preferred Stock, voting together as a single class, present in person or represented by proxy at the meeting and entitled to vote is necessary for approval of Items 2, 4 and 6. The affirmative vote of a majority of the voting power of the Company’s outstanding common stock and $2.67 Convertible Preferred Stock, voting together as a single class, is required for approval of Item 5. Proxy cards marked as abstentions on Items 2, 4, 5 and 6 will not be voted and will have the effect of a negative vote. With respect to Item 3, stockholders may vote in favor of holding the vote on named executive officer compensation every year, every two years or every three years, and they may also choose to abstain. The Board will take the voting results on such proposal into account in determining whether to hold the advisory vote on executive compensation every year, every two years or every three years. Abstentions will have no effect on the outcome of Item 3.

Please note that brokers are not, in the absence of voting instructions from you, permitted to vote your shares on Items 1 (the election of directors), 3 (the frequency of the vote on executive compensation), 4 (the advisory vote on executive compensation), and 6 (approval of the Long-Term Incentive Plan). Therefore, it is important that you follow the voting instructions on the form that you receive from your broker.

Can I go to the Annual Meeting if I vote by proxy?

Yes. Attending the meeting does not revoke your proxy.

How can I revoke my proxy?

You may revoke your proxy at any time before it is actually voted by giving written notice to the Secretary of the Company or by delivering a later dated proxy.

Do I have dissenters’ rights?

Under Delaware law, dissenters’ rights are not available to holders of common stock and $2.67 Convertible Preferred Stock in connection with the Items to be acted upon at the Annual Meeting.

Will my vote be public?

As a matter of policy, stockholder proxies, ballots and tabulations that identify individual stockholders are not publicly disclosed, but are available to the independent Inspector of Election, the proxy solicitation firm and certain employees of the Company.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority in voting power of the outstanding shares of common stock and $2.67 Convertible Preferred Stock entitled to vote will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

What if I am a participant in the Fortune Brands Retirement Savings Plan or the Fortune Brands Hourly Employee Retirement Savings Plan?

We are mailing this Proxy Statement and a proxy card to participants in the Fortune Brands Retirement Savings Plan and the Fortune Brands Hourly Employee Retirement Savings Plan (collectively, the “Savings Plans”) who invest in the Fortune Brands Stock Fund under the Savings Plans. The Trustee, as record holder of Fortune Brands’ common stock held in the Savings Plans, will vote whole shares attributable to your interest in the Fortune Brands Stock Fund in accordance with your directions given on the proxy card, by telephone or the Internet. If you invest in the Fortune Brands Stock Fund under the Savings Plans and you sign and return the enclosed proxy card, we will forward it to the Trustee of the Savings Plans. The proxy card will serve as instructions to the Trustee to vote the whole shares attributable to your interest in the manner you indicate on the card.

Item 1

ELECTION OF DIRECTORS

The Board of Directors (the “Board”) consists of 10 members and is currently divided into two classes. Each term expires in successive years, with the term of the Class I directors expiring at the 2011 Annual Meeting and the term of the Class II directors expiring at the 2012 Annual Meeting. All directors will be elected annually beginning with the 2012 Annual Meeting of Stockholders. The Board proposes that the six nominees described below, each of whom is currently serving as a Class I director, be re-elected to Class I for a new term of one year expiring at the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies cannot be voted for more than the number of nominees proposed for re-election.

Each of the nominees has consented to be named as a nominee and to serve as director if elected. If any of them should become unavailable to serve as a director (which is not now expected), the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

All nominees and all current Class II directors were elected by the stockholders.

The names of the nominees and the current Class II directors, along with their present positions, their principal occupations and directorships held with other public corporations during the past five years, their ages and the year first elected as a director of the Company, are set forth below.

Summary of Qualification of Directors

The Board believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the Nominating and Corporate Governance Committee (the “Nominating Committee”) considers the evolving needs of the Board and searches for candidates that fill any current or anticipated future gap. The Board also believes that all directors must possess a considerable amount of business management experience (such as experience as a chief executive or chief financial officer) and educational experience. The Nominating Committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value when considering director candidates. The Nominating Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating Committee believe that it is essential that the Board members represent diverse viewpoints. In considering candidates for the Board, the Nominating Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

The process undertaken by the Nominating Committee in recommending qualified director candidates is described below under Corporate Governance – Director Nomination Process (see pages 11 and 12 of this Proxy Statement). The Board believes that there are certain general requirements which are mandatory for service on the Company’s Board of Directors, while there are other skills and experiences that should be represented on the Board as a whole but not necessarily by each individual Director.

General requirements for all directors:

•	Extensive executive leadership experience
•	Excellent business judgment
•	High level of integrity and ethics
•	Original thinking
•	Strong commitment to the Company’s goal of maximizing stockholder value

Experiences, qualifications, and backgrounds to be represented on the Board as a whole:

•	Financial and/or accounting expertise
•	Consumer products expertise
•	Diversity of background
•	Knowledge of international markets
•	Prior Chief Executive Officer/Chief Operating Officer/Chief Financial Officer experience
•	Recent Chief Executive Officer/Chief Operating Officer/Chief Financial Officer experience
•	Extensive board experience

Certain individual qualifications and experiences of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.

Name	Present positions and offices with the Company, principal occupations during the past five years and other directorships	Age	Year first elected director

NOMINEES FOR DIRECTOR - CLASS I DIRECTORS – TERM EXPIRING 2012

Richard A. Goldstein	Retired since May 2006; Chairman and Chief Executive Officer of International Flavors & Fragrances Inc. from June 2000 until May 2006. Currently also a director of The Interpublic Group of Companies, Inc. and Fiduciary Trust Company International. Formerly a director of International Flavors & Fragrances Inc.	69	2006

Mr. Goldstein’s background as a lawyer, and his 30 year background in consumer packaged goods as Chief Executive Officer of a supplier to consumer goods companies, provides a unique perspective to the Board.

Name	Present positions and offices with the Company, principal occupations during the past five years and other directorships	Age	Year first elected director

Pierre E. Leroy	Retired since February 2005; President, Worldwide Construction & Forestry Division and Global Parts Division of Deere & Company from December 2003 until February 2005. Currently also a director of Capital One Financial Corporation and RSC Holdings, Inc.. Formerly a director of ACCO Brands Corporation and Nuveen Investments, Inc.	62	2003

Mr. Leroy served as Chief Financial Officer, as well as President, Worldwide Construction & Forestry Division and Global Parts Division of John Deere, which provides the Board with a perspective of someone familiar with all facets of a global enterprise, including direct responsibility for financial and accounting issues.

A.D. David Mackay	Retired since January 2011; President and Chief Executive Officer of Kellogg Company from December 2006 until December 2010; President and Chief Operating Officer of Kellogg Company from September 2003 to December 2006. Formerly a director of Kellogg Company.	55	2006

Mr. Mackay served as Chief Executive Officer of one of the world’s premier packaged goods companies, bringing to our Board the perspective of a leader who faced the same set of external economic, social and governance issues that face our Company.

Anne M. Tatlock	Retired since December 2006; Chairman of the Board and Chief Executive Officer of Fiduciary Trust Company International from June 2000 to December 2006. Vice Chairman of Franklin Resources, Inc. from April 2001 to January 2007. Currently also a director of Franklin Resources, Inc., Merck & Co., Inc., Merck Sharp & Dohme Corp. and Fiduciary Trust Company International.	71	1996

Mrs. Tatlock has extensive knowledge of the capital markets and accounting issues from her experience as Chief Executive Officer of Fiduciary Trust, and is invaluable to our Board’s discussions of the Company’s capital and liquidity needs.

Name	Present positions and offices with the Company, principal occupations during the past five years and other directorships	Age	Year first elected director

Norman H. Wesley	Retired since October 2008; Chairman of the Board of Fortune Brands, Inc. from January 2008 through September 2008; Chairman of the Board and Chief Executive Officer of Fortune Brands, Inc. from December 1999 through January 2008. Currently also a director of ACCO Brands Corporation and Acuity Brands, Inc. Formerly a director of R.R. Donnelley & Sons Company and Pactiv Corporation.	61	1999

Mr. Wesley’s experience as Chief Executive Officer of Fortune Brands gives him unique insights into the Company’s challenges, opportunities and operations.

Peter M. Wilson	Retired since March 2004; Chairman of Gallaher Group Plc, a UK based company, from May 1997 through March 2004. Currently also a director of Kesa Electricals plc. Formerly a director of Powergen plc and Somerfield plc.	69	1994

In addition to a career of 45 years in marketing consumer goods, Mr. Wilson’s experience as Chief Executive Officer of a UK-based, international consumer goods company provides the board with a global perspective.

The Board of Directors recommends that you vote FOR the election of each nominee.

Name	Present positions and offices with the Company, principal occupations during the past five years and other directorships	Age	Year first elected director

CLASS II DIRECTORS – TERM EXPIRING 2012

Bruce A. Carbonari	Chairman of the Board and Chief Executive Officer of Fortune Brands, Inc. since October 2008; President and Chief Executive Officer of Fortune Brands, Inc. from January 2008 to September 2008; President and Chief Operating Officer of Fortune Brands, Inc. from January 2007 to December 2007; Chairman and Chief Executive Officer of Fortune Brands Home & Hardware LLC from August 2005 to December 2006 and President and Chief Executive Officer of Fortune Brands Home & Hardware LLC prior thereto. Currently also a director of RPM International, Inc.	55	2007

Mr. Carbonari’s day-to-day leadership as Chief Executive Officer of Fortune Brands provides him with intimate knowledge of our operations.

Ann F. Hackett	Founder and President of Horizon Consulting Group, LLC since 1996. Currently also a director of Capital One Financial Corporation. Formerly a director of Woodhead Industries, Inc.	57	2007

Mrs. Hackett founded a company that provides strategic, organizational and human resource consulting services to boards of directors and senior management teams. She brings to the Board entrepreneurial experience and expertise in strategy and human resources.

David M. Thomas	Retired since March 2006; Executive Chairman of the Board of IMS Health Incorporated from January 2005 through March 2006; Chairman of the Board and Chief Executive Officer of IMS Health Incorporated. Currently also a director of The Interpublic Group of Companies, Inc. and a member of the Fidelity Funds Board of Trustees. Formerly a director of IMS Health Incorporated and The Trizetto Group, Inc.	61	2000

Mr. Thomas’s experience as a Chief Executive Officer and management experience at premier global technology companies helps the Board address the challenges the Company faces due to rapid changes in IT capabilities and communications and global distribution strategies.

Name	Present positions and offices with the Company, principal occupations during the past five years and other directorships	Age	Year first elected director

Ronald V. Waters, III	Retired since May 2010; President and Chief Executive Officer of LoJack Corporation from January 2009 through May 2010; President and Chief Operating Officer from February 2007 until December 2008; Chief Operating Officer of Wm. Wrigley Jr. Company from December 2003 through May 2006. Currently also a director of HNI Corporation. Formerly a director of Sabre Holdings Corporation and LoJack Corporation.	59	2008

Mr. Waters combines experience in two key areas of interest to Fortune Brands, consumer products and security, and as a former Chief Executive Officer at a premier technology company.

CORPORATE GOVERNANCE

Corporate Governance Principles

The Board has adopted Corporate Governance Principles, which are available at www.fortunebrands.com/about/policies.cfm. The Principles describe our corporate governance practices and address corporate governance issues such as Board composition and responsibilities, compensation of directors and executive succession planning.

Director Independence

The Company’s Corporate Governance Principles provide that a majority of the members of the Board, and each member of the Audit, Compensation and Stock Option and Nominating and Corporate Governance Committees, must meet certain criteria for independence. Based on the New York Stock Exchange independence requirements, the Corporate Governance Principles set forth certain guidelines to assist the Board in its determination of director independence.

Based on the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Principles, Messrs. Goldstein, Leroy, Mackay, Thomas, Waters and Wilson, Mrs. Hackett and Mrs. Tatlock were affirmatively determined by the Board to be independent. Due to Mr. Wesley’s prior employment with the Company, he is not considered independent. When determining each director’s independence, the Board considered charitable contributions made by the Company to organizations with which each director is affiliated. All such charitable relationships were deemed immaterial.

Also, none of the non-employee directors has any relationship with the Company other than being a director and stockholder, or any transaction or arrangement that interferes with such director’s independence, except for Mr. Wesley by virtue of his prior employment with the Company.

Policies with Respect to Transactions with Related Persons

The Nominating Committee and the Board have adopted a Code of Business Conduct and Ethics which sets forth various policies and procedures intended to promote the ethical behavior of all of the Company’s employees, officers and directors. The Code of Business Conduct and Ethics describes the Company’s policy on conflicts of interest. The Board has also established a Compliance Committee which is responsible for monitoring compliance with the Code of Conduct. The Compliance Committee periodically reports on the Company’s compliance efforts to the Audit Committee and to the Board.

The Board has also established a Conflicts of Interest Committee which distributes a Conflicts of Interest Policy to all of the Company’s employees, officers and directors. The Conflicts of Interest Policy describes the types of relationships that may constitute a conflict of interest with the Company. All employees, officers and directors are required to periodically complete a questionnaire about potential conflicts of interest and certify compliance with the Company’s policy. The Conflicts of Interest Committee reviews potential conflicts of interest and reports its findings to the Audit Committee.

The executive officers and the Board are also required to complete a questionnaire on an annual basis which requires them to disclose any related person transactions and potential conflicts of interest. The General Counsel reviews the responses to the questionnaires and, if a transaction is reported by a director or executive officer, the questionnaire is submitted to the Chairperson of the Audit Committee for review. If necessary, the Audit Committee will determine whether the relationship is material and will have any effect on the director’s independence. After making such determination, the Audit Committee will report its recommendation on whether the transaction should be approved or ratified by the entire Board.

Certain Relationships and Related Transactions

During 2010, the Company did not participate in any transactions in which any of its directors, executive officers, any immediate family member of a director or executive officer or any beneficial owner of more than 5% of the Company’s common stock had a direct or indirect material interest.

Director Nomination Process

The Nominating Committee is responsible for, among other things, screening potential director candidates and recommending qualified candidates to the Board for nomination.

When identifying and evaluating candidates, the Nominating Committee first determines whether there are any evolving needs of the Board that require an expert in a particular field. The Nominating Committee may retain a third-party search firm to assist the Committee in locating qualified candidates that meet the needs of the Board at that time. A search firm provides information on a number of candidates, which the Nominating Committee will discuss. The Nominating Committee chair and some or all of the members of the Nominating Committee, as well as the Lead Director (see page 13 of this Proxy Statement for description of the Lead Director’s duties) and the Chief Executive Officer, will interview potential candidates that the Nominating Committee deems appropriate. If the Nominating Committee determines that a potential candidate meets the needs of the Board and has the appropriate qualifications, it will recommend the nomination of the candidate to the Board.

It is the Nominating Committee’s policy to consider director candidates recommended by stockholders, if such recommendations are properly submitted to the Company. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Board can do so by writing to the Secretary of Fortune Brands, Inc. at 520 Lake Cook Road, Deerfield, Illinois 60015. Recommendations must include the proposed nominee’s name, biographical data and qualifications, as well as a written statement from the proposed nominee consenting to be named and, if nominated and elected, to serve as a director. Recommendations must also follow the Company’s procedures for nomination of directors by stockholders (see page 70 of this Proxy Statement) as provided in our Restated Certificate of Incorporation and By-laws. The Nominating Committee will consider the candidate and the candidate’s qualifications in the same manner in which it evaluates nominees identified by the Nominating Committee. The Nominating Committee may contact the stockholder making the nomination to discuss the qualifications of the candidate and the stockholder’s reasons for making the nomination. The Nominating Committee may then interview the candidate if it deems the candidate to be appropriate. The Nominating Committee may use the services of a third-party search firm to provide additional information about the candidate prior to making a recommendation to the Board.

The Nominating Committee’s nomination process is designed to ensure that the Nominating Committee fulfills its responsibility to recommend candidates that are properly qualified to serve the Company for the benefit of all of its stockholders, consistent with the standards established by the Nominating Committee under the Company’s Corporate Governance Principles.

Communication with the Board

The Board and management encourage communication from the Company’s stockholders. Stockholders who wish to communicate with the Company’s management should direct their communication to the Chairman of the Board and Chief Executive Officer or the Secretary, 520 Lake Cook Road, Deerfield, Illinois 60015. Stockholders, or other interested parties, who wish to communicate with the non-management directors or any individual director should direct their communication c/o the Secretary at the address above. The Secretary will forward communications intended for the Board to the Lead Director, or, if intended for an individual director, to that director. If multiple communications are received on a similar topic, the Secretary may, in his discretion, forward only representative correspondence. Any communications that are abusive, in bad taste or present safety or security concerns may be handled differently.

Board Leadership Structure

The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman of the Company because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Lead Director

Mr. Thomas, an independent director who serves as Chairman of the Audit Committee, was selected by the Board to serve as the Lead Director for all meetings of the non-management directors held in executive session. The Lead Director has the responsibility of presiding at all executive sessions of the Board, consulting with the Chairman and Chief Executive Officer on Board and committee meeting agendas, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chairman and Chief Executive and advising him or her on the efficiency of the board meetings, facilitating teamwork and communication between the non-management directors and management, as well as additional responsibilities that are more fully described in the Company’s Corporate Governance Principles. In addition, the Company’s Lead Director facilitates the Board’s annual performance assessment of the Chief Executive Officer.

Executive Sessions

Pursuant to the Company’s Corporate Governance Principles, non-management directors of the Board are required to meet on a regularly scheduled basis without the presence of management. The Lead Director chairs these sessions.

Meeting Attendance

Last year there were seven meetings of the Board. Each director attended at least 75% of the total meetings of the Board and committees of the Board of which the director was a member. In addition to participation at Board and committee meetings, our directors regularly engage throughout the year in personal meetings and other communications, including considerable telephone contact with the Chairman and Chief Executive Officer, the Lead Director and others regarding matters of interest and concern to the Company.

The Company does not have a formal policy requiring members of the Board to attend the Annual Meeting, although all directors are strongly encouraged to attend. Nine of the ten directors were present at the 2010 Annual Meeting of Stockholders.

Risk Management

The responsibility for the day-to-day management of risks lies with the Company’s management team; however, the Board of Directors has an active role, as a whole and also at the committee level, in overseeing the strategy and process for managing of the Company’s risks. The Board regularly reviews information regarding the Company’s business strategy, leadership development, resource allocation, succession planning, credit, liquidity and operations, as well as the risks associated with each. The Company’s overall risk management program consists of periodic management discussions analyzing and mitigating risks, as well as an annual review of risks associated with each of the Company’s three operating businesses and quarterly updates to the Audit Committee.

Annually, management identifies external, strategic, operational, financial and compliance risks, assesses the impact of these risks and determines how to mitigate such risks. The Audit Committee manages the Company’s risk management program and reviews the results of the annual assessment. Management also provides the Audit Committee with quarterly updates on the Company’s risks, changes and/or emerging risks. In addition, the Audit Committee oversees management of the Company’s financial risks. The Company’s Compensation and Stock Option Committee is responsible for overseeing the management of risks relating to the compensation paid to the Company’s executives and the Company’s executive compensation plans and programs. During 2010, the Compensation Committee’s newly engaged consultant, Meridian Compensation Partners, LLP conducted an assessment of the risks associated with the Company’s compensation practices and programs. For more information about that assessment see “Compensation Risks” below. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors, potential conflicts of interest and the Company’s corporate governance structure. The Corporate Responsibility Committee oversees management of risks associated with environmental, health and safety, diversity, philanthropy, global citizenship and sustainability. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. The Board’s assignment of responsibility for the oversight of specific risks to its committees enables the entire Board, under the leadership of the combined Chairman and Chief Executive Officer and the Lead Director, to better monitor the risks of the Company and more effectively develop strategic direction, taking into account the various risks facing the Company, including the magnitude of management of such risks.

Compensation Risks

We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. The Compensation Committee, with assistance of its independent compensation consultant, extensively reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	significant weighting towards long-term incentive compensation discourages short-term risk taking;

•	rolling three-year performance targets discourage short-term risk taking;

•	incentive awards are capped by the Compensation Committee to discourage excessive risk taking;

•	equity ownership guidelines discourage excessive risk taking; and

•

as a consumer products business, the Company does not face the same level of risks associated with compensation for employees at financial services firms (traders and transactions involving instruments with a high degree of risk) or technology companies (rapidly changing markets).

Furthermore, as described in our Compensation Discussion and Analysis, compensation decisions include subjective considerations, which restrain the influence of formulae or objective factors on excessive risk taking.

Board Committees

The Board has established an Executive Committee, an Audit Committee, a Compensation and Stock Option Committee, a Nominating and Corporate Governance Committee and a Corporate Responsibility Committee. The Audit, Compensation and Stock Option, and Nominating and Corporate Governance Committees are composed entirely of independent directors, as defined under the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Principles. The charters of each committee are available on the Company’s website at www.fortunebrands.com/about/board.cfm.

A list of current Committee memberships may be found on the Company’s website at www.fortunebrands.com/about/board.cfm. The Committee memberships as of the date of this Proxy Statement are set forth below:

Name	Audit	Compensation and Stock Option	Corporate Responsibility	Executive	Nominating and Corporate Governance
Bruce A. Carbonari				C
Richard A. Goldstein		X			C
Ann F. Hackett		X			X
C. Clarkson Hine*			X
Pierre E. Leroy	X	X
A. D. David Mackay	X				X
Anne M. Tatlock		C	X	X
David M. Thomas	C			X	X
Ronald V. Waters, III	X		X
Norman H. Wesley			X	X
Peter M. Wilson		X	C	X

*	Mr. Hine serves as Vice President – Corporate Communications and Public Affairs of the Company. He is not a director of the Company.
An “X” indicates membership on the committee.
A “C” indicates that the director serves as the chair of the committee.

Audit Committee

The Audit Committee held six meetings in 2010. The Audit Committee also held three teleconferences to review and discuss earnings announcements. The Audit Committee’s primary functions are to:

•	Select, retain, evaluate and terminate when appropriate, a firm of independent auditors to audit our financial statements and approve the scope of the firm’s audit;

•	Review reports and recommendations of our independent auditors;

•	Review the scope of all internal audits and related reports and recommendations;

•	Pre-approve all audit and non-audit services provided by our independent registered public accountants;

•	Monitor the integrity of the Company’s financial statements;

•	Monitor compliance with financial reporting requirements;

•	Monitor the independence and performance of our independent auditors, including the lead partner, and the performance of our internal auditors;

•

Discuss the Company’s financial statements and its quarterly and annual reports to be filed with the SEC and the adequacy of the Company’s internal controls and procedures with management and the independent auditors;

•	Discuss the Company’s press releases relating to earnings with management;

•	Review the Company’s policies regarding risk assessment and risk management;

•	Review the Company’s compliance programs;

•	Review and approve related person transactions and conflicts of interest involving directors, executive officers and first-tier (segment level) operating company chief executive officers;

•	Establish procedures for receiving and responding to concerns regarding accounting and auditing matters; and

•

Review and approve a report (to be included in the Proxy Statement) disclosing whether the Committee has recommended to the Board that the audited financial statements be included in the Company’s Form 10-K.

Each member of the Audit Committee, as of the date of this Proxy Statement (Messrs. Leroy, Mackay, Thomas and Waters), is financially literate, has accounting or financial management expertise and is an audit committee financial expert as defined in Item 407(d)(5)(ii) and (iii) of Regulation S-K under the Securities Exchange Act of 1934 (the “Exchange Act”). Each Audit Committee member has also been determined by our Board to be independent as such term is defined in Rule 10A-3 under the Exchange Act, the New York Stock Exchange Listed Company Manual and the Company’s Corporate Governance Principles.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee (the “Compensation Committee”) held six meetings in 2010. The Compensation Committee’s primary functions are to:

•	Approve the Company’s executive pay philosophy;

•	Administer our Long-Term Incentive Plans and grant stock options, performance awards, restricted stock units and other stock-based awards under the Long-Term Incentive Plans;

•	Review and approve compensation and goals for the Chief Executive Officer and evaluate his or her performance, in consultation with the Company’s non-employee directors;

•	Set compensation (including incentive compensation) for our officers who hold the office of Vice President or a more senior office and for the chief executive officers of our operating subsidiaries;

•	Retain any compensation consultants to assist in the evaluation of executive compensation and benefits;

•	Assess and, if necessary, attempt to mitigate risks associated with the Company’s compensation plans;

•	Oversee management’s administration of supplemental retirement and other benefit arrangements,

•	Approve compensation agreements and severance agreements for executive officers;

•	Approve any compensation clawback provisions;

•	Oversee and monitor management’s administration of perquisites provided to executives;

•	Review and approve the Compensation Discussion & Analysis and Compensation Committee Report to be included in the Proxy Statement; and

•	Review and evaluate any shareholder votes relating to a proposal that seeks approval of the Company’s executive compensation.

Compensation Committee Procedures

The Compensation Committee directs management to prepare financial data used by the Compensation Committee in determining executive compensation. In addition, members of the Company’s human resources department assist in the preparation of executive compensation tally sheets and historical information on compensation paid to executives. The Compensation Committee is presented with recommendations from management and from the Committee’s independent compensation consultant as to the level and type of compensation to provide to officers who hold the office of Vice President or a more senior office and for the chief executives of our operating companies. Members of the Company’s legal department provide the Compensation Committee with general advice on laws applicable to executive compensation and the directors’ fiduciary duties in setting compensation.

The Chief Executive Officer attends meetings of the Compensation Committee. The Chief Executive Officer’s feedback about each officer’s performance is essential in the Compensation Committee’s determination of the officer’s salary and target incentive compensation determinations. See pages 23 through 36 of this Proxy Statement for more information about how the Compensation Committee determines the executive officers’ compensation.

Compensation Committee Consultant

The Compensation Committee is empowered to engage the services of an outside compensation consultant without the involvement of Company management. At the start of 2010, Hewitt served as the Compensation Committee’s outside compensation consultant, a role Hewitt had filled since January 2000. Hewitt was retained by, and reported directly to, the Compensation Committee during its engagement as compensation consultant. As outside compensation consultant, Hewitt provided the following services and information to the Compensation Committee:

•

Made recommendations regarding executive compensation (including the amount and form of compensation) consistent with the Company’s business needs, pay philosophy, market trends and latest legal and regulatory considerations;

•	Provided market data (including compiling the Survey Group and related performance data) as background for decisions regarding Chief Executive Officer and senior management compensation;

•	Advised the Compensation Committee as to best practices for structuring executive pay arrangements; and

•

Attended meetings as requested and summarized alternatives for compensation arrangements that may have been considered in formulating final recommendations, as well as the consultant’s rationale for supporting or opposing management’s proposals.

For its services to the Compensation Committee, Hewitt was paid approximately $45,000 in 2010.

In addition to its services for the Compensation Committee, Hewitt was retained directly by management to provide various human resources-related services for the Company. These services included: pension administration, actuarial and record keeping services; and health and welfare plan consulting and administration services. Hewitt has provided these services directly to the Company for many years. The Compensation Committee did not separately review management’s decision to engage Hewitt to provide these services. For services provided directly to the Company, Hewitt was paid approximately $2.75 million in 2010. The Compensation Committee considered the services provided to the Company by Hewitt and concluded that there was not a conflict that would impact the independence of Hewitt’s advice to the Compensation Committee.

However, in 2010, the Compensation Committee decided to engage a new outside compensation consultant with no business ties to the Company. The Compensation Committee interviewed compensation consultants and ultimately engaged Meridian Compensation Partners, LLC (“Meridian”) as its new outside compensation consultant. Since its engagement, Meridian has provided similar services to the Compensation Committee as were previously provided by Hewitt. Meridian does not provide any other services to the Company or to management directly. Meridian is prohibited from providing any services to the Company, although it may accept other engagements from the Board or any Board committees.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of our Board’s Compensation Committee during the last fiscal year (that is, Messrs. Goldstein, Leroy and Wilson, Mrs. Hackett and Mrs. Tatlock) has (i) served as one of our officers or employees; or (ii) any relationship requiring disclosure under Item 404 of the SEC’s Regulation S-K. None of our executive officers serve as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Company’s Board or our Company’s Compensation Committee.

Corporate Responsibility Committee

The Corporate Responsibility Committee held four meetings in 2010. The Corporate Responsibility Committee’s primary functions are to review and recommend to the Board policies on the Company’s responsibilities to its employees and the community. The Committee meets periodically with the Company’s and its operating companies’ personnel to review and discuss each business’ programs and policies and performance in the areas of:

•	Employee health and safety;

•	Diversity and equal employment opportunity;

•	Philanthropic activities; and

•	Sustainability and the effect of Company operations on the environment; and

•	Global citizenship.

Executive Committee

The Executive Committee did not meet in 2010. The Executive Committee has all the authority of the full Board, except for specific powers that are required by law to be exercised by the full Board. The Executive Committee may not amend the Certificate of Incorporation, adopt an agreement of merger, recommend actions for stockholder approval, amend the by-laws, elect, appoint or remove an officer or director, amend or repeal any resolutions of the Board, fix the Board’s compensation, and unless expressly authorized by the Board, declare a dividend, authorize the issuance of stock or adopt a certificate of ownership and merger.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “Nominating Committee”) met five times in 2010. The Nominating Committee’s primary functions are to:

•	Identify, recruit and screen potential director nominees and recommend such nominees for election as members of the Board;

•	Review criteria and policies relating to director independence, service and tenure;

•	Recommend directors for membership on the Audit, Compensation and Stock Option, Corporate Responsibility and Nominating and Corporate Governance Committees, including their Chairpersons;

•	Recommend directors, secretaries and employees for membership on other committees established by the Board;

•	Recommend compensation arrangements (including the level and composition of such compensation) for non-employee directors;

•	Develop and recommend a set of corporate governance principles designed to foster an effective corporate governance environment;

•	Administer non-employee director equity compensation plans;

•	Review the charters of Board committees; and

•	Manage the performance review process of the Board, its committees and the Chief Executive Officer.

Other Corporate Governance Resources

The charters of each committee, the Company’s Corporate Governance Principles, the Company’s Code of Business Conduct and Ethics and the Company’s Code of Ethics for the CEO and Senior Financial Officers are available on the Company’s website (www.fortunebrands.com/about/policies.cfm).

2010 Director Compensation

Name*(a)	Fees Earned or Paid in Cash ($)(c)	Stock Awards ($)(1)(d)	Option Awards ($)(2)(e)	Non-Equity Incentive Plan Compensation ($)(f)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)(5)(g)	Total ($)
Richard A. Goldstein	100,000	113,043	n/a	n/a	n/a	6,872	219,915
Ann F. Hackett	85,000	113,043	n/a	n/a	n/a	621	198,664
Pierre E. Leroy	92,500	113,043	n/a	n/a	n/a	6,033	211,576
A.D. David Mackay	87,500	113,043	n/a	n/a	n/a	370	200,913
Anne M. Tatlock	100,000	113,043	n/a	n/a	0	2,660	215,703
David M. Thomas	122,500	113,043	n/a	n/a	n/a	6,033	241,576
Ronald V. Waters, III	87,500	113,043	n/a	n/a	n/a	5,621	206,164
Norman H. Wesley	80,000	113,043	n/a	n/a	n/a	5,057	198,100
Peter M. Wilson	100,000	113,043	n/a	n/a	n/a	1,872	214,915

*	Although Mr. Carbonari serves as a member of the Board, he does not receive any additional compensation for such service.

(1)	The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value was $53.83 per share. See “Certain Information Regarding Security Holdings” on pages 67 and 68 of this Proxy Statement for the number of shares of stock held by each current director as of February 1, 2011.

Mrs. Hackett elected to defer receipt of these shares until the January following the calendar year in which she no longer serves as a director of the Company.

(2)	6,778 stock options for Mr. Leroy; 10,496 stock options for Mrs. Tatlock; 10,496 stock options for Mr. Thomas; and 10,496 for Mr.Wilson. Also, Mr. Wesley had 938,237 stock options outstanding under the Company’s Long-Term Incentive Plans as of December 31, 2011. The aggregate number of outstanding stock options held by the non-employee directors was 85,498 as of December 31, 2010. See “Certain Information Regarding Security Holdings” on pages 67 and 68 of this Proxy Statement for the number of stock options held by each current director as of February 1, 2011.

(3)	Under the retirement program for non-employee directors, directors elected prior to 1997 will receive an annual retirement benefit equal to the director’s fee at the time of retirement multiplied by the director’s years of service up to 1997, the year in which the accrual of years of service under the Plan was frozen. The retirement benefit is payable beginning in the year in which the director retires or attains age 65, whichever occurs later. Only Mrs. Tatlock is eligible to receive this benefit.

(4)	Directors traveling on Company business are covered by our business travel accident insurance policy which generally covers all Company employees and directors. We also pay the cost of group life insurance coverage for non-employee directors.

(5)	All directors are covered under our matching gift program. Under this program, the Company makes a 100% match of gifts totaling up to $5,000 annually by the director to an eligible charitable institution.

Under our charitable award program, the Company will make contributions of up to $500,000 to a charitable, educational or other qualified organization designated by each eligible non-employee director elected prior to December 9, 2003, the date on which the program was frozen. The contributions are made to the designated organization(s) on behalf of the director after the death of the director. Only Messrs. Leroy and Thomas and Mrs. Tatlock are eligible to participate in this program.

Summary of Director Compensation

The annual fee for services as a non-employee director of the Company was $80,000 during 2010. In addition, members of the Audit Committee (Messrs. Leroy, Mackay, Thomas and Waters) and the Compensation and Stock Option Committee (Messrs. Goldstein, Leroy, Wilson and Mrs. Hackett and Tatlock) received an additional $7,500 for their service on these Committees. In 2010, this fee was pro-rated for the Compensation and Stock Option Committee members as the fee was initiated on May 1, 2010. Also during 2010, the chairperson of each of the Audit, Compensation and Stock Option, Corporate Responsibility and Nominating and Corporate Governance Committees received an additional fee of $15,000 for such service (Messrs. Goldstein, Thomas and Wilson and Mrs. Tatlock). Mr. Thomas received an additional $20,000 for his service as Lead Director.

Each non-employee director receives an annual stock grant that is based on a set dollar value. The number of shares granted is determined by dividing the closing price of the Company’s common stock on the grant date into the annual dollar value, rounded to the nearest 100 shares. In April 2010, the Nominating Committee set the dollar value at $115,000 and each non-employee director received 2,100 shares of our common stock under the 2010 Non-Employee Director Stock Plan (Mrs. Hackett deferred receipt of these shares until the January following the calendar year in which she no longer serves as a director of the Company).

2002 Non-Employee Director Stock Option Plan. The 2002 Non-Employee Director Stock Option Plan expired on December 31, 2006. Stock options have not been granted to non-employee directors since 2005; however, some of the non-employee directors continue to hold outstanding stock options granted under this Plan (see “Certain Information Regarding Security Holdings” on pages 67 and 68 of this Proxy Statement ). Under the terms of the Plan and prior to its expiration, each non-employee director who was first elected to the Board after April 30, 1997 was eligible to receive an annual grant of nonqualified stock options to purchase shares of our common stock under our stockholder-approved 2002 Non-Employee Director Stock Option Plan. The terms of the options granted under this plan are:

(i)	the option price per share is not less than fair market value at the time the option was granted;

(ii)	the option does not become exercisable until the holder has been a director for at least one year after the date of grant (except in the case of death or a change in control of the Company) and may generally be exercised for ten years from the date of grant;

(iii)	if the holder ceases to be a director by reason of death, disability or retirement after five or more years of service, the option will continue to be exercisable until the expiration date set forth in the option agreement, provided that an option may be exercised within one year from the date of death even though beyond the expiration date;

(iv)	if the holder ceases to be a director for any other reason, the option shall terminate and cease to be exercisable 30 days after cessation of service, except in the event of a change in control of the Company; and

(v)	each option has a limited right that, in the event of a change in control of the Company, is exercised automatically unless the Nominating Committee determines that the limited right is exercisable at some other time. This limited right entitles the holder of the option to receive cash equal to the number of shares subject to the option multiplied by the difference between the exercise price per share and the greater of:

(a)	the highest price per share paid for shares of our common stock acquired in the change in control; and

(b)	the highest market value of shares of our common stock during the 60-day period beginning on the date of the change in control.

The option will be canceled to the extent of the exercise of the limited right.

Stock Ownership of Board Members

In order to more directly align the Board’s interests with those of stockholders, the Company expects directors to establish and maintain a significant level of stock ownership. Stock ownership guidelines have been established for directors. The guideline for directors is three times their annual fee. The guidelines allow directors five years from the date of the director’s election to the Board to meet the guidelines. All of the directors satisfy the guidelines. For information on the beneficial ownership of securities of the Company by directors and executive officers see “Certain Information Regarding Security Holdings” on pages 67 and 68.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Discussion and Analysis (CD&A) section of this Proxy Statement explains the type and amount of compensation provided to the Company’s “named executive officers” (“NEOs”) in 2010, as well as the principles and processes that the Board’s Compensation and Stock Option Committee (“Compensation Committee”) follows in determining such compensation. The NEOs consist of the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly paid executive officers as of December 31, 2010.

The CD&A is divided into four sections.

•	The first section of the CD&A provides an Executive Summary.

•	The second section presents an overview of the Company’s compensation philosophy and policies that influence the type and amount of compensation used to compensate NEOs.

•	The third section explains the role of the Compensation Committee and the procedures employed by the Compensation Committee in determining compensation.

•	The final section of the CD&A explains each type of compensation element provided to the NEOs.

Executive Summary

In 2010, Fortune Brands achieved its operational, financial and strategic objectives. The Company’s three businesses emerged from the severe economic downturn in very strong competitive positions and outperformed their respective industries. Fortune Brands returned to strong growth in sales and even stronger growth in earnings. In addition, management and the Board established, in principle, a plan designed to maximize long-term value for shareholders with the contemplated separation of the three business units in 2011.

Fortune Brands has long believed in a pay-for-performance approach to compensation. The Company’s financial results are a starting point for how the Compensation Committee decides to compensate the Chief Executive Officer and other NEOs.

•	Net sales increased 7% reflecting broad-based growth across all three businesses.

•	Diluted earnings per share increased 98% to $3.16, reflecting strong operating performance, favorable foreign exchange and a net gain due to a tax-related item.

•

Excluding charges and gains, diluted earnings per share were $2.81, up 16%, reflecting the success of our strategic initiatives across all three businesses. Diluted earnings per share excluding charges and gains represents net income on a per share basis excluding restructuring and other charges, gains and/or losses on the sale of brands and related assets, income tax-related credits and business separation costs.

•	Total shareholder return, including dividends, was 41%.

The Committee recognized that the Company’s 2010 results were a reflection of management’s aggressive actions during the downturn and at the front end of the economic recovery to position the company to best compete now and in the future. Over the course of the downturn, management prepared for recovery by focusing on consumers, cost, and cash. Accordingly, we strengthened the position of our brands in the marketplace, improved our cost structures and the productivity of our supply chains, and enhanced our financial strength and flexibility. We went on offense at the front end of the recovery, making targeted investments in 2010 that helped us build profitable market share with successful new product innovations, brand-building programs, new business wins and strong growth in key international markets. The spirits business increased its strategic investment and gained momentum in key markets, delivered a record year of innovation and enhanced its organizational structure to help drive sustainable long-term growth. The home and security business significantly outperformed the home products market, won substantial new business, launched successful new products and leveraged its lean and flexible supply chains to drive very strong profit growth. The golf business strengthened its global leadership position with sustained new product innovations and successful international growth initiatives.

The Company’s results and operating strength contributed to the 2010 decision to proceed with a separation of the three business units in 2011 to maximize long-term value for shareholders. This decision was the result of a lengthy, rigorous and thorough review of various options to best serve the interests of shareholders and was accelerated by the fact that the businesses emerged from the downturn in stronger positions than even we had anticipated. The reaction of shareholders and the financial markets was very favorable and contributed to the total shareholder return achieved in 2010.

Pay for Performance in 2010

The Compensation Committee and the Company strive to create a pay for performance culture. The Compensation Committee’s and the Company’s compensation actions for 2010 reflected the Company’s strong financial results, as detailed below.

•	On average, over three-fourths of each NEO’s 2010 compensation depended on business results and individual performance.

•

All NEOs participate in the Company’s Annual Executive Incentive Compensation Plan (“Annual Plan”) which rewards performance that meets or exceeds earnings per share (“EPS”) targets. NEOs were paid at 162.1% of target for 2010.

•

In 2010, the Compensation Committee awarded the NEOs an equal mix of stock options, performance share awards and restricted stock units, which more directly aligns management’s interests with those of the Company’s stockholders.

Key Compensation Initiatives for 2010

During 2010, the Company made certain changes to elements of the compensation program so as to better align our executive compensation structure with current market practices. The Compensation Committee:

•	Codified a set of guiding principles designed to enhance an already strong pay for performance culture;

•	Undertook a comprehensive review of its practices, policies and effectiveness of the Company’s executive compensation program including an assessment of risk in the program;

•	Hired a new independent compensation consultant;

•

Revised its benchmarking guidelines to focus on the 50th percentile of compensation within the Company’s peer group, instead of targeting NEO compensation to fall between the 50th and 75th percentiles.

•	Reverted to its normal practice of setting one annual goal for the Company’s Annual Plan at the beginning of the year;

•	Instituted a new “clawback” policy;

•	Raised the stock ownership guidelines for the Chief Executive Officer and Senior Vice Presidents and first-tier Subsidiary Chief Executive Officers; and

•	Removed five of the largest companies used for benchmarking compensation.

Summary of Long Standing Compensation Practices

The Compensation Committee is committed to maintaining the Company’s excellent compensation practices. The following long standing practices remained in effect in 2010:

•	Strong pay for performance culture;
•	Extremely limited executive perquisites offered;
•	Change in control agreements governed by double trigger arrangements; and
•	Use of an independent executive compensation consultant.

Compensation Philosophy and Policies

Objectives and Principles

The Compensation Committee has the following objectives for its executive compensation program:

•	Create and reinforce a pay for performance culture at the Company;

•	Attract, retain and motivate superior executive talent by providing competitive levels of salary and total compensation;

•	Provide incentive compensation that promotes desired behavior without encouraging excessive risk; and

•	Align the interest of management with those of the Company’s stockholders.

In support of these objectives, the Compensation Committee formalized the following guiding principles for setting and awarding executive compensation:

•

The compensation program should pay for performance. Exceptional performance should result in increased compensation; missing performance goals should result in reduced incentive pay. Pages 31-34 of this Proxy Statement illustrate the connection between Company performance and compensation levels in the discussion of each incentive compensation component.

•

Compensation should be competitive with those organizations for which we compete for top talent. However, compensation standards should not rigidly follow any formula or target; rather, discretion should be employed to ensure that the Company maintains a highly qualified and strong leadership team. The process used for comparing the Company’s compensation program with those of our peers is described on pages 27 and 28 of this Proxy Statement.

•

Incentive compensation should help drive business strategy. The compensation program should encourage both the desired results and the right behaviors. It should help drive business strategy and strike a balance between short-term and long-term performance. See pages 31 through 35 of this Proxy Statement for a discussion of the goals associated with the Company’s various performance-based awards.

•

To better align the interests of management with the interests of stockholders, a significant portion of executive compensation should be equity based, and stock ownership guidelines should be followed to better ensure a focus on long-term, sustainable growth. See page 30 of this Proxy Statement for a discussion of the percentage of NEO compensation that is paid in some form of equity or performance awards. In addition, stock ownership guidelines are discussed on page 27.

•	Perquisites and other benefits for executives should be limited in nature and scope.

•

A compensation committee consisting entirely of independent Board members will thoroughly and comprehensively review total compensation and each element of compensation for executives at least annually. See pages 16-18 of this Proxy Statement for a discussion of the Compensation Committee structure and processes.

Pay for Performance

The Compensation Committee believes that the majority of an NEO’s compensation should be dependent upon Company performance. Exceptional performance should result in increased compensation; missing performance goals should reduce the amount of incentive compensation that is paid. The Compensation Committee has consistently adhered to the Company’s pay for performance philosophy. For example, as the recent economic downturn negatively affected Company performance, so has it negatively impacted incentive compensation levels within the Company. No bonuses were paid to NEOs for the 2008 year based upon Company performance. Furthermore, as a result of Company performance, performance shares for the 2006-2008, 2007-2009 and 2008-2010 performance periods did not pay out. These results have caused compensation realized by NEOs to go down significantly over the last three years, further illustrating the Company’s commitment to the pay for performance philosophy. See the “W-2 Compensation” Table on page 39 of this Proxy Statement for more information about the NEO compensation paid in 2010.

Clawback Policy

In 2010, the Compensation Committee instituted a new “clawback” policy with respect to incentive compensation. The clawback policy mitigates the risks associated with the Company’s compensation policies, because certain executive employees will be required to repay compensation in the circumstances identified in the policy. The clawback policy gives the Board the discretion to seek recoupment of the incentive based compensation paid or granted to certain executive officers in the event of a material restatement of the Company’s financial statements (other than to comply with changes in applicable accounting principles). The Compensation Committee will reevaluate and, if necessary, revise the Company’s clawback policy to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act once the rules implementing the clawback requirements have been finalized by the SEC.

Prohibition on Hedging Risk of Owning Company Stock

To more directly align management’s interests with stockholders’ interests and concurrently limit excessive risk-taking by management, the Company has a formal policy prohibiting any director, officer (Vice President and above) or chief executive officer of a first-tier subsidiary from hedging the risk of owning Fortune Brands’ stock or from trading in derivatives of the Company’s stock.

Stock Ownership Guidelines

To further align management’s interests with those of stockholders, the Company expects executives and directors to establish and maintain a significant level of stock ownership. In 2010, the Compensation Committee raised the stock ownership guidelines for the Chief Executive Officer, Senior Vice Presidents and Chief Executive Officers of each of the Company’s operating subsidiaries. The new guidelines are:

Officer Level	2010 Requirement	2009 Requirement

Chairman and Chief Executive Officer	5 times salary	4 times salary

Senior Vice Presidents and First-Tier Subsidiary Chief Executive Officers	3 times salary	2 times salary

Vice Presidents	1 times salary	1 times salary

The guidelines allow executives five years from the date of hire or promotion, as applicable, to satisfy the guidelines. In 2010, the Compensation Committee determined that all five NEOs satisfied the guidelines, four of whom met the applicable multiple of salary and one who had not held his current position for five years.

Benchmarking

The Compensation Committee reviews the competitiveness of the Company’s executive compensation program by comparison to market practices. For this purpose, the Compensation Committee uses a comparison group of consumer products companies

(the “Survey Group”). Hewitt Associates, Inc. (“Hewitt”), the Compensation Committee’s outside compensation consultant at the time, recommended the companies to be included in the Survey Group. After careful consideration, the Compensation Committee approved the composition of the Survey Group.

In 2010, the Survey Group consisted of 19 consumer products companies with median 2009 revenue of $7.7 billion compared to the Company’s 2009 total revenue of $6.7 billion. For 2010, the Company eliminated five companies (3M, Anheuser-Busch, Emerson Electric, Kraft Foods and Unilever NV) that were in the 2009 Survey Group. The companies in the 2010 Survey Group are either primary competitors of the Company or are premier consumer products companies of similar size and scale, including global operations. In either case, we believe that we compete with these companies for executive talent. The 2010 Survey Group consists of:

Alberto-Culver Company	Masco Corporation.
Brunswick Corporation	Molson Coors Brewing Company
Campbell Soup Company	Newell Rubbermaid Inc.
Colgate-Palmolive Company	Nike, Inc.
Diageo plc	S.C. Johnson & Sons, Inc.
General Mills, Inc.	Sara Lee Corporation
Hershey Foods Company	The Sherwin Williams Company
Illinois Tool Works	Stanley Black & Decker Corporation
Kellogg Company	Whirlpool Corporation
Kohler Co

Generally, the Compensation Committee benchmarks the Company’s executive compensation program against the Survey Group. At the beginning of 2010, the Compensation Committee generally targeted base salaries and total direct compensation for NEOs to fall between the 50th and 75th percentiles of the Survey Group. Later in the year, the Compensation Committee revised its target to be the 50th percentile of the Survey Group for 2011 compensation. The Compensation Committee uses this benchmark as a guideline, not a rigid requirement. The Compensation Committee may determine with respect to one or more individuals, including an NEO, that it is appropriate to deviate from a benchmark with respect to a particular compensation element or total compensation. The factors that go into a decision to deviate from a specific benchmark may include market competition for a particular position, an individual’s possession of a unique skill or knowledge set, proven leadership capabilities, or amount of experience with the Company in their current role.

For 2010, Mr. Carbonari’s target and actual total compensation were both below the 50th percentile of the Survey Group. The average target and actual total 2010 compensation for the NEOs as a group fell between the 50th and 75th percentiles.

Role of the Compensation and Stock Option Committee

Compensation Committee’s Purpose and Duties

The purpose of the Compensation Committee is to discharge the responsibilities of the Company’s Board of Directors relating to the compensation of the Company’s NEOs, officers who hold the office of Vice President or above, and the chief executive officers of each of our operating subsidiaries. The Compensation Committee ensures that the NEOs and other members of management are compensated in a manner that is consistent with competitive practices, individual and Company performance and applicable legal requirements. The Compensation Committee is also responsible for developing the compensation principles and philosophy discussed above.

Compensation Committee’s Use of an Outside Consultant

The Compensation Committee directly retains a nationally recognized firm, Meridian Compensation Partners, LLC (“Meridian”), as its outside compensation consultant, to provide advice and recommendations on the amount and form of executive compensation. During 2010, the Compensation Committee used Hewitt Associates as its compensation consultant until it engaged Meridian. The consultants regularly met with the Compensation Committee and were included during executive sessions without the presence of management. In 2010, the outside consultants attended five out of six Compensation Committee meetings. Meridian is prohibited from providing any services to the Company or management, although it may accept engagements from other committees of the Board. Please see “Corporate Governance – Board Committees – Compensation and Stock Option Committee – Compensation Committee Consultant” for further information regarding the Compensation Committee’s use of Hewitt Associates and Meridian.

Process for Determining NEO Compensation

The process for determining the Chief Executive Officer’s compensation is different than the process for the other NEOs. At the beginning of each year, the Board discusses the Chief Executive Officer’s performance goals in a variety of areas such as the Company’s financial results (including specific performance goals used in our incentive plans), performance against direct competitors in our markets, operational and portfolio strategy, balance sheet flexibility, stock performance, succession planning, diversity and corporate governance. The entire Board (absent the Chief Executive Officer) assesses the Chief Executive Officer’s performance. The Chairwoman of the Compensation Committee and the Lead Director of the Board then meet with the Chief Executive Officer to provide him with the Board’s assessment of his performance. The Compensation Committee next analyzes the competitive benchmarking data supplied by its outside compensation consultant in conjunction with the Board’s assessment of the Chief Executive Officer’s performance and then sets his total compensation. (See pages 27 and 28 of this Proxy Statement for information regarding such competitive data.) The Compensation Committee then discusses its actions with respect to setting the Chief Executive Officer’s compensation with the Board, in Executive Session.

For NEOs other than the Chief Executive Officer, the Chief Executive Officer reviews each NEO’s performance with the Compensation Committee, where he recommends compensation levels for the NEOs other than himself. The Chief Executive Officer’s recommendations take into account benchmarking data and may include subjective individual considerations based upon his day-to-day interactions with each NEO, such as individual job performance, incumbent experience, retention concerns, and an executive’s ability to impact future results for the Company. The Compensation Committee will combine this information with objective factors, such as the Company’s performance and benchmarking data, and the Compensation Committee will also use their own knowledge and experience in working with each NEO when setting compensation levels.

When setting compensation levels, the Compensation Committee utilizes tally sheets containing the information shown in the tables on pages 37, 42, 44 and 48 of this

Proxy Statement for each NEO including the Chief Executive Officer, to assist it in analyzing the NEO’s total compensation and various individual elements of their compensation, as well as potential accumulated wealth under the Company’s equity programs. This analysis also includes a review of potential compensation payable in connection with a separation of employment under various separation scenarios. The tally sheets provide context for the Compensation Committee in the determination of the elements and total compensation paid to each NEO.

Elements of the Executive Compensation Program

The Company provides a number of types of compensation to the NEOs, some of which are fixed and some of which are variable and dependent upon Company performance. The mix of elements allows the Company to achieve all of the Compensation Committee’s objectives for the executive compensation program, from retention of the management team to the alignment of management’s interest with those of the Company’s stockholders.

In 2010, 84% of compensation awarded to the Chief Executive Officer was variable and performance based, while on average, 72% of total compensation awarded to the other NEOs was performance-based. The high percentage of performance-based compensation reinforces the Company’s emphasis on paying for performance.

Base Salary

The Compensation Committee reviews base salary levels for the NEOs annually. The Compensation Committee considers competitive market data but also considers other factors, such as exceptional individual performance, retention concerns or tenure with the Company.

All of the NEOs received base salary increases in 2010. Historically, the Compensation Committee has awarded base salary increases every year. However, in response to the global economic downturn’s effect on Company performance, none of the NEOs received base salary increases in 2009. In late 2009 and early 2010, the Company’s performance began showing improvement. In light of the Company’s improving performance and in recognition that no salary increases had been made since 2008, the Compensation Committee awarded salary increases in 2010, as follows:

Named Executive Officer	2010 Base Salary	2009 Base Salary	% Increase
Bruce A. Carbonari	$1,133,000	$1,100,000	3%
Chairman of the Board and CEO

Craig P. Omtvedt	$649,000	$630,300	3%
Senior Vice President and CFO

Mark A. Roche	$538,000	$522,700	3%
Senior Vice President, General Counsel and Secretary

Patrick J. Koley	$416,000	$400,000	4%
Senior Vice President – Strategy & Corporate Development

Mark Hausberg	$376,000	$365,000	3%
Senior Vice President – Finance and Treasurer

Annual Incentive Bonuses

The Compensation Committee believes that an annual cash incentive bonus helps achieve the objectives of the Company’s executive compensation program by aligning a significant portion of NEOs’ cash compensation with performance results. Annual incentive bonuses motivate executives to achieve short-term financial and operating results. In addition, the annual bonus opportunity contributes to the competitiveness of cash compensation levels.

The Company’s Annual Plan rewards Company performance that meets or exceeds EPS targets set by the Compensation Committee at the beginning of each performance period. To determine annual bonus amounts, the Compensation Committee first sets a target level of bonus as a percentage of salary for each of the NEOs. The more responsibility and the greater the scope of an executive’s position, the higher the target bonus percentage was set. Unless the Compensation Committee exercises its discretion to adjust annual bonus amounts, bonuses are determined based solely on the Company’s achievement of the EPS target; there are no other Company goals and no individual goals under the Annual Plan.

Target levels were set in the following amounts for NEOs in 2010:

Named Executive Officer	Bonus Target as % of Base Salary
Bruce A. Carbonari	130%
Chairman of the Board and CEO

Craig P. Omtvedt	75%
Senior Vice President and CFO

Mark A. Roche	60%
Senior Vice President, General Counsel and Secretary

Patrick J. Koley	60%
Senior Vice President – Strategy & Corporate Development

Mark Hausberg	50%
Senior Vice President – Finance and Treasurer

For 2010, the Compensation Committee set an EPS target under the Annual Plan of $2.43, with a maximum payout if EPS equaled or exceeded $3.09 for the full year. Actual bonus payments can range from 0-200% of the target amount, based on the Company’s actual EPS. The Company’s actual EPS for 2010 was $2.84, resulting in a payout at 162.1% of target. The EPS result was a 21% increase over actual 2009 EPS results. The Compensation Committee believes that the EPS target for 2010 was rigorous and set sufficiently high to motivate our NEOs to perform at superior levels.

Long-Term Performance Incentives: Stock Options, Performance Share Awards and Restricted Stock Units

Overview. The Company designed its Long Term Incentive Plan (“LTIP”), which was approved by stockholders in 2007, to ensure that incentive compensation supports the long-term profitability of the Company and the performance of the Company’s common stock. (A new LTIP is being presented for a stockholder vote this year and is described in this Proxy Statement on pages 59 through 66.) The Company can use the LTIP to provide a variety of types of awards, each intended to meet a specific objective and reward specified results.

In 2010, the Company awarded an equal mix of three types of long-term incentives under the LTIP:

•	stock options;
•	performance share awards; and
•	restricted stock units (“RSUs”).

The Compensation Committee believes this mix of incentives appropriately aligns management’s interests with those of stockholders and is consistent with market comparables as represented by the Survey Group.

The Compensation Committee determines the size of long-term incentive grants primarily based on competitive long-term incentive market data for the Survey Group, although individual considerations may influence the size of the grant, as described on page 28 above.

Stock Options. The Compensation Committee granted stock options to the NEOs in February 2010. The options were granted in consideration of present and anticipated performance as well as past accomplishments of the NEOs. It was the Compensation Committee’s intent for the stock options to offer NEOs significant long-term incentives to motivate performance and to focus managerial efforts on enhancing shareholder value.

The number of stock options granted to each of the NEOs in 2010 is listed in the table on page 40 of this Proxy Statement.

Performance Share Awards. The performance shares awarded in 2010 are earned based on achievement of average return on invested capital (ROIC) and cumulative EPS targets. The Compensation Committee used these two performance measures because it believes they drive long-term stockholder value creation, one capturing growth (EPS) and the other capturing returns (ROIC). ROIC and EPS targets were derived from analyzing and setting operating goals for each of the Company’s operating segments, and then calculating overall targets for the Company.

Historically, and as was the case with the 2008-2010 performance period, performance shares had a single, three-year goal attached to them. Although the Compensation Committee believes that setting a three-year goal is important for driving long-term efforts, the recent period of economic turmoil made long-term goal setting difficult. As a result, the Compensation Committee shifted from its historical practice on a temporary basis and, in 2009 and 2010, decided to use annual goals in the award of performance shares. Awards will continue to be paid out after three years, assuming each annual goal in the thee-year performance period is met.

Accordingly, performance share awards granted for the 2009-2011 and the 2010-2012 performance periods each have three annual performance targets approved by the Compensation Committee at the beginning of each year of the three-year performance period. No performance shares will be paid unless at least the minimum established goals are achieved for each year. The number of performance shares granted to each of the NEOs for the 2010-2012 performance period is listed in the table on page 40 of this Proxy Statement.

NEOs who receive performance awards will also earn cash dividend equivalents equal to the cash dividends that would have been paid on the number of performance shares actually paid out after the end of the three-year performance period, as though the recipient owned the shares during the performance period. Dividend equivalents are not paid until the performance period has ended and only on shares actually earned.

The following matrix shows the percentage of the target number of shares that will be paid to an NEO for a given level of Company performance during the 2010-2012 performance period:

		% of Performance Shares Earned
	Maximum	75	125	150
Diluted Cumulative EPS	Target	50	100	125
	Minimum	0	50	75

		Minimum	Target	Maximum

		Average Annual ROIC

The Company’s practice of setting rigorous targets for performance share awards is evidenced in the following table, which discloses minimum, target and maximum goals for the 2008-2010 performance period, the first two years of the 2009-2011 performance period and the first year of the 2010-2012 performance period:

Performance Period	Metric	Minimum	Target	Maximum
2008-2010	Diluted Cumulative Earnings Per Share	$14.53	$15.83	$17.10
	Average Return on Invested Capital	8.9%	9.7%	10.2%

2009-2011

2009	Diluted Earnings Per Share	$0.83	$2.32	$2.61
	Average Return on Invested Capital	2.8%	5.2%	5.7%

2010	Diluted Earnings Per Share	$1.68	$2.43	$3.09
	Average Return on Invested Capital	4.4%	5.6%	6.7%

2010-2012

2010	Diluted Earnings Per Share	$1.68	$2.43	$3.09
	Average Return on Invested Capital	4.4%	5.6%	6.7%

The difference in targets between the 2008-2010 and the 2009-2011 periods reflects the drastically changed market conditions from 2007 to 2009. In the 2008-2010 period, the Company’s actual diluted cumulative EPS was $10.75 and average ROIC was 7.2%, resulting in no payout to NEOs for this period.

Under the 2009-2011 and 2010-2012 performance share awards, the 2010 target goal for EPS was $2.43, and the target goal for ROIC was 5.6%. The Company’s actual 2010 adjusted EPS was $2.85 and average ROIC was 6.5%. The 2011 EPS and ROIC goals set by the Compensation Committee for the third year of the 2009-2011 performance period and the second year of the 2010-2012 performance are rigorous and set sufficiently high to require superior performance at both the target and maximum payout levels. Payouts for the 2009-2011 and 2010-2012 performance periods will not be determined or made until early 2012 and 2013, respectively.

In July 2009, the Compensation Committee granted an 18-month performance share award to the NEOs. The target value of the 18-month performance share award is 75% of the target value for the 2008-2010 performance share award, and no payout above 100% of target is possible. Despite the fact that the 2008-2010 goals were no longer viewed as attainable, the Compensation Committee made the 18-month award because it felt it was crucial to retain top talent and motivate them to make gains in market share. The following chart summarizes the performance goals and associated payout for the 18-month performance share award:

	Cumulative Diluted EPS Achieved During 18-Month Period	Award Percentage Paid
Minimum payout	$2.35	65%
Target payout	$2.70	100%
Maximum payout	$3.15	100%

The cumulative diluted EPS for the 18-month performance period was $4.17, resulting in an average payout of 100%. The number of performance shares granted to each of the NEOs for the 18-month July 2009-December 2010 performance period is listed in Footnote 4 on page 43 of this Proxy.

The Compensation Committee utilizes diluted EPS growth for both the annual bonus plan and performance share awards. For performance share awards, the Compensation Committee utilizes average ROIC as an additional performance metric. The Compensation Committee has evaluated the use of other performance metrics for these awards and determined that the use of diluted EPS, versus other performance metrics, is the most comprehensive measure for driving growth of the Company in the near term, making it the most ideal performance metric for the annual bonus plan. The Compensation Committee also determined that the combined use of diluted EPS and ROIC are the most comprehensive factors for driving sustainable growth and returns longer term.

Restricted Stock Units. RSUs are time vested awards that provide executives with an opportunity to earn shares of Company common stock. Each RSU is equal to one share of Company common stock that will be paid when the RSU vests. The Compensation Committee believes that RSUs provide greater balance and stability for the Company’s long-term incentives. Additionally, RSUs provide a form of long-term compensation that aids retention, encourages long-term value creation and aligns management’s financial interests with those of stockholders.

The Compensation Committee approved the award of RSUs to the NEOs at its February 2010 meeting. The RSUs vest three years after grant, subject to continued employment and achievement of an EPS goal of $1.00 cumulatively over the three-year performance period. The Compensation Committee included an EPS goal in order for the award to meet tax deductibility requirements under Section 162(m) of the Internal Revenue Code. The award is otherwise intended to align management’s interests with those of stockholders and to serve as a retention device.

The number of RSUs granted to each of the NEOs in 2010 is listed in the table on page 40 of this Proxy Statement.

July 2009 Award to Mr. Carbonari. In July 2009, the Compensation Committee granted Mr. Carbonari a $2 million award to be earned ratably over a two-year period, half to be paid in stock and half to be paid in cash. Payment of the award is subject to continued employment, achievement of a six-month EPS target from July to December 2009 of $.75 and achievement of performance goals set by the Compensation Committee. The Compensation Committee retained the discretion to pay less than the full amount of the award or nothing. At its July 2010 meeting, since Mr. Carbonari remained employed by the Company and the six-month EPS goal was achieved, the Compensation Committee considered Mr. Carbonari’s total performance in the areas of market share, total shareholder return and operational goals associated with the award. The Compensation Committee determined that Mr. Carbonari achieved multiple accomplishments, including: several of the Company’s primary businesses outperforming competitors during the same period; assuring the smooth transitions of new CEOs for two of the Company’s primary businesses; and overseeing the realignment of various individual businesses. As a result, the Compensation Committee recommended that the full amount of the first half of the award be paid to Mr. Carbonari. Payment was made to Mr. Carbonari on August 2, 2010 with 50% paid in Company stock and 50% in cash. In determining whether the second half of the award will be paid to Mr. Carbonari in 2011, if he remains employed with the Company, the Compensation Committee will consider Mr. Carbonari’s performance in the following areas: operational and portfolio strategy, balance sheet flexibility, stock performance, succession planning, diversity and corporate governance.

Health and Related Benefits. The Company’s health and related benefits include medical, dental, life, disability, accidental death and dismemberment and travel accident coverage. All health and related benefits provided to executive officers are offered through broad-based plans applicable to all employees.

Retirement Benefits. The Company believes that it is necessary to provide retirement benefits to recruit and retain executives. The Company provides retirement benefits to executives through a combination of a tax-qualified defined benefit plan, a tax-qualified defined contribution plan and a nonqualified defined benefit defined contribution plan. Employees, including executives, hired after January 1, 2008 are not eligible to participate in the Company’s defined benefit plan and receive benefits only under the defined contribution plan. The amount of benefits provided by each retirement plan and the pension formulae applicable to the NEOs are described in more detail on pages 44 through 46 of this Proxy Statement.

Severance and Change in Control Agreements. The Company has severance and change in control agreements with each of its NEOs. The agreements generally provide for severance benefits in the event of involuntary termination of employment or termination by the executive for “good reason.” No payments are made if employment is terminated due to death, disability or cause. Executives will receive enhanced benefits if a termination of employment follows a change in control of the Company. The change in control agreements are “double trigger” (both a change in control and involuntary termination of employment or termination by the executive for “good reason” must occur to receive payment). In addition, the Company maintains a retention agreement with Mr. Carbonari. The Company believes these agreements are necessary to ensure the continuity of management and to allow executives to focus on serving the Company in a change of control situation without the distraction of concern for their employment. These agreements, including Mr. Carbonari’s retention agreement, are described in more detail on pages 48 through 52 of this Proxy Statement.

Perquisites. The Company permits use of Company aircraft by certain NEOs. In 2010, use of the Company aircraft was provided to Messrs. Carbonari and Omtvedt, who reimburse the Company for such use.

Tax Treatment. The Company generally receives a tax deduction for payments to executives under its annual and long-term incentive plans. Section 162(m) of the Internal Revenue Code limits the income tax deduction that the Company may take for compensation paid to the Chief Executive Officer and the other named executive officers, other than the Chief Financial Officer. The limit is $1 million per executive per year. However, performance-based compensation is excluded from the calculation under Section 162(m). The Compensation Committee believes that the annual incentive bonus, stock options, performance share awards and restricted stock unit awards will be fully deductible by the Company when paid or settled.

Compensation and Stock Option Committee Report

The Compensation and Stock Option Committee (the “Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis with management and, based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the Company’s Proxy Statement.

Compensation and Stock Option Committee

Anne M. Tatlock, Chairwoman

Richard A. Goldstein

Ann F. Hackett

Pierre E. Leroy

Peter M. Wilson

2010 COMPENSATION

The Summary Compensation Table below sets forth accounting values for both fixed and variable elements of compensation for the NEOs, including unvested and/or unpaid stock awards and unexercised stock options. For example, performance share awards that have been granted to each of the NEOs during 2010 are presented in the Stock Awards column of the table below based on the awards’ grant date fair value as determined under applicable accounting rules. The grant date fair value of these awards is based on the Company’s estimate of the number of performance shares which are likely to be earned by each NEO. Similarly, stock options granted to each of the NEOs during 2010 are presented in the Option Awards column of the table below based on these awards’ grant date fair value as determined under applicable accounting rules. However, the amount each NEO will actually realize from these equity awards may differ materially from the amounts shown in the table below and the related footnotes (in certain circumstances, the NEOs may realize no value under these awards). Investors should note that equity compensation awards granted or paid to the NEOs are reported in several different tables in this Proxy Statement.

2010 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)(6)	All Other Compen- sation ($)(7)	Total ($)
	A	B	C	D	E	F	G	H	I
Bruce A. Carbonari(8)	2010	1,127,500	0	4,203,943	1,572,244	2,387,571	1,655,542	291,740	11,238,540
Chairman of the Board and CEO	2009	1,100,000	0	7,040,703	1,465,298	2,529,440	432,468	167,995	12,735,904
	2008	1,100,000	0	2,797,794	3,947,353	0	458,021	422,541	8,725,709

Craig P. Omtvedt	2010	645,883	0	1,545,432	578,595	789,022	491,992	187,454	4,238,378
Senior Vice President and CFO	2009	630,300	0	2,371,063	576,387	597,524	320,033	163,116	4,658,423
	2008	630,300	0	2,485,350	701,091	0	215,414	209,132	4,241,287

Mark A. Roche	2010	535,450	0	1,021,089	381,218	523,259	605,586	125,381	3,191,983
Senior Vice President, General Counsel and Secretary	2009	522,700	0	1,560,052	378,490	396,416	301,828	97,323	3,256,809
	2008	522,700	0	1,640,331	462,649	0	166,029	112,505	2,904,214

Patrick J. Koley(8)	2010	413,333	0	519,744	192,865	404,602	0	71,966	1,602,510
Senior Vice President – Strategy & Corporate Development	2009	357,692	100,000	983,778	190,327	303,360	0	180,089	2,115,246

Mark Hausberg	2010	374,167	0	381,759	143,239	304,748	262,271	88,433	1,554,616
Senior Vice President – Finance and Treasurer	2009	365,000	0	665,368	140,582	230,680	144,640	72,541	1,618,811
	2008	365,000	0	667,494	169,045	0	118,793	91,154	1,411,486

(1)	For 2009, this column includes a $100,000 sign on bonus paid to Mr. Koley.

(2)	Stock Awards: The amounts listed in column D for 2010 reflect the most probable outcome award grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation –Stock Compensation (“FASB ASC Topic 718”) for performance shares and RSUs. For assumptions used in determining these values, see footnote 12 to the consolidated financial statements contained in the Company’s Form 10-K for the year(s) ended December 31, 2010 (2009 and 2008). The maximum award value with respect to the 2010 grants, if paid, would be:

Name	2010
Bruce A. Carbonari	$5,342,319
Craig P. Omtvedt	$1,963,987
Mark A. Roche	$1,297,059
Patrick J. Koley	$660,028
Mark Hausberg	$485,247

(3)	Option Awards: The amounts listed in column E reflect the full grant date fair values calculated in accordance with FASB ASC Topic 718. For assumptions used in determining these values, see footnote 12 to the consolidated financial statements contained in the Company’s Form 10-K for the year(s) ended December 31, 2010 (2009 and 2008).

(4)	Non-Equity Incentive Plan: Column F lists amounts earned under the Annual Executive Incentive Compensation Plan. Refer to the Compensation Discussion and Analysis on page 31 of this Proxy Statement for more details on this plan. See also footnote 8.

(5)	Increase in Actuarial Value of Defined Benefit Pension: Column G includes an estimate of the increases in actuarial value of certain NEOs’ tax qualified and non-qualified defined benefit pension plan benefits. The normal retirement benefit is unreduced at age 60 for Messrs. Omtvedt, Roche and Hausberg, and unreduced at age 62 for Mr. Carbonari. For 2008 and 2009, Columns G and I have been recalculated for Mr. Roche to reflect that he has an unreduced benefit commencing after 30 years of service. The narrative and footnotes following the Pension Benefits table on page 44 provide additional detail about the Company’s pension plans.

(6)	Employee Grantor Trusts: The NEOs are not currently covered under the Company’s tax-qualified defined benefit plan. As a replacement, pension benefits for Messrs. Carbonari, Omtvedt, Roche and Hausberg are provided under the Fortune Brands Supplemental Plan (the “Supplemental Plan”) on a non-qualified basis. Employee grantor trust arrangements fund these benefits. The employee grantor trust arrangements are described in greater detail on page 46 of this Proxy Statement. Mr. Koley is not eligible for defined benefit plan benefits under either the Company’s tax-qualified plan or the Supplemental Plan.

In 2010, contributions were made to employee grantor trusts (net of tax withholding) in the following amounts: $44,307 for Mr. Carbonari, $44,570 for Mr. Omtvedt, $30,725 for Mr. Roche, and $41,795 for Mr. Hausberg. These executives were reimbursed for taxes on earnings of the trust related to pension benefits in the following amounts: $39,592 for Mr. Carbonari, $59,021 for Mr. Omtvedt, $35,827 for Mr. Roche, and $26,045 for Mr. Hausberg. Contributions are not listed in column H because they were made to fund supplemental retirement benefits that are disclosed in the Pension Benefits table on page 44 and the narrative that follows it. However, the reimbursements for taxes on the contributions are included in Column H.

(7)	Perquisites and All Other Compensation: In 2010, limited use of the Company aircraft was provided to Messrs. Carbonari and Omtvedt, who reimbursed the Company for their hours of personal flight time.

The aggregate incremental cost of perquisites is generally the cost of such items to the Company. Although Messrs. Carbonari and Omtvedt used Company aircraft for personal use in 2010, 2009 and 2008, they reimbursed the Company for their number of hours of personal flight time. The difference between the Company’s aggregate incremental cost of personal aircraft usage and the amount paid by the executive is due in part to the incremental cost to reposition Company aircraft; this difference is included in column H. Specifically, for 2010, the Company’s cost of personal aircraft usage not reimbursed by executives is $11,733 for Mr. Carbonari and $816 for Mr. Omtvedt. The calculation of incremental cost of personal aircraft usage is based on variable cost to the Company, including fuel costs, crew expenses, landing fees and other miscellaneous variable costs.

Defined Contribution Benefits, Nonqualified Plan Earnings and Tax Reimbursements: The amount in column H also includes: (a) Company contributions to the tax-qualified defined contribution plan of the Company, (b) profit-sharing contributions under the Supplemental Plan, and (c) tax reimbursements with respect to defined contribution benefits. We describe these benefits below.

(a)	Defined Contribution Plan Contributions. Company contributions for 2010 to the Company’s tax-qualified defined contribution plan were $24,123 for each of Messrs. Carbonari, Omtvedt, Roche and Hausberg and $29,023 for Mr. Koley.

(b)	Supplemental Plan. The Supplemental Plan credits certain executives with amounts that would have been contributed to their profit sharing accounts under the tax qualified defined contribution plan but for the limitations on contributions imposed by the Internal Revenue Code. Profit sharing credits earned under the Supplemental Plan for 2010 were: $180,896 for Mr. Carbonari; $74,881 for Mr. Omtvedt; $51,515 for Mr. Roche; $35,377 for Mr. Koley; and $26,989 for Mr. Hausberg. These amounts were credited to executives’ accounts in early 2011. For all NEOs except Messrs. Carbonari and Koley, to meet the Company’s obligations to provide these profit sharing benefits under the Supplemental Plan, the Company partially funded these benefits through employee grantor trusts described on page 46 of this Proxy Statement. The Company funds only the amount sufficient to provide the expected after-tax profit sharing benefit.

(c)

Tax Reimbursements. The defined contribution credits to the Supplemental Plan are subject to Medicare tax. In 2010, the Company reimbursed the NEOs for Medicare taxes in the amount of: $4,332 for Mr. Carbonari, $1,793 for Mr. Omtvedt, $1,234 for Mr. Roche, $771 for Mr. Koley and $646 for Mr. Hausberg. In addition, for those executives with employee grantor trusts described on page 46 of this Proxy Statement, the

Company reimbursed the executive for taxes on earnings of the trust in the amount of $12,312 for Mr. Omtvedt, $4,215 for Mr. Roche, and $2,804 for Mr. Hausberg. Executives receive only the after-tax defined contribution benefit from these trusts.

Long-Term Disability Reimbursement: Column H includes amounts that the Company reimburses for the cost of premiums for long-term disability insurance coverage. This reimbursement is provided to all employees and is not an executive benefit. The reimbursement is taxable to the employee. The amount of long-term disability reimbursement in 2010 was $1,033 for each NEO.

Premiums for Life Insurance: The amounts set forth in column H include the dollar value of all insurance premiums paid by the Company in 2008, 2009 and 2010. For 2010, these amounts were: $30,032 for Mr. Carbonari; $13,475 for Mr. Omtvedt; $7,451 for Mr. Roche; $5,762 for Mr. Koley; and $6,792 for Mr. Hausberg.

(8)	For 2009, Columns D, F and I have been recalculated for Mr. Carbonari to reflect a $2 million grant made to him in July 2009, half of which was to be paid in Company stock and half to be paid in cash upon the attainment of certain goals in each of August 2010 and August 2011. The entire $1 million stock portion of the award is reflected in column D for 2009 and the entire $1 million cash portion of the award is reflected in column F for 2009. Half of the award was paid to Mr. Carbonari in August 2010.

Also for 2009, Columns D and I have been recalculated for Mr. Koley due to a computation error.

TAXABLE COMPENSATION REPORTED

The following supplemental table shows the amount of compensation reported for federal tax purposes for each of the NEOs for each of the indicated tax years. These amounts reflect the amounts reported for each individual in Box 1 of their respective Forms W-2 for each reporting year. We are providing this supplemental table to highlight the difference between compensation reported under the SEC rules and compensation amounts realized and reported as taxable income on Form W-2.

Name	Year	W-2 Box 1 Compensation	Total Compensation Reported in Summary Compensation Table
Bruce A. Carbonari	2010	$3,784,189	$11,238,540
	2009	$1,268,264	$12,735,904
	2008	$2,888,900	$8,725,709

Craig P. Omtvedt	2010	$1,712,812	$4,238,378
	2009	$765,489	$4,658,423
	2008	$2,393,212	$4,241,287

Mark A. Roche	2010	$3,144,016	$3,191,983
	2009	$675,632	$3,256,809
	2008	$1,954,854	$2,904,214

Patrick J. Koley	2010	$909,828	$1,602,510
	2009	$547,803	$2,115,246
	2008	n/a	n/a

Mark Hausberg	2010	$1,703,251	$1,554,616
	2009	$508,451	$1,618,811
	2008	$936,983	$1,411,486

Amounts reported in Box 1 of the Form W-2 for each of the NEOs, as listed above, include, among other items: (1) total cash wages and bonuses paid to the NEOs for the taxable year, less amounts deferred under tax-qualified 401(k) plans; (2) the value of Company-paid life insurance in excess of $50,000 and any taxable pension accruals provided to the NEOs; (3) the value of any performance share awards, restricted stock awards or restricted stock units that were paid out or became vested during the taxable year; (4) the gain recognized upon the exercise of stock option awards exercised during the taxable year; and (5) annual contributions to their respective grantor trusts (except for Mr. Koley, who does not have a grantor trust).

Amounts reported in Box 1 of the Forms W-2 for the NEOs, as listed above, do not include any value for: (1) unvested performance share awards, restricted stock awards or restricted stock unit awards; or (2) outstanding but unexercised stock option awards. These items are contingent and may never materialize; however, in accordance with the SEC rules, values for these items are included in the Summary Compensation Table on page 37 in the year of grant, as well as in the tables below on pages 42 and 43.

2010 GRANTS OF PLAN-BASED AWARDS

Name and Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Value of Stock and Option Awards ($)(1)
	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bruce A. Carbonari
2/22/2010(2)	0	1,472,900	2,945,800
2/22/2010(3)					49,500	74,250				2,276,753
2/22/2010(4)					41,900	41,900				1,927,191
2/22/2010(5)								139,400	$43.67	1,572,244

Craig P. Omtvedt
2/22/2010(2)	0	486,750	973,500
2/22/2010(3)					18,200	27,300				837,109
2/22/2010(4)					15,400	15,400				708,323
2/22/2010(5)								51,300	$43.67	578,595

Mark A. Roche
2/22/2010(2)	0	322,800	645,600
2/22/2010(3)					12,000	18,000				551,940
2/22/2010(4)					10,200	10,200				469,149
2/22/2010(5)								33,800	$43.67	381,218

Patrick J. Koley
2/22/2010(2)	0	249,600	499,200
2/22/2010(3)					6,100	9,150				280,570
2/22/2010(4)					5,200	5,200				239,174
2/22/2010(5)								17,100	$43.67	192,865

Mark Hausberg
2/22/2010(2)	0	188,000	376,000
2/22/2010(3)					4,500	6,750				206,978
2/22/2010(4)					3,800	3,800				174,781
2/22/2010(5)								12,700	$43.67	143,239

(1)	The grant date fair value of stock option awards is based on the Black-Scholes value of $11.28 for the February 22, 2010 grant. The grant date fair value of performance share awards is determined based on the probable outcome of such performance conditions as of the grant date. The grant date fair value of restricted stock units is determined based upon $43.715, the mean price of the Company stock on the grant date (February 22, 2010). Grant date fair values are computed in accordance with FASB ASC Topic 718. For assumptions used in determining these values, see footnote 12 to the consolidated financial statements contained in the Company’s Form 10-K for the year(s) ended December 31, 2010 (2009 and 2008).

(2)	The numbers in this row reflect the range of potential payments under the Annual Executive Incentive Plan.

(3)	The numbers in this row reflect the range of potential payouts for performance shares that were awarded for the 2010-2012 performance cycle. The maximum value assuming achievement of performance goals at the maximum performance level is: $3,415,129 for Mr. Carbonari, $1,255,664 for Mr. Omtvedt, $827,910 for Mr. Roche, $420,854 for Mr. Koley and $310,466 for Mr. Hausberg.

(4)	The numbers in this row reflect the number of restricted stock units that were awarded and will vest and become payable after 3 years, subject to continued employment and the achievement of an EPS goals of $1.00 cumulatively over the three-year performance period.

(5)	This row reflects stock options granted in 2010.

Non-Equity Incentive Plan

The Annual Plan is a cash-based, pay for performance annual incentive plan. Under the Annual Plan, participants are eligible to receive a bonus if the performance goal established for the year is met or exceeded, unless employment ends prior to the end of the year for reasons other than death, disability or retirement, in which case no bonus will be paid. If employment ends as a result of death, disability or retirement, a participant will be paid a prorated annual bonus if and when bonuses are otherwise paid to participants. Messrs. Carbonari, Omtvedt, Roche and Hausberg currently are eligible to retire under the Supplemental Plan. Accordingly, these executives will remain eligible for an annual bonus, prorated for their service during the year, even if they voluntarily terminate employment before the end of the year.

Long-Term Equity Incentive Plan

The LTIP allows the Company to award executives a variety of forms of equity compensation using the Company’s common stock. In 2010, the Company awarded an equal mix of stock options, performance share awards and restricted stock units. See pages 49 and 50 of this Proxy Statement for a description of the treatment of equity awards upon termination of employment.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
Bruce A. Carbonari	0	139,400	0	$43.67	2/22/2017	0	$0	208,100	$13,041,668
	45,167	90,333		$42.98	9/30/2016
	133,335	66,665		$57.01	9/29/2015
	0	200,000		$66.79	2/25/2015
	154,200	0		$80.95	9/24/2014
	120,000	0		$74.39	9/26/2013
	108,000	0		$82.16	9/27/2012
	124,983	0		$68.89	9/28/2014
	103,133	0		$54.75	9/29/2013
	34,274	0		$46.78	9/23/2012

Craig P. Omtvedt	0	51,300	0	$43.67	2/22/2017	13,000	$828,620	79,400	$4,976,332
	17,767	35,533		$42.98	9/30/2016
	52,535	26,265		$57.01	9/29/2015
	60,600	0		$80.95	9/24/2014
	85,000	0		$74.39	9/26/2013
	85,000	0		$82.16	9/27/2012
	99,711	0		$68.89	9/28/2014
	97,885	0		$54.75	9/29/2013

Mark A. Roche	0	33,800	0	$43.67	2/22/2017	8,600	$548,164	52,300	$3,277,844
	11,667	23,333		$42.98	9/30/2016
	34,668	17,332		$57.01	9/29/2015
	40,000	0		$80.95	9/24/2014
	54,000	0		$74.39	9/26/2013
	54,000	0		$82.16	9/27/2012
	62,975	0		$68.89	9/28/2014
	62,975	0		$54.75	9/29/2013
	62,975	0		$46.78	9/23/2012

Patrick J. Koley	0	17,100	0	$43.67	2/22/2017	9,866	$609,423	27,000	$1,692,235
	5,867	11,733		$42.98	9/30/2016

Mark Hausberg	0	12,700	0	$43.67	2/22/2017	3,400	$216,716	21,000	$1,041,198
	4,334	8,666		$42.98	9/30/2016
	12,668	6,332		$57.01	9/29/2015
	17,100	0		$80.95	9/24/2014
	25,000	0		$74.39	9/26/2013
	25,000	0		$82.16	9/27/2012
	29,388	0		$68.89	9/28/2014
	29,388	0		$54.75	9/29/2013
	31,487	0		$46.78	9/23/2012
	17,487	0		$30.54	9/24/2011

(1)	Each outstanding stock option granted that is currently vested and exercisable is listed in this column. These stock option grants vested ratably on the first three anniversaries of the grant date, except for Mr. Carbonari’s February 2008 grant which vests one-third on each of the third, fourth and fifth anniversaries of the grant date.

(2)	Each outstanding stock option that is not yet vested and exercisable is listed in this column. The chart below reflects the vesting schedule for each outstanding stock option grant awarded to Messrs. Carbonari, Omtvedt, Roche, Koley and Hausberg (assuming continued employment):

	Options Vesting in 2011 (dates refer to grant date)				Total Number of Options Vesting in 2011	Options Vesting in 2012 (dates refer to grant date)			Total Number of Options Vesting in 2012	Options Vesting in 2013 (dates refer to grant dates)		Total Number of Options Vesting in 2013
	02/25/08	09/29/08	09/30/09	2/22/10		02/25/08	09/30/09	02/22/10		2/25/08	2/22/10
Bruce A. Carbonari	66,666	66,665	45,167	46,467	224,965	66,666	45,166	46,467	158,299	66,668	46,466	113,134
Craig P. Omtvedt	0	26,265	17,767	17,101	61,133	0	17,766	17,100	34,866	0	17,099	17,099
Mark A. Roche	0	17,332	11,667	11,267	40,266	0	11,666	11,267	22,933	0	11,266	11,266
Patrick J. Koley	0	0	5,867	5,701	11,568	0	5,866	5,700	11,566	0	5,699	5,699
Mark Hausberg	0	6,332	4,333	4,234	14,899	0	4,333	4,233	8,566	0	4,233	4,233

As of December 31, 2010, the numbers in this column (see chart on page 42) had not yet vested. The corresponding market values are based on the closing price of $60.25 of the Company’s stock on December 31, 2010.

(3)	For Messrs. Omtvedt, Roche and Hausberg, the numbers in this column show the remaining unvested RSUs (as of December 31, 2010) from the February 2008 grant. These RSUs vested and became payable in January 2011. Only Mr. Omtvedt was paid at the time the RSUs vested since he is not subject to Section 162(m) of the Internal Revenue Code. The payment of the vested RSUs to Messrs. Roche and Hausberg is deferred until such time as they are tax-deductible by the Company under Section 162(m) of the Internal Revenue Code.

For Mr. Koley, the numbers in this column show the remaining unvested RSUs (as of December 31, 2010) from his February 2009 grant. This award vests and becomes payable in three equal annual installments. Two-thirds of this award vested and was paid to Mr. Koley in February 2010 and 2011. As of February 1, 2011, Mr. Koley has 4,933 unvested RSUs.

(4)	This column (see chart on page 42) lists the target number of outstanding performance share awards and unvested restricted stock units (RSUs) as of December 31, 2010. For the 2010-2012 performance period, the following performance share awards were outstanding: 49,500 shares for Mr. Carbonari, 18,200 shares for Mr. Omtvedt, 12,000 shares for Mr. Roche, 6,100 shares for Mr. Koley and 4,500 shares for Mr. Hausberg. For the 2009-2011 performance period, the following performance share awards were outstanding: 63,200 shares for Mr. Carbonari, 24,800 shares for Mr. Omtvedt, 16,300 shares for Mr. Roche, 8,500 shares for Mr. Koley and 6,900 shares for Mr. Hausberg. The Compensation Discussion and Analysis on pages 23 to 36 and the narrative following the table titled “Grants of Plan-Based Awards” on pages 40 and 41 provide additional detail on performance share awards. In addition to the shares reported in this table, in early 2011, performance awards were granted for the 2011-2013 performance period. Performance share awards for the 2008-2010 period (which expired without payment) are disclosed in the “Option Exercises and Stock Vested” table immediately below.

Reported in this column are RSUs granted to Messrs. Carbonari, Omtvedt, Roche, Koley and Hausberg in 2009 of 53,500, 21,000, 13,800, 7,200 and 5,900 RSUs, respectively (which will vest on January 31, 2012) and in 2010, of 41,900, 15,400, 10,200, 5,200 and 3,800 RSUs, respectively (which will vest on January 31, 2013).

(5)	This column reflects the value of the performance share awards (at grant date target number) and restricted stock units (using the December 31, 2010 closing price of the Company’s common stock of $60.25).

2010 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized Upon Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)(4)	Value Realized on Vesting ($)(3)(4)
Bruce A. Carbonari	0	$0	67,906	$4,045,748
Craig P. Omtvedt	0	$0	28,800	$1,690,005
Mark A. Roche	66,911	$2,116,021	19,000	$917,648
Patrick J. Koley	0	$0	4,934	$211,866
Mark Hausberg	38,088	$1,010,221	8,000	$393,278

(1)	This column reflects stock options exercised during 2010.

(2)	This column reflects the difference between the market value of the shares on the date of exercise and the exercise price of the stock options. In March 2010, Mr. Hausberg exercised stock options and subsequently sold the shares (24,088). In December 2010, Mr. Hausberg exercised stock options and subsequently sold the shares (14,000). In September 2010, Mr. Roche exercised stock options and subsequently sold the shares (3,936). In December 2010, Mr. Roche exercised stock options and subsequently sold the shares (62,975).

(3)	This column reflects the 18-month performance shares awarded in July, 2009, for the July 2009-December 2010 performance period. No performance shares for the three-year 2008-2010 performance period are included since based on actual performance of the Company during that period, no performance share awards were earned. This column also includes 11,106 shares of Fortune Brands common stock issued to Mr. Carbonari on August 2, 2010 for the first half payment of his July 2009 award. No other stock awards vested in 2010.

(4)	The number of shares acquired on vesting include 4,300 RSUs for Mr. Roche and 1,700 RSUs for Mr. Hausberg, which vested but were not paid out. Because Messrs. Roche and Hausberg are each subject to Section 162(m) of the Internal Revenue Code, they will not receive payment of these awards until the time that the Company can deduct the cost.

RETIREMENT AND POST-RETIREMENT BENEFITS

2010 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($) (4)(5)(6)(7)	Payments During Last Fiscal Year(8)
Bruce A. Carbonari	Fortune Brands Supplemental Plan	30.0000	$5,241,382	0
	Moen Incorporated Retirement Income Plan(2)	26.0000	$557,956	0

Craig P. Omtvedt	Fortune Brands Pension Plan	6.2500	$196,242	0
	Fortune Brands Supplemental Plan	21.2500	$4,593,653	0

Mark A. Roche	Fortune Brands Pension Plan	7.4167	$227,404	0
	Fortune Brands Supplemental Plan(3)	29.5000	$3,839,396	0

Patrick J. Koley	Fortune Brands Pension Plan	n/a	n/a	0
	Fortune Brands Supplemental Plan	n/a	n/a	0

Mark Hausberg	Fortune Brands Pension Plan	2.9167	$81,396	0
	Fortune Brands Supplemental Plan	17.9167	$2,478,958	0

(1)	None of the NEOs are currently accruing additional benefits under the Company’s tax-qualified defined benefit plan. With respect to the Fortune Brands Pension Plan (the tax-qualified defined benefit plan)(the “Pension Plan”), this column reflects service credited, if any, prior to January 1, 1996 (the date as of which the executives were excluded from further benefit accruals) and not their actual years of service with the Company. Mr. Koley is not eligible for a defined benefit pension because he was hired after this plan was closed to new employees.

(2)	Mr. Carbonari accrued benefits under the Moen Incorporated Retirement Income Plan and Moen Incorporated Supplemental Retirement Income Plan prior to transferring to the Company in January 2007. Liability for the benefit he earned under the Moen Incorporated Supplemental Retirement Income Plan was transferred to the Supplemental Plan and is included in the benefit amount listed for that plan.

(3)	Mr. Roche, who joined the Company in 1988, has a special retirement arrangement which credits him with service since 1981 in order to recognize that he devoted full time service to our legal affairs from 1981 through 1988 while employed by an outside law firm. The benefit augmentation that results from this additional service credit is equal to $35,148 per year beginning at normal retirement age.

(4)	The amounts listed are based on the executives’ compensation and service as of December 31, 2010.

(5)	The earliest age at which an unreduced pension is paid is generally 62 under the Pension Plan. However, a grandfathered provision allowing an unreduced pension at age 60, or earlier if the executive has 30 years of service, applies to a number of participants including Messrs. Omtvedt, Roche and Hausberg. Mr. Roche is currently eligible for early retirement under the plan with a reduced pension.

(6)	The benefit amounts listed reflect the present value of the annual benefit payable in the form of a single life annuity where payments continue for the life of the executive but cease upon his death. The Pension Plan, the Supplemental Plan and the Moen Incorporated Retirement Income Plan allow participants to elect a reduced annuity in the joint and survivor form, which provides payments over the life of the participant and a named beneficiary. Elections of payment form are made at the time of retirement.

(7)	The present value of accumulated plan benefits is calculated based on the following assumptions used to calculate the plan’s accumulated benefit obligation in accordance with FASB ASC Topic 715; a 5.75% discount rate, a 4.25% lump sum interest rate and the RP-2000 mortality table projected to 2018. The normal retirement benefit is unreduced at age 60 for Messrs. Omtvedt, Roche and Hausberg, and unreduced at age 62 for Mr. Carbonari.

(8)	The Pension Plan, the Supplemental Plan and the Moen Incorporated Retirement Income Plan do not allow in-service distributions. Accordingly, no payments were made to the NEOs under the plans. No other withdrawals were made in 2010. As disclosed in footnote 6 to the Summary Compensation Table on page 38 of this Proxy Statement, the pension benefits of Messrs. Carbonari, Omtvedt, Roche and Hausberg are funded by contributions to employee grantor trusts which are taxable to these executives in the year of the contribution. Contributions to these trusts were made in 2010.

The Pension Plan is a tax-qualified defined benefit plan. In 2008, the Pension Plan was closed to newly hired employees, and the formula for accruing pension benefits was changed.

•	For service on and after January 1, 2008, pension benefits grow under the following formula: 1% of compensation multiplied by years of benefit service on and after January 1, 2008.

•

For service prior to 2008, a normal retirement benefit is determined under the following formula: (a) 1.75% of compensation multiplied by years of benefit service up to 15 years of service, plus (b) 1% of compensation multiplied by years of benefit service in excess of 15 years of service.

Total service taken into account under the Pension Plan is capped at 35 years. In addition, participants will not receive less than a protected benefit that was “grandfathered” as of December 31, 2001 when the Company previously changed the pension plan formula. Generally, all employees hired prior to January 1, 2008 are eligible for the plan, except for certain executives who have employee grantor trusts described below. The estimated retirement benefits in the preceding table include any offset for Social Security benefits. The compensation used to calculate retirement benefits generally includes the categories of “Salary” and “Non-Equity Incentive Plan Compensation” from the Summary Compensation Table shown above on page 37, averaged over the five highest consecutive years.

The Moen Incorporated Retirement Income Plan is a tax-qualified defined benefit plan. The formula for determining monthly pension benefits is (a) 1.05% of compensation multiplied by years of benefit service up to 30 years, plus (b) 0.40% of compensation in excess of covered compensation multiplied by years of benefit service up to 30 years, plus (c) 1.00% of compensation multiplied by years of benefit service in excess of 30 years.

The Supplemental Plan pays the difference between the benefits payable under our tax-qualified defined benefit plan (the Pension Plan and, for Mr. Carbonari, the Moen Incorporated Retirement Income Plan) and the amount that would have been paid if the Internal Revenue Code did not limit the amount of compensation taken into account under, or benefits that may be paid from, a tax-qualified defined benefit plan. In addition, the Supplemental Plan provides the full pension benefit earned in years in which an executive is ineligible for the tax-qualified defined benefit plan. In calculating benefits, no credit is given for service in excess of 35 years. Through December 31, 2007, the Supplemental Plan also provided that certain senior officers of the Company (those who were Vice Presidents or more senior officers prior to 1999) receive an annual benefit equal to 52 1/2% of average compensation during the five highest-paid consecutive years of employment. Since 1999, the Compensation Committee has not approved this enhanced benefit for any additional executives. Messrs. Omtvedt, Roche and Hausberg are entitled to this retirement benefit. This retirement benefit is reduced by 1 1/2% of such average compensation for each year between the officer’s retirement and attainment of age 65, unless he has completed 35 years of service. This benefit is also reduced by 1/2% of such average compensation for each year of service on and after January 1, 2008, since beginning on January 1, 2008, these executives will earn additional pension benefits at the same rate that applies to all employees in the Company’s tax-qualified pension plan (1% of compensation per year of service). The Supplemental Plan benefit is reduced by benefits under the Pension Plan and the retirement plans of our subsidiaries or any prior employer, including an executive’s prior employers who are unrelated to the Company.

Payments of early retirement annual benefits under the Fortune Brands plans are calculated assuming a reduction of 6% per year prior to age 62 (unreduced at age 62) for Mr. Carbonari and 7% per year prior to age 60 (unreduced at age 60) for Messrs. Omtvedt, Roche and Hausberg. Mr. Carbonari’s pension reduction is calculated differently than the other NEOs because the other officers were grandfathered under a plan provision applicable to certain employees who were employed as of December 31, 2001. Mr. Carbonari was employed by one of the Company’s subsidiaries until January 1, 2007. Mr. Carbonari’s annual early retirement benefit under the Moen Incorporated Retirement Income Plan is calculated assuming a 6% reduction per year from age 60 to 62 and a 4% reduction per year prior to age 60 (the benefit is unreduced at age 62). Mr. Koley does not participate in any Company defined benefit plan.

The pension benefits earned by the NEOs under the Supplemental Plan cannot be secured in a manner similar to the tax-qualified pension benefits earned by other Company employees. To provide for the security of these non-qualified benefits, the Company, prior to 1999, established “grantor trusts” for a limited number of executives, of whom four are NEOs. These trusts were approved by stockholders. The Company has not established any new grantor trusts since 1999 and no longer provides them to new executives. However, to retain current executives, the Company continues its past practice of contributing annually to the remaining grantor trusts. All of the NEOs with grantor trusts are eligible for retirement. As a result, the grantor trust program will be phased out in coming years.

The Company has carefully considered whether to continue funding the limited number of employee grantor trusts in existence. As part of its analysis, the Company took into account the fact that most of the executives with grantor trusts are nearing retirement and the grantor trust program will naturally be phased out in coming years. Accordingly, while the Company will continue to look for viable alternatives to the grantor trust program, for the present time it has decided to continue funding the previously established trusts.

2010 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)(2)	Aggregate Earnings in Last FY ($)(1)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Bruce A. Carbonari	0	180,896	47,664	0	878,975
Craig P. Omtvedt	0	74,881	52,774	0	658,006
Mark A. Roche	0	51,515	76,161	0	624,014
Patrick J. Koley	0	35,377	378	0	8,830
Mark Hausberg	0	26,989	33,832	0	345,155

(1)	Amounts listed in the Registrant Contributions column were reported as compensation in the last fiscal year in the “All Other Compensation” column of the Summary Compensation Table. No amounts listed in the Aggregate Earnings column were reported in the “All Other Compensation” column of the Summary Compensation Table.

(2)	As disclosed on pages 37, 38 and 44 of this Proxy Statement, the supplemental nonqualified profit sharing benefits of Messrs. Omtvedt, Roche and Hausberg are funded by contributions to employee grantor trusts which are taxable to these executives in the year of contribution. Contributions to these trusts were made in 2010.

(3)	Earnings are credited to the accounts of executives based on the Citigroup U.S. Broad Investment Grade Bond Index (for Messrs. Carbonari and Koley). For those executives with employee grantor trusts for supplemental nonqualified profit sharing contributions (Messrs. Omtvedt, Roche and Hausberg), earnings are credited based on the election of the executive among the following: Fidelity Blue Chip Growth Fund, Fidelity Equity Income Fund, Fidelity International Discovery Fund, MFS New Discovery Fund, Northern Trust Institutional Funds Diversified Asset Portfolio, PIMCO Total Return Fund, Vanguard 500 Index Fund, Fidelity Value Fund and the Spartan Total Market Index Fund. Mr. Carbonari’s Supplemental Home & Hardware Deferred Compensation Plan earnings are credited based on the average yield of Moody’s Aaa Industrial Bonds during the first five business days in November.

The Company’s nonqualified deferred compensation plan is a supplemental plan that pays the difference between the profit sharing contribution provided under the tax-qualified defined contribution plan and the contribution that would have been made if the Internal Revenue Code did not limit the compensation that may be taken into account under tax-qualified retirement plans. The contribution amount in 2008, 2009 and 2010 was equal to 6% of adjusted compensation, which generally includes salary and annual bonus. Compensation is adjusted by multiplying amounts in excess of the Social Security taxable wage base ($106,800 in 2010) by 1.25. This profit sharing formula applies uniformly to all eligible employees and is not enhanced for executives. Nonqualified profit-sharing benefits are paid in a lump sum upon termination of an executive’s employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL(1)

Compensation Program	Voluntary		Involuntary		Death	Disability	Retirement	Involuntary Termination (or for Good Reason) After Change in Control
	For Good Reason	Other Than for Good Reason	For Cause	Without Cause
Cash Severance
Carbonari	8,082,444	0	0	8,082,444	0	0	0	8,055,503
Omtvedt	2,377,541	0	0	2,377,541	0	0	0	3,554,424
Roche	1,811,501	0	0	1,811,501	0	0	0	2,708,194
Koley	1,051,536	0	0	1,051,536	0	0	0	1,402,048
Hausberg	1,194,246	0	0	1,194,246	0	0	0	1,785,398

Health & Related Benefits(2)(3)
Carbonari	124,250	0	0	124,250	2,605,900	80,000/yr	0	124,250
Omtvedt	42,484	0	0	42,484	1,135,750	80,000/yr	0	63,726
Roche	30,401	0	0	30,401	860,800	80,000/yr	0	45,602
Koley	26,158	0	0	26,158	665,600	80,000/yr	0	34,876
Hausberg	29,118	0	0	29,118	564,000	80,000/yr	0	43,677

Options(4)
Carbonari	0	0	0	0	0	0	n/a	2,311,252
Omtvedt	0	0	0	0	0	0	0	850,554
Roche	0	0	0	0	0	0	0	560,404
Koley	0	0	0	0	0	0		486,147
Hausberg	0	0	0	0	0	0	0	210,566

Performance Shares(5)
Carbonari	0	0	0	0	0	0	0	6,131,130
Omtvedt	0	0	0	0	0	0	0	2,383,495
Roche		0	0	0	0	0	0	1,568,139
Koley	0	0	0	0	0	0	0	475,500
Hausberg	0	0	0	0	0	0	0	650,889

Restricted Stock Units
Carbonari	0	0	0	0	0	0	0	3,064,153
Omtvedt	0	0	0	0	0	0	0	1,974,595
Roche	0	0	0	0	0	0	0	1,600,264
Koley	0	0	0	0	0	0	0	922,122
Hausberg	0	0	0	0	0	0	0	632,376

Excise Tax Gross-up
Carbonari	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Omtvedt	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Roche	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Koley	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Hausberg	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Pension Enhancement(6)
Carbonari	8,163,551	0	0	8,163,551	0	0	0	8,163,551
Omtvedt	382,846	0	0	382,846	0	0	0	721,233
Roche	2,064,311	0	0	2,064,311	0	0	0	2,285,480
Koley	n/a	0	0	n/a	0	0	0	n/a
Hausberg	203,115	0	0	203,115	0	0	0	304,641

Total Potential Payments Upon Termination or Change in Control
Carbonari	16,370,245	0	0	16,370,245	2,605,900	80,000	0	27,849,839
Omtvedt	2,802,871	0	0	2,802,871	1,135,750	80,000	0	9,548,027
Roche	3,906,213	0	0	3,906,213	860,800	80,000	0	8,768,083
Koley	1,077,693	0	0	1,077,693	665,600	80,000	0	3,320,693
Hausberg	1,426,479	0	0	1,426,479	564,000	80,000	0	3,627,547

(1)	This table assumes the specified termination events occurred on December 31, 2010. It uses the Company’s closing share price on the last day of its 2010 fiscal year to calculate the value of the equity awards that would vest or be settled in connection with a termination event or a change in control. The closing price of Company stock on December 31, 2010 was $60.25.

(2)	The Health and Related Benefits listed under the “Death” column reflect the incremental value of life insurance benefits above the benefit level applicable to all employees generally.

(3)	The Health and Related Benefits listed under the “Disability” column reflect the amount of the annual disability benefit that exceeds the benefit payable under the plan generally available to all employees.

(4)	In all cases except following a change in control there is no incremental option value above the value applicable to all employees with options. In the event of a change in control, the values listed reflect the value of unvested options that would vest.

(5)	Amounts listed for performance shares assume a payment of the “target” number of shares (including applicable dividend equivalents). In all cases, except following a change in control, actual payments are based on actual Company performance and could be more or less (or zero) than the amount listed above.

(6)	The pension enhancement amounts were calculated based on the following assumptions used to calculate the plan’s accumulated benefit obligation in accordance with FASB ASC Topic 715; a 5.75% discount rate and the RP-2000 mortality table projected to 2018. The Supplemental Plan portion uses a 2.83% lump sum interest rate which is the six month average of 10-year U.S. Treasury rates as of December 31, 2010.

A number of Company employee benefit and incentive plans provide for payment or vesting of benefits upon termination of employment of any participant, including the NEOs. If terminated on December 31, 2010, the NEOs would receive benefits and payments under these plans in addition to the amounts described in the table above.

LTIP Awards. The following table shows the treatment of LTIP awards following a termination of employment, depending upon the reason for such termination. Messrs. Carbonari, Omtvedt, Roche and Hausberg currently are eligible to retire under the Supplemental Plan. Accordingly, a voluntary termination of employment by any of these executives will be considered a retirement, and the more favorable retirement provisions described below will apply.

AWARD	REASON FOR TERMINATION
	Voluntary Termination	Death	Disability or Retirement
Stock Options	Vested options expire three months after the termination date, or, if sooner, on the regularly- scheduled expiration date.

Vested options granted after 2005 expire at the end of the three- year period following death or, if sooner, on the regularly-scheduled expiration date, provided that options may be exercised for at least one year following death even if this extends past the regularly-scheduled expiration date.

Vested options granted before 2005 expire on the regularly scheduled expiration date.

Options granted from September 2005 to September 2008 expire three years after employment terminates, or on the regularly- scheduled expiration date, if earlier. Other options expire on their regularly-scheduled expiration date. The executive must have been employed for one year following grant to receive this treatment.

AWARD	REASON FOR TERMINATION
	Voluntary Termination	Death	Disability or Retirement
Performance Shares	Outstanding performance shares are forfeited.	Subject to attainment of the performance goals, the executive’s beneficiary or estate receives a full payment at the time performance shares are paid out to active employees.	Subject to attainment of the performance goals, the executive receives a full payment at the time performance shares are paid out to active employees.
RSUs	Outstanding RSUs are forfeited.	Full vesting at termination.	Full vesting at termination.

The following chart explains the treatment of LTIP awards in the event of a change of control:

AWARD	TREATMENT UPON CHANGE OF CONTROL
Stock Options	All stock options become fully vested.
Performance Shares	In the event of termination of employment (as described below) following a change in control, performance shares are paid out on the date employment terminates. The number of performance shares paid equals the target number of shares, prorated for the portion of the performance period that elapsed prior to termination of employment. This treatment applies if the Executive’s employment is involuntarily terminated without just cause or if the Executive terminates employment because either he, in good faith, believes that he can no longer carry out his duties or his compensation is significantly diminished.
RSUs	In the event of termination of employment (for the reasons described above with respect to performance shares) following a change in control, all outstanding RSUs vest and are paid out on the date employment terminates.

Retirement Benefits. Upon termination of employment, participants in the Company’s defined contribution plans (both tax-qualified and nonqualified) may receive a distribution of their account balances. The Nonqualified Deferred Compensation table on page 46 of this Proxy Statement lists each executive officer’s balance under the nonqualified defined contribution plan as of the last fiscal year end. The Company’s tax-qualified defined benefit plan and Supplemental Plan both provide pension benefits upon retirement (as defined in the plans). Messrs. Carbonari, Omtvedt, Roche and Hausberg are all retirement-eligible under the Supplemental Plan and are eligible to receive nonqualified pension benefits upon termination of employment. The Pension Benefits table on page 44 of this Proxy Statement and the narrative and footnotes that follow it provide additional detail on the amount and terms of these pension benefits.

Health and Related Benefits. In addition to the dollar values in the table above for health and related benefit continuation pursuant to severance and change in control agreements, the NEOs will receive health and related benefits pursuant to the Company’s benefit plans applicable to employees generally. Because they are currently retirement-eligible, the NEOs (except Mr. Koley) are eligible for retiree medical coverage (until Medicare eligible) upon any termination of employment within the next four years. The retiree medical coverage program was closed to new hires in 1999, and Mr. Koley will not be eligible to receive retiree medical coverage.

Change in Control Agreements. In 2007, the Company entered into new agreements with Messrs. Carbonari, Omtvedt, Roche and Hausberg to provide each of them with benefits if they are terminated following a change in control of the Company. These agreements replaced similar agreements that had been in place for many years. However, the new agreements incorporated changes due to new tax regulations governing deferred compensation. The new agreements also reflect modifications to certain provisions to make the agreements more favorable to the Company and shareholders. A similar agreement was entered into with Mr. Koley when he began employment in 2009.

Each agreement states that if, subsequent to a change in control, (1) the Company terminates the executive’s employment for a reason other than disability or cause, or (2) the executive decides to terminate his employment for good reason, the executive will receive:

(i)	2.99 times his base salary, 2.99 times the amount of his target annual incentive compensation award and 2.99 times the annual defined contribution plan allocation for the year prior to year in which the termination of employment occurs (and the supplemental profit sharing allocation under the Supplemental Plan) (Mr. Koley’s multiplier is 2 times his base salary instead of 2.99);

(ii)	three additional years of service and earnings credit under our retirement plans and agreements (Mr. Koley’s multiplier is 2 times his base salary instead of 3); and

(iii)	three additional years of coverage under our life, health, accident, disability and other employee plans (Mr. Koley’s multiplier is 2 instead of 3).

Payments under these agreements are generally made in a lump sum immediately following termination. For executives hired prior to 2008, if the special excise tax under Section 280G of the Internal Revenue Code applies, and the executive’s payments are not required under the agreement to be reduced to a level that will not trigger the excise tax, the Company will restore amounts lost by the executive officer due to the excise tax (Mr. Koley is not eligible for this restoration). If payments to the executive due to a change in control do not exceed the threshold dollar amount that triggers the excise tax by more than a specified amount, payments to the executive are reduced in order to avoid application of the excise tax. The Company has not provided these benefits to individuals who have become executives since 2008. The Company has established a “rabbi” trust with a bank for the purpose of making payments under the agreements. This trust currently is not funded. Any amounts payable under these change in control agreements are reduced by amounts payable under the severance agreements referred to below.

Severance Agreements. In 2007, the Company entered into new agreements with Messrs. Carbonari, Omtvedt, Roche and Hausberg, to provide each of them with severance benefits without regard to a change in control if the Company terminates their employment for reasons other than disability or cause or if they terminate their employment for good reason. A similar agreement was entered into with Mr. Koley when he began employment in 2009. The good reason and termination (other than for cause) triggers were chosen because they are standard triggers for severance benefits. Severance payments under the agreements provide compensation to the executives for the non-compete and non-solicitation protections the Company receives. The severance agreements provide the same benefits as those described above for a termination of employment following a change in control except that the multiplier is three for Mr. Carbonari, two in the case of Messrs. Omtvedt, Roche and Hausberg and 1.5 for Mr. Koley. Subject to Section 409A of the Internal Revenue Code, all the agreements provide for severance payments to be paid in installments over a one-year period. All the agreements contain restrictions on soliciting Company employees, competing with the Company and revealing confidential information for a twelve-month period following termination of employment.

The amount of severance payments provided in the change in control and severance agreements reflect competitive benefits in the market for executive talent, based upon advice from the compensation consultant, other advisors and the experiences of Compensation Committee members.

Retention Arrangement with Mr. Carbonari. In 2002, the Company extended a special retention arrangement to Mr. Carbonari. At the time, Mr. Carbonari was employed by one of the Company’s subsidiaries and had been identified through the succession planning process as an employee with a very high potential but that the Company was at risk of losing. The arrangement was intended to encourage Mr. Carbonari to stay with the Company and perform well until retirement. Under this arrangement, if Mr. Carbonari remains employed until his normal retirement age (or an early retirement date, if approved by the Compensation Committee), he will receive a single payment equal to three times his then base salary payable six-months following the time of retirement. This payment is conditioned upon the Compensation Committee’s determination that Mr. Carbonari has continued to perform at a high level. In the event of Mr. Carbonari’s death or disability, the Compensation Committee will review his past performance and, in its discretion, may approve the payment.

Split Dollar Life Insurance. Executive officers (except Messrs. Carbonari and Koley) would also be entitled to retain a split-dollar life insurance policy in order to provide a death benefit, but any insurance proceeds after death in excess of the death benefit will be returned to the Company.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	17,816,081	(2)	$60.50	5,102,831	(3)

Equity compensation plans not approved by security holders	0		n/a	0

Total	17,816,081		$60.50	5,102,831

(1)	Information above does not include shares available for issuance under the Fortune Brands, Inc. 2011 Long-Term Incentive Plan, which is subject to approval at the Annual Meeting.

(2)	As of December 31, 2010, the number of securities to be issued upon exercise of outstanding stock options was 16,690,565, upon payment of outstanding performance share awards and RSUs were 738,600 and 386,916, respectively.

(3)	5,102,831 shares remain available for issuance under the Company’s 2007 Long-Term Incentive Plan, which allows for grants of stock options, performance stock awards, restricted stock awards and other stock-based awards.

Report of the Audit Committee

The Audit Committee of the Board (the “Audit Committee”) is composed of four directors that are “independent” as defined under the New York Stock Exchange Listed Company Manual and Rule 10A-3 of the Exchange Act. The Audit Committee has a written charter that has been approved by the Board. A copy of the Audit Committee Charter is available on the Company’s website at www.fortunebrands.com/about/board.cfm. The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011.

Management has the responsibility for the Company’s financial statements and overall financial reporting process, including the Company’s systems of internal controls. The independent registered public accounting firm has the responsibility to conduct an independent audit in accordance with generally accepted auditing standards and to issue an opinion on the accuracy of the Company’s financial statements and the effectiveness of the Company’s internal controls. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited financial statements and the Company’s quarterly and annual reports to the SEC with management and the independent registered public accounting firm. Management has confirmed to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has met with the independent registered public accounting firm and discussed matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as adopted by the Public Accounting Oversight Board in Rule 3200T. The independent registered public accounting firm has provided an unqualified opinion regarding the Company’s financial statements for the year ended December 31, 2010 and the effectiveness of internal controls over financial reporting as of December 31, 2010.

The Company’s independent registered public accounting firm has also provided the Audit Committee with the written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm that firm’s independence. The Audit Committee has also reviewed non-audit services provided by the independent registered public accounting firm and has considered the compatibility of these services with maintaining the auditor’s independence.

Based upon the review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

Audit Committee

David M. Thomas, Chairman

Pierre E. Leroy

A.D. David Mackay

Ronald V. Waters, III

Fees of Independent Registered Public Accounting Firm

The independent registered public accounting firm of the Company during the year ended December 31, 2010 was PricewaterhouseCoopers LLP (“PwC”). All PwC services were approved in advance by the Audit Committee. The aggregate fees billed by PwC during the years 2010 and 2009 are set forth in the table below:

Type of Fee	Fiscal Year Ended December 31,
	2010	2009
Audit Fees(1)	$6,016,000	$5,180,000
Audit-Related Fees(2)	$176,000	$143,000
Tax Fees(3)	$1,794,000	$1,186,000
All Other Fees(4)	$9,000	$51,000

(1)	Audit fees represent the aggregate fees billed by PricewaterhouseCoopers LLP in connection with the audit of the Company’s annual financial statements and the review of the Company’s financial information included in its SEC Form 10-Q filings, as well as the assessment of the effectiveness of the Company’s internal control over financial reporting. For 2009, audit fees also include services relating to debt offerings made by the Company.

(2)	In 2009 and 2010, audit-related services included due diligence services and audits of employee benefit plans.

(3)	Tax fees represented services which included domestic and international tax compliance, tax planning, customs and transfer pricing services.

(4)	In 2010, all other fees primarily included advisory services related to employee training and licensing an accounting research tool. In 2009, all other fees primarily included advisory services related to tax software.

Approval of Audit and Non-Audit Services

The Audit Committee has adopted policies and procedures for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee annually reviews the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. The Audit Committee’s pre-approval of non-audit services is specific as to the services to be provided and includes pre-set spending limits. The provision of any additional non-audit services during the year, or the provision of services in excess of pre-set spending limits, must be pre-approved by either the Audit Committee or by the Chairman of the Audit Committee, who has been delegated authority to pre-approve such services on behalf of the Audit Committee. Any pre-approvals granted by the Chairman of the Audit Committee must be reported to the full Audit Committee at its next regularly scheduled meeting. All of the fees described above under audit fees, audit-related fees, tax fees and all other fees for 2010 were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

Item 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2011. The Audit Committee and the Board recommend that you ratify this appointment. In line with this recommendation, the Board intends to introduce the following resolution at the Annual Meeting (designated as Item 2):

“RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for this Company for the year 2011 is ratified.”

A member of PwC will attend the Annual Meeting to make a statement if he or she desires and respond to appropriate questions that may be asked by stockholders. In the event the stockholders fail to ratify the appointment of PwC, the Audit Committee may appoint another independent registered public accounting firm or may decide to maintain its appointment of PwC.

The Board of Directors recommends that you vote FOR Item 2.

Item 3

ADVISORY VOTE ON THE FREQUENCY OF VOTING ON THE

COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires the Company to include in its proxy statement an advisory vote on named executive officer compensation this year and, going forward, at least once every three years. Section 14A also requires the Company to include in its proxy statement this year and, going forward, at least every six years, a vote regarding the frequency with which the vote on named executive officer compensation should be held. While the Company will continue to monitor developments in this area, the Board currently plans to seek an advisory vote on executive compensation every year.

The Board believes this approach would align more closely with the interests of stockholders by giving stockholders the opportunity to vote on the compensation decisions made by the Compensation and Stock Option Committee each year. The Board believes that an annual vote provides the most direct communication and clarity and avoids delays.

The Company asks that you indicate your support for holding the advisory vote on executive compensation every year. Because your vote is advisory, it will not be binding on the Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding the frequency with which the advisory vote on executive compensation will be held.

The Board of Directors recommends a vote FOR holding an advisory vote on executive compensation every year.

Item 4

ADVISORY VOTE ON THE COMPENSATION PAID

TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

As noted above, Section 14A of the Exchange Act requires the Company to include in its proxy statement this year an advisory vote regarding named executive officer compensation. The Company asks that you indicate your approval of the compensation paid to our named executive officers as described in this Proxy Statement under the heading “Executive Compensation,” which includes the Compensation Discussion and Analysis, compensation tables and narratives included elsewhere in this Proxy Statement.

Because your vote is advisory, it will not be binding on the Board. However, the Board and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

As described in the Compensation Discussion and Analysis, the Company’s objectives for its executive compensation program are as follows:

•	Create and reinforce a pay for performance culture at the Company;

•	Attract, retain and motivate superior executive talent by providing competitive levels of salary and total compensation;

•	Provide incentive compensation that promotes desired behavior without encouraging excessive risk; and

•	Align the interest of management with those of the Company’s stockholders.

In support of these objectives, the Compensation Committee has formalized the following guiding principles for setting and awarding executive compensation:

•

The compensation program should pay for performance. Exceptional performance should result in increased compensation; missing performance goals should result in reduced incentive pay. Pages 31-34 of this Proxy Statement illustrate the connection between Company performance and compensation levels in the discussion of each incentive compensation component.

•

Compensation should be competitive with those organizations for which we compete for top talent. However, compensation standards should not rigidly follow any formula or target; rather, discretion should be employed to ensure that the Company maintains a highly qualified and strong leadership team. The process used for comparing the Company’s compensation program with those of our peers is described on pages 27 and 28 of this Proxy Statement.

•

Incentive compensation should help drive business strategy. The compensation program should encourage both the desired results and the right behaviors. It should help drive business strategy and strike a balance between short-term and long-term performance. See pages 31 through 38 of this Proxy Statement for a discussion of the goals associated with the Company’s various performance-based awards.

•

To better align the interests of management with the interests of stockholders, a significant portion of executive compensation should be equity based, and stock ownership guidelines should be followed to better ensure a focus on long-term, sustainable growth. See page 30 of this Proxy Statement for a discussion of the percentage of NEO compensation that is paid in some form of equity or performance awards. In addition, stock ownership guidelines are discussed on page 27.

•	Perquisites and other benefits for executives should be limited in scope and nature.

•

A compensation committee consisting entirely of independent Board members will thoroughly and comprehensively review total compensation and each element of compensation for executives at least annually. See pages 16-18 of this Proxy Statement for a discussion of the Compensation Committee structure and processes.

The compensation program for our named executive officers is designed to reflect these principles.

For the reasons discussed above and in this Proxy Statement under the heading “Executive Compensation,” the Board recommends that stockholders vote to approve the following resolution:

“RESOLVED, that the compensation of the named executive officers of the Company, as disclosed in this Proxy Statement under the heading “Executive Compensation,” is approved.”

The Board of Directors recommends a vote FOR the approval of the resolution relating to the compensation of our named executive officers.

Item 5

APPROVAL OF AN AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO GIVE STOCKHOLDERS THE POWER TO CALL SPECIAL MEETINGS

Currently, the Company’s By-laws provide that only the Chairman of the Board, the President or the Board of Directors may call a special meeting of stockholders. Last year, a stockholder proposal requesting that 10% of the holders of our outstanding common stock be permitted to call special meetings received majority support from our stockholders. As a result, the Nominating and Corporate Governance Committee and the Board of Directors considered arguments for and against permitting stockholders to call special meetings. Following such consideration, the Board has decided to propose to stockholders an amendment to the Company’s Restated Certificate of Incorporation to permit holders of 25% of the voting power of our common stock and $2.67 Convertible Preferred Stock, considered together as a single class, to call a special meeting of stockholders (the “Charter Amendment”). The Board believes that establishing an ownership threshold of 25% in order to request a special meeting strikes a reasonable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders could trigger a special meeting and disrupt our business and impose unnecessary costs on the Company and its stockholders.

The Board has also approved an amendment to our By-laws (the “By-law Amendment”) that would establish the procedures by which stockholders would require the Secretary to call a special meeting. The By-law Amendment will become effective only if the stockholders approve the Charter Amendment that is the subject of this Item 5. The By-law Amendment would, among other things, impose certain procedural requirements on stockholders requesting such a meeting (including that they provide the same information that is currently required under the advance-notice provision of our By-laws). In addition, the By-law Amendment would also clarify that stockholders may not call a special meeting (i) if the item of business for which the meeting is proposed to be called would violate state law, (ii) if the request to hold the special meeting is received during the period beginning 90 days prior to the anniversary of the prior annual meeting of stockholders and ending on the date of the next annual meeting of stockholders, (iii) if the item of business for which the meeting is proposed to be called is substantially similar to another item, other than the election of directors, that was presented at a meeting of stockholders held within the prior 12 months, or (iv) the item of business for which the meeting is proposed to be called is substantially similar to another item that is included in the Company’s notice of meeting as an item of business to be brought before a stockholder meeting that has been called but not yet held or that is called for a date within 90 days of the receipt of the request that the special meeting be held.

As noted above, the Board of Directors has approved the By-law Amendment but it will not become effective unless the stockholders approve the Charter Amendment that is the subject of this Item 5. The complete text of the Charter Amendment is attached as Appendix A. The complete text of the By-law Amendment is attached as Appendix B.

The Board of Directors recommends that you vote FOR Item 5.

Item 6

APPROVAL OF THE FORTUNE BRANDS, INC.

2011 LONG-TERM INCENTIVE PLAN

The Board has adopted, subject to your approval, the Fortune Brands, Inc. 2011 Long-Term Incentive Plan (the “New Plan”). The New Plan will replace the Fortune Brands, Inc. 2007 Long-Term Incentive Plan (the “Old Plan”) that was approved by stockholders on April 24, 2007. Upon approval of the New Plan, no additional awards will be granted under the Old Plan. A copy of the New Plan is attached as Appendix C to this Proxy Statement.

Purpose of Plan

Many corporations, including our competitors, are using long-term performance and stock-based incentive compensation, including stock options, to hire and retain outstanding employees. The New Plan is designed to allow the Company to grant various types of performance-related and stock-based compensation. The New Plan will aid us and our subsidiaries in securing and retaining key employees of outstanding ability by offering them performance incentives, including a proprietary interest in the Company, to join or continue in service with us or our subsidiary companies, and to further encourage their efforts to enhance stockholder value.

Summary of Terms of New Plan

The following is a summary of the most important terms of the New Plan and is qualified in its entirety by reference to the full text of the New Plan attached to this Proxy Statement as Appendix C. Please refer to Appendix C for a more complete description of the terms of the New Plan.

Types of Awards

The New Plan permits the granting of the same types of awards as under the Old Plan, which are:

• Stock options	• Restricted stock
• Stock appreciation rights • Performance awards	• Other stock-based awards, including restricted stock units
• Dividend equivalents

Eligible Participants

The New Plan will be administered by the Compensation Committee, which consists entirely of independent directors. The Compensation Committee has the authority to select, from among the employees, consultants and directors eligible for awards, the individuals to whom awards will be granted and the type and amount of each award. Although the New Plan allows the Compensation Committee to make awards to any employee, or consultant, or director of the Company and its subsidiaries or a joint venture in which the Company has at least a 50% ownership interest, in the past we have made awards to approximately 600 employees annually. The Compensation Committee may delegate to an officer of the Company the authority to grant awards other than restricted stock awards, except that any officer who is delegated this authority may not grant awards to himself or herself or to officers at the level of vice president or above, chief executive officers of our principal operating companies, or any of our other executive officers or directors. The Compensation Committee will determine the aggregate number of shares of common stock that may be subject to awards granted pursuant to this delegated authority and the terms and conditions of such awards.

The identity of the key employees, consultants, and directors to receive awards, and the amounts of awards, under the New Plan are not yet determinable. In February 2011, however, [•] key employees were granted stock options covering [•] shares under the Old Plan, including stock options covering [•] shares granted to [•] executive officers. In addition, in February 2011 [•] executive officers were granted performance awards covering [•] shares, and [•] executive officers were granted restricted stock units covering [•] shares, assuming performance at target, under the Old Plan. For information about awards under the Old Plan during 2010 to our Chief Executive Officer and our other named executive officers, see “Executive Compensation” on pages 37 to 52. We have not granted stock appreciation rights since 1991 or restricted stock since 1994.

Maximum Number of Shares Authorized Under the New Plan

Up to 8 million shares of common stock may be granted under the New Plan. Each full value award granted under the New Plan (i.e., awards other than stock options and stock appreciation rights) will reduce the number of shares available for future grants by one share for each share subject to the award. Each stock option and stock appreciation right granted under the New Plan will reduce the number of shares available for future grants by one-third of a share for each share subject to the option or stock appreciation right. No more than 1,000,000 shares may be granted to any individual in any calendar year under the Plan. These amounts are subject to adjustment for stock splits, stock dividends and other changes in the Company’s capital structure. The Company may use authorized and unissued shares or treasury shares in connection with grants under the New Plan. Shares underlying the unexercised or undistributed portion of any terminated, expired or forfeited award granted under the Old Plan (or any other plan under which equity awards are outstanding) or the New Plan will be credited back to the New Plan at a rate of one share for each share subject to a forfeited full value award and one-third of a share for each forfeited stock option or stock appreciation right. Shares withheld or delivered for tax withholding or as the exercise price of a stock option are not available for future awards. In addition, certain awards may be payable in cash.

No awards may be made under the New Plan after April 26, 2021.

Stock Options and Stock Appreciation Rights

The Compensation Committee will set the terms of each option or stock appreciation right at the time of grant, but the exercise price may not be less than 100% of the fair market value of our common stock at the time of grant. An option or right will become exercisable only if the participant remains in our employ on the vesting dates established by the Compensation Committee at the time of grant, which will not be earlier than one year after grant, unless otherwise provided in the award agreement. The option or right will remain exercisable for ten years unless an earlier expiration date is stated in the option. The Compensation Committee may permit a participant to simultaneously exercise an option and sell the shares of common stock acquired pursuant to a brokerage or similar arrangement and use the proceeds from such sale as payment of the purchase price of such shares.

The New Plan permits the grant to employees, consultants and directors of either incentive stock options or options not qualifying as incentive stock options under the

Internal Revenue Code. To the extent that the aggregate fair market value (determined at the time of grant) of shares with respect to which an incentive stock option is exercisable for the first time by any participant during any calendar year exceeds $100,000, such option will be treated as a nonqualified stock option.

Generally, an option will expire three months after termination of employment for reasons other than death, disability, retirement or just cause (as defined under the New Plan) or upon the expiration date stated in the option, if earlier, unless otherwise provided in the award agreement. If employment terminates by reason of death, disability or retirement (as defined under the New Plan), the option may continue to be exercised until the expiration date stated in the option. In the case of a participant whose principal employer is a subsidiary of the Company, the participant’s employment shall be deemed to be terminated as of the date on which the principal employer ceases to be one of our subsidiaries. If employment terminates for just cause (as defined in the New Plan), the option will terminate immediately.

As under the Old Plan, repricing, changing the terms of an option to lower its option price or taking any other action which has the economic effect of repricing options is not permitted under the terms of the New Plan without stockholder approval.

The Compensation Committee is authorized to grant stock appreciation rights to employees either alone or in conjunction with a stock option. Stock appreciation rights may entitle recipients to receive payments in cash, shares or a combination, and in any case will entitle the recipient to a payment in an amount representing the appreciation in the market value of a specified number of shares from the date of grant until the date of exercise. To the extent an option is exercised, any stock appreciation right granted in respect of such option is canceled. To the extent a stock appreciation right is exercised, its related option is canceled.

The Compensation Committee may grant options that have terms different from incentive stock options and nonqualified stock options in order to comply with foreign laws. The Compensation Committee may also grant stock appreciation rights to employees in certain foreign jurisdictions that prohibit them from owning common stock.

Performance Awards

The Compensation Committee may also grant performance awards to employees under the New Plan. Performance criteria may be selected by the Compensation Committee from among the following measures or any combination whether applicable to the Company or any subsidiary or business unit:

• gross revenues • operating earnings or income • operating company contribution • cash flow • income before income taxes • return on assets • ratio of operating expenses to operating revenues	• net income • earnings per share • earnings growth • economic value added • return on equity or capital • total return to stockholders • strategic business criteria	• net earnings • net income applicable to shares • stock price • customer satisfaction • cost control or expense reduction • margins realized on delivered services

The Compensation Committee must select a minimum performance goal below which no payment will be made and a maximum performance goal above which no increased payment will be made. The Compensation Committee may adjust the performance goals to take into account changes in law, accounting and tax rules and to make adjustments that it decides are necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances. The Compensation Committee designates the period over which the performance factors are measured, but the performance period must be at least one year.

Performance awards are forfeited if the participant terminates employment prior to the end of the performance period, unless the termination of employment is by reason of death, disability or retirement.

Performance awards are payable in cash or shares of common stock, or a combination of cash and shares, at the end of the performance period, as determined by the Compensation Committee. If the participant’s employment terminates as a result of death, disability or retirement, the participant will be entitled to a payment at the end of the performance period based on the terms of the award, unless the award provides for an earlier payment.

Other Stock-Based Awards

The Compensation Committee may grant other awards to employees under the New Plan pursuant to which shares of common stock (which may, but need not, be shares of restricted stock) are or may in the future be acquired, or awards denominated in stock units, including awards valued using measures other than market value. Other stock-based awards include Restricted Stock Units.

Restricted Stock Units

The Compensation Committee may award restricted stock units or “RSUs” under the New Plan category of “Other Stock-Based Awards.” Each RSU represents the right to receive one share of common stock at some time in the future. RSUs granted in the past have included the right to receive, once the RSUs vest, dividends paid during the restriction period on the number of shares of common stock equal to the number of RSUs awarded.

RSUs granted in the past have required a participant to continue in employment with the Company until the RSUs vest or are paid out, unless the termination of employment is the result of the participant’s death, disability or retirement. In the event of the participant’s death, disability or retirement, the RSUs have become vested and immediately payable. The Compensation Committee may grant RSUs with or without performance goals attached to them.

Restricted Stock

The Compensation Committee may award to employees shares of common stock that are subject to restrictions and conditions as determined by the Compensation Committee. The Compensation Committee will have the discretion to determine the length of the restriction period at the time an award is granted.

If a participant who has shares of restricted stock terminates employment for any reason other than death, disability or retirement before the restrictions have lapsed, the participant will forfeit all shares that are still subject to the restrictions. Prior to the lapse of restrictions on shares of restricted stock, the participant will have all other rights of a stockholder with respect to the shares, including voting rights and the right to receive dividends paid on our common stock, which are reinvested as additional shares of restricted stock and paid when restrictions on the related shares lapse. Except to the extent otherwise provided in the applicable award, if a participant’s employment terminates due to disability or death, any shares of restricted stock then held by the participant will become fully vested, and if the participant’s employment terminates due to retirement, a prorated number of shares of restricted stock will become vested, based on the portion of the restriction period during which the participant was actively employed.

Dividend Equivalents

The Compensation Committee may, in its discretion, provide that any award other than awards of options or rights under the New Plan may earn dividend equivalents. If any award is outstanding on a dividend record date for common stock, the Compensation Committee may credit a participant with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of common stock covered by such award had such covered shares been issued and outstanding on such dividend record date. Any dividend equivalents payable with respect to an unvested performance-based award will be subject to the same performance conditions that apply to the award. In other words, no dividend equivalents will be paid unless the underlying equity award is earned.

Change in Control

In the event of a change in control of the Company, stock options and stock appreciation rights that are not exercisable will become immediately exercisable.

Unless otherwise provided under an award, each stock option also has a limited right (“Limited Right”) which may be exercised either automatically upon the change in control or at the election of the participant during the 60-day period beginning on the date of the change in control (“Limited Right Exercise Period”). The Limited Right entitles the participant to receive the cash equivalent of the number of shares subject to the option multiplied by the difference between the option exercise price per share and the market value of the shares on the exercise date of the Limited Right. A participant whose employment is terminated on or after a change in control may continue to exercise his or her option or stock appreciation right during the Limited Right Exercise Period unless the option has not been held for more than six months (unless otherwise provided under the award) or either the participant’s employment is terminated for “just cause” (as defined in the New Plan) or the participant resigns without Good Reason, as described below. The option is canceled if the Limited Right is exercised. The Limited Right is canceled if the option is exercised.

Unless the Compensation Committee provides otherwise in an award agreement, performance awards, restricted stock awards and other stock-based awards will be fully vested (with performance goals deemed to have been achieved at the maximum level) if the participant’s employment is terminated after a change in control either by the company without just cause or by a participant who has experienced a diminution in either authority, duties or responsibilities, or aggregate compensation and benefits, or whose home-to-work commute has been increased by 50 miles or more (known as “Good

Reason”), but the amount of benefit will be prorated based on the length of the performance or restriction period elapsed through the date of the termination. Performance awards, restricted stock awards, and other stock-based awards will also become fully vested if the awards are not continued, assumed or replaced by the acquiring company in the change in control. Performance awards, restricted stock awards and other stock-based awards are treated in a similar manner if the participant’s principal employer ceases to be a subsidiary of the Company.

Generally, a change in control is defined in the New Plan as:

•	the acquisition by a person or group of beneficial ownership of 20% or more of outstanding voting stock;

•	a change in the composition of the Board that results in a majority of our current directors (or successor directors approved by our current directors) not being continuing directors;

•

a merger, consolidation or sale of substantially all the assets of the Company in a transaction in which our stockholders immediately prior to the transaction do not own at least 60% of the voting power of the surviving, resulting or transferee entity; or

•	stockholders approve a complete liquidation or dissolution of the Company.

The definition excludes purchases or sales of stock by or from the Company or one of our employee benefit plans or trusts.

Amendment and Termination

The Board has the power to amend the New Plan at any time. It does not have the power, without stockholder approval, to:

•	increase the maximum number of shares authorized for issuance pursuant to the New Plan;

•	change the class of individuals eligible for awards;

•	reduce the basis upon which the minimum exercise price of an option or stock appreciation right is determined;

•	extend the period within which awards under the New Plan may be granted beyond April 26, 2021;

•	provide for a stock option or stock appreciation right to be exercisable more than ten years from the date of grant, except in the event of a change in securities laws; or

•	reprice awards or amend the Plan to permit the repricing of awards.

The Board may suspend or terminate the New Plan at any time. No such suspension or termination, however, shall affect options or stock appreciation rights previously granted. Unless the Compensation Committee determines otherwise, in the event of termination of the New Plan, performance awards, restricted stock awards and other stock-based awards will be fully vested (with performance goals deemed to have been achieved at the maximum level) but the amount of benefit will be prorated based on the length of the performance period or restriction period through the date of the termination.

Other Terms

The New Plan provides that no award shall be transferable by a participant other than (i) as a gift to extended family members or to a foundation or other entity that they control, (ii) by will or the laws of descent and distribution, or (iii) pursuant to a qualified domestic relations order in connection with a divorce.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of awards under the New Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

Incentive Stock Options

An incentive stock option grant will not result in any immediate tax consequences to the Company or to the participant. A participant will not realize taxable income upon the exercise of an incentive stock option (except for purposes of the alternative minimum tax), provided the participant other than a deceased participant was an employee of the Company or one of our subsidiaries at all times from the date the option was granted to the date three months (in the case of a disabled employee, one year) before the date the option is exercised, and we will not be entitled to any deduction. If the participant does not dispose of the acquired stock within one year after the date of exercise or within two years after the date the option was granted, gain or loss realized on the subsequent disposition of the stock will be treated as long term capital gain or loss.

If the participant disposes of the stock prior to those times, the participant will realize ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of exercise over the option price; or (ii) if the disposition is a taxable sale or exchange, the amount of gain realized. Any gain recognized by the participant on the disposition in excess of the amount taxable as ordinary income will be treated as capital gain, long or short term depending on whether the stock has been held for more than one year. Upon such a disposition, we will generally be entitled to a deduction in the same amount and at the same time as the participant realizes such ordinary income.

Nonqualified Stock Options

The grant of a nonqualified stock option will not result in any immediate tax consequence to the Company or the participant. Upon exercise of a nonqualified stock option, the participant will realize ordinary income in an amount equal to the market value of the stock at the time of exercise over the option price, and we will generally be entitled to a deduction in the same amount.

Stock Appreciation Rights

The grant of a stock appreciation right will not result in any immediate tax consequence to the Company or to the participant. Upon the exercise of a stock appreciation right, any cash received and the market value of any stock received will constitute ordinary income to the participant. We will generally be entitled to a deduction in the same amount and at the same time as the participant realizes such income.

Restricted Stock

A participant will not recognize taxable income at the time restricted stock is granted unless the participant makes an election to be taxed at that time. If such an election is not made, a participant who receives restricted stock will be subject to tax at ordinary income rates on the market value of the restricted stock at the time the restrictions lapse over the amount, if any, that the participant paid for the shares. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income, rather than dividend income, in an amount equal to the dividends paid.

In the case of a sale of shares after the expiration of the restriction period, the holding period to determine whether the participant has long-term or short-term capital gain or loss begins upon such expiration and the tax basis for such shares will be equal to the market value of the shares on such date. Subject to the deduction limit described below, we will be entitled to a deduction equal to the amount treated as compensation to the participant.

Performance Awards and Other Stock-Based Awards

A participant who receives any performance award or other stock-based award will recognize income, and we will generally be allowed a deduction, when the award is paid. The amount of cash and the market value of the shares of common stock received will be ordinary income to the participant and we will generally be entitled to a tax deduction for the same amount.

Tax Deductibility Limitation

The Internal Revenue Code limits the allowable tax deduction that may be taken by us for compensation paid to the Chief Executive Officer and the three highest paid executive officers other than the Chief Executive Officer and the Chief Financial Officer. The limit is $1,000,000 per executive per year, but compensation payable solely on account of the attainment of performance goals is excluded from the limitation. Under the New Plan, stock options, stock appreciation rights and performance awards (and related performance-based dividend equivalents) are intended to qualify as performance based compensation not subject to the $1,000,000 limitation. If restricted stock, restricted stock units and other stock-based awards do not include a performance metric, they are not considered performance based and would be subject to the limitation.

The Board intends to introduce the following resolution at the Annual Meeting (designated as Item 6):

“RESOLVED, that the Fortune Brands, Inc. 2011 Long-Term Incentive Plan submitted to this Annual Meeting and as shown in Appendix C of this Proxy Statement, is approved.”

The Board of Directors Recommends that you vote FOR Item 6.

CERTAIN INFORMATION REGARDING SECURITY HOLDINGS

We have listed below, as of February 1, 2011 (except as otherwise indicated), the beneficial ownership of common stock of Fortune Brands, Inc. by (a) each director, (b) the executive officers of the Company listed on page 37, (c) directors and executive officers of the Company as a group, and (d) each person known by us to be the beneficial owner of more than five percent of our outstanding common stock. The table is based on information we received from the nominees, other directors and executive officers, our Corporate Employee Benefits Committee, the Trustee of our defined contribution plan, and filings made with the SEC. Unless otherwise indicated, the business address of each of the Company’s directors and executive officers is the same as the Company’s address:

Name	Amount and Nature of Beneficial Ownership (1)(2)(3)(4)(5)(6)	Percent of Class (7)

Pershing Square Capital Management, L.P.(8)	17,650,099	11.5
T. Rowe Price Associates, Inc.(9)	13,702,229	8.93
Fisher Investments (10)	7,893,817	5.14
Bruce A. Carbonari	960,254	*
Richard A. Goldstein	10,223	*
Ann F. Hackett (11)	7,887	*
Mark Hausberg	222,064	*
Patrick J. Koley	12,223	*
Pierre E. Leroy	17,728	*
A. D. David Mackay	9,700	*
Craig P. Omtvedt	581,124	*
Mark A. Roche	464,866	*
Anne M. Tatlock	26,154	*
David M. Thomas	25,696	*
Ronald V. Waters, III	7,026	*
Norman H. Wesley	1, 114,308	*
Peter M. Wilson (12)	30,207	*
Directors and executive officers as a group (15 persons)	3,513,131	2.30

*	Less than 1%

(1)	To the best of our knowledge, each director and executive officer has sole voting and investment power with respect to shares shown above, other than with respect to the shares listed in Notes (2), (3), (4) and (12) below. Inclusion of such shares does not constitute an admission by any nominee, director or executive officer that he or she is the beneficial owner of such shares.

(2)	Includes the following number of shares held in the Fortune Brands stock fund under the Company’s Retirement Savings Plan (“RSP”):

Name	Number of Shares
Bruce A. Carbonari	15,003
Mark Hausberg	1,319
Craig P. Omtvedt	2,866
Mark A. Roche	16,123

The Trustee of the RSP has agreed to vote the shares it holds in the Trust in accordance with instructions received from participants of the RSP and shares as to which instructions are not received are voted by the Trustee proportionally in the same manner as shares as to which the Trustee has received instructions. The number shown in the table above includes 35,311 shares of common stock held on February 1, 2011 by the Trustee of the RSP (including certain of those referred to above) which number is equivalent as of that date to the undivided proportionate beneficial interests of the directors and executive officers of the Company in all such shares.

(3)	Includes the following number of shares with respect to which the following directors and executive officers have the right to acquire beneficial ownership within 60 days of the date of this table:

Name	Number of Shares
Bruce A. Carbonari	889,758
Richard A. Goldstein	0
Ann F. Hackett	0
Mark Hausberg	191,852
Patrick J. Koley	5,867
Pierre E. Leroy	6,778
A. D. David Mackay	0
Craig P. Omtvedt	498,498
Mark A. Roche	383,260
Anne M. Tatlock	10,496
David M. Thomas	10,496
Ronald V. Waters, III	0
Norman H. Wesley	938,237
Peter M. Wilson	10,496

(4)	Includes 2,984,507 shares of which the directors and executive officers as a group had the right to acquire beneficial ownership pursuant to the exercise on or before April 1, 2011 of options granted by the Company. Inclusion of such shares does not constitute an admission by any nominee, director or executive officer that he or she is the beneficial owner of such shares.

(5)	To the best of the Company’s knowledge, none of the director nominees and Class II directors or executive officers who are not directors, have pledged shares of the Company’s stock as security.

(6)	To the best of the Company’s knowledge, directors and executive officers did not own any shares of $2.67 Convertible Preferred Stock of Fortune Brands, Inc.

(7)	The percentage calculations set forth in the table are based on 153,422,247 shares of common stock outstanding on February 1, 2011, rather than based on the percentages set forth in Schedules 13G filed with the SEC.

(8)

In a report filed by Pershing Square Capital Management, L.P., PS Management GP, LLC, Pershing Square GP, LLC and William A. Ackman (collectively, “Pershing) on Schedule 13D dated October 4, 2010 that Pershing has sole voting power over 0 shares, shared voting power over 17,650,099 shares, sole dispositive power over 0 shares and shared dispositive power over 17,650,099 shares. Pershing also reports being the beneficial owner of 603,486 notional shares of Common Stock under certain cash-settled total return swaps. The principal business address of Pershing is888 Seventh Avenue, 42nd Floor, New York, New York 10019.

(9)	In a report filed by T. Rowe Price Associates, Inc. (“TRowe”) on Schedule 13G/A dated February 12, 2010 that TRowe (a) is a registered investment advisor and (b) has sole voting power over 3,287,250 shares, shared voting power over no shares, sole dispositive power over 13,702,229 shares and shared dispositive power over no shares. These securities are owned by various individual and institutional investors for which TRowe serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, TRowe is deemed to be a beneficial owner of such securities; however, TRowe expressly disclaims that it is, in fact, the beneficial owner of such securities. The principal business address of TRowe is 100 E. Pratt Street, Baltimore, MD 21202.

(10)	In a report filed by Fisher Investments (“Fisher”) on Schedule 13G dated February 12, 2010, that Fisher (a) is a registered investment advisor and (b) has sole voting power over 7,641,000 shares, shared voting power over no shares, sole dispositive power over 7,893,817 shares and shared dispositive power over no shares. The principal business address of Fisher Investments is 13100 Skyline Blvd., Woodside, CA 94062.

(11)	Includes 5,100 shares which Mrs. Hackett has deferred until the January following the year in which she ceases to be a member of the Board.

(12)	Includes 19,711 shares held by Mr. Wilson’s wife.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and executive officer of the Company who is subject to Section 16 of the Exchange Act is required to file reports regarding their ownership and changes in their ownership of our equity securities with the SEC. Reports received by the Company indicate that all these directors and executive officers have filed all requisite reports with the SEC on a timely basis during or for 2010.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

Our By-Laws provide that in order for a stockholder to propose business for consideration at the 2012 Annual Meeting, written notice containing the information required by the By-Laws must be delivered to the Secretary of the Company no later than 90 days nor earlier than 120 days before the anniversary of the prior year’s Annual Meeting, that is, after December 28, 2011 but no later than January 27, 2012 for the 2012 Annual Meeting (assuming the 2011 Annual Meeting is held on April 26, 2011).

Under the rules of the Securities and Exchange Commission, if a stockholder wishes to submit a proposal for possible inclusion in the Company’s 2012 proxy statement pursuant to Rule 14a-8 of the Exchange Act, we must receive it on or before November 12, 2011.

Our Restated Certificate of Incorporation provides that in order for a stockholder to nominate a candidate for election to our Board of Directors at an Annual Meeting, written notice of such stockholder’s intent to nominate, containing the information required by the Restated Certificate of Incorporation and By-Laws, must be delivered to the Secretary of the Company no later than 120 days before the Annual Meeting, that is, by December 26, 2011 for the 2012 Annual Meeting (assuming the 2012 Annual Meeting is held on April 24, 2012).

Copies of the Restated Certificate of Incorporation and By-laws are available upon written request to Mr. Mark A. Roche, Senior Vice President, General Counsel and Secretary, Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015. The person presiding at the meeting is authorized to determine if a proposed matter is properly before the meeting or if a nomination is properly made.

MISCELLANEOUS

The distribution of this Proxy Statement with respect to the Company’s 2011 Annual Meeting of Stockholders is accompanied by the financial statements and other financial information as required by Securities and Exchange Commission rules. A copy of the Company’s Annual Report on Form 10-K as filed with the SEC for its last fiscal year, including any financial statements and financial statement schedules to the Form 10-K, will be made available to stockholders without charge, upon written request to Mr. Mark A. Roche, Senior Vice President, General Counsel and Secretary, Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015. The Company will furnish any exhibits to Form 10-K to each stockholder requesting them upon payment of a fee of $.10 per page to cover its cost.

Our Board is soliciting this proxy. The Company will bear the expense of soliciting proxies for this meeting, including mailing costs. In addition to mailing copies of this material to stockholders, we will request that persons who hold stock in their names or custody, or in the names of nominees, for the benefit of others, forward copies of these materials to the beneficial owners of our stock, and request the authority to execute the proxies. To assure that there is sufficient representation at the meeting, our officers and regular employees may solicit proxies by telephone, facsimile, or in person. In addition, we have retained Inisfree M&A Incorporated, to aid in soliciting proxies for a fee, estimated at $15,000, plus reasonable out-of-pocket expenses. Our total expenses will depend upon the volume of shares represented by the proxies received promptly in response to the Notice of Meeting and Proxy Statement.

Stockholders who do not intend to be present at the meeting are urged to send in their proxies without delay or vote their proxies by telephone or through the Internet. Prompt response is helpful, and your cooperation will be appreciated.

Multiple Stockholders Having the Same Address

If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report and Proxy Statement for each company in which you hold stock through that broker or bank. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send only one copy of our Annual Report on Form 10-K and Proxy Statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this Proxy Statement or our Annual Report, or if you wish to receive individual copies of our Proxy Statements and Annual Reports for future meetings, we will send a copy to you if you call the Manager of Shareholder Services, at (847) 484-4538, or write him at Fortune Brands, Inc., 520 Lake Cook Road, Deerfield, Illinois 60015.

If you and other residents at your mailing address are registered stockholders and you receive more than one copy of the Annual Report and Proxy Statement, but you wish to receive only one copy, you must request, in writing, that the Company eliminate these duplicate mailings. To request the elimination of duplicate copies, please write to Wells Fargo Shareowner Services, P. O. Box 64874, St. Paul, Minnesota 55164-0874.

Other Matters

The Company knows of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, people named in the enclosed proxy will vote the shares they represent in accordance with the recommendation of the Board.

March 7, 2011

APPENDIX A

AMENDMENT TO ARTICLE VI OF THE

FORTUNE BRANDS, INC. RESTATED CERTIFICATE OF INCORPORATION

ARTICLE VI

Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by stockholders. Special meetings of stockholders of the Company may be called only by the Chairman of the Board, the President, the Board of Directors, by resolution adopted by a majority of the entire Board, or by the Secretary, to the extent required by the by-laws of the Company, upon the written request of the holders of record of not less than 25% (the “Requisite Percent”) of the voting power of the Common Stock and $2.67 Preferred, considered together as a single class.

A-1

APPENDIX B

AMENDMENT TO ARTICLE II, SECTION 2 OF THE

FORTUNE BRANDS, INC. BY-LAWS

Section 2. Special meetings of the stockholders, to be held at such place as may from time to time be designated by the directors, may be called only by the Chairman of the Board, the President, the Board of Directors, by resolution adopted by a majority of the entire Board, or by the Secretary of the Company upon the written request (in accordance with the requirements of this Section 2) of the holders of record of not less than the Requisite Percent (as such term is defined in the Certificate of Incorporation) of the voting power of the Common Stock and $2.67 Convertible Preferred Stock, considered together as a single class, for such purposes as shall be specified in the call.

In order for a special meeting upon stockholder request (a “Stockholder Requested Special Meeting”) to be called by the Secretary, one or more written requests for a special meeting (each, a “Special Meeting Request,” and collectively, the “Special Meeting Requests”) stating the purpose of the special meeting and the matters proposed to be acted upon must be signed and dated by the Requisite Percent of record holders of capital stock of the Company (or their duly authorized agents), must be delivered to the Secretary at the principal executive offices of the Company and must set forth: (i) in the case of any director nominations proposed to be presented at such Stockholder Requested Special Meeting, the information required by Article II, Section 11(E) of these By-laws; (ii) in the case of any matter proposed to be conducted at such Stockholder Requested Special Meeting other than a director nomination, the information required by Article II, Section 11(B) of these By-laws; and (iii) an agreement by the requesting stockholder(s) to notify the Company immediately in the case of any disposition of shares of capital stock of the Company owned of record prior to the record date for the Stockholder Requested Special Meeting and an acknowledgement that any such disposition shall be deemed a revocation of such Special Meeting Request to the extent of such disposition, such that the number of shares disposed of shall not be included in determining whether the Requisite Percent has been reached.

In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary will be considered together only if each such Special Meeting Request (x) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (y) has been dated and delivered to the Secretary within sixty days of the earliest dated of such Special Meeting Requests. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Company; provided, however, that if following such revocation (or any deemed revocation pursuant to clause (iii) in the second paragraph of this Section 2), the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, there shall be no requirement to hold a special meeting. The first date on which unrevoked valid Special Meeting Requests constituting not less than the Requisite Percent shall have been delivered to the Company is referred to herein as the “Request Receipt Date.”

A Special Meeting Request shall not be valid if: (i) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (ii) the Request Receipt Date is during the period commencing ninety days

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prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (iii) the purpose specified in the Special Meeting Request is not the election of directors and an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) was presented at any meeting of stockholders held within the twelve months prior to the Request Receipt Date; (iv) a Similar Item is included in the Company’s notice as an item of business to be brought before a stockholder meeting that has been called but not yet held or that is called for a date within ninety days of the Request Receipt Date; or (v) if the record holder is not the signatory to the Special Meeting Request, unless documentary evidence is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within ten business days thereafter) of such signatory’s authority to execute the Special Meeting Request on behalf of the record holder.

A Stockholder Requested Special Meeting shall be held at such date and time as may be fixed by the Board of Directors; provided, however, that the Stockholder Requested Special Meeting shall be called for a date not more than ninety days after the Request Receipt Date. The Company will provide the requesting stockholder(s) with notice of the record date for the determination of stockholders entitled to vote at the Stockholder Requested Special Meeting. Each requesting stockholder is required to update the information in its Special Meeting Request to provide any material changes in such information as of such record date not later than ten business days after such record date.

Business transacted at any Stockholder Requested Special Meeting shall be limited to (i) the purpose(s) stated in the valid Special Meeting Request(s) received from the Requisite Percent of record holders and (ii) any additional matters that the Board of Directors determines to include in the Company’s notice of the meeting. If none of the stockholders who submitted the Special Meeting Request appears or sends a qualified representative to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Company need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Company.

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APPENDIX C

FORTUNE BRANDS, INC. 2011 LONG-TERM INCENTIVE PLAN

1.	Purpose of Plan

The purpose of the 2011 Long-Term Incentive Plan (the “Plan”) is to aid Fortune Brands, Inc. and its Subsidiaries and Joint Ventures in securing and retaining Employees, Consultants and Directors of outstanding ability by offering them increased incentives to join or continue in the employment or service of Fortune and to increase their efforts for its welfare.

2.	Definitions

As used in the Plan, the following words shall have the following meanings:

(a)	“Award” means an award or grant made to a Participant pursuant to the Plan, including, without limitation, an award or grant of an Option, Right, Restricted Stock, Performance Award or Other Stock-Based Award, or any combination of the foregoing.

(b)	“Award Agreement” means the written document setting forth the terms and condition of an Award.

(c)	“Award Date” means, with respect to any Award, the date of the grant or award specified by the Committee in a resolution or other writing, duly adopted, and as set forth in the Award; provided that such Award Date shall not be earlier than the date of the Committee action.

(d)	“Board of Directors” means the Board of Directors of Fortune.

(e)	“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(f)	“Committee” means the Compensation and Stock Option Committee of the Board of Directors.

(g)	“Common Stock” means common stock of Fortune.

(h)	“Consultant” means an individual retained by Fortune or a Subsidiary to provide services on a contractual basis.

(i)	“Director” means a member of the Board of Directors.

(j)	“Disability” means the Participant becoming unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, within the meaning of Code Section 422(c)(6).

(k)	“Employee” means any common law employee of Fortune, a Subsidiary or Joint Venture.

(l)	“Employer” means any of Fortune, a Subsidiary or a Joint Venture that employs a Participant.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n)	“Fair Market Value” shall mean either (i) the sales price of Fortune’s Common Stock on the New York Stock Exchange, or, if the Common Stock is not listed on the New York Stock Exchange, the sales price of a share of Common Stock on the principal national securities exchange or nationally recognized quotation service on which the Common Stock is traded, as determined by the Committee; or (ii) if Fortune’s shares of Common Stock are not traded on a national securities exchange or through any other nationally recognized quotation service, the fair market value of Fortune’s Common Stock as determined by the Board of Directors or the Committee, acting in good faith, in either case pursuant to any method consistent with the Code, or applicable Treasury Regulations, as the Board of Directors or the Committee shall in its discretion select and apply at the time of the Award Date, time of exercise, or other determination event.

(o)	“Fortune” means Fortune Brands, Inc.

(p)	“Good Reason” means, for purposes of a termination of employment by a Participant following a Change in Control: (i) a material dimunition in the Participant’s authority, duties or responsibilities; (ii) a diminution in the Participant’s aggregate compensation or benefits below those in effect immediately prior to such Change in Control; or (iii) Fortune, a Subsidiary or Joint Venture moves the Participant’s regular work place to an alternate location that extends the Participant’s home-to-work commute by more than 50 miles.

(q)	“Incentive Stock Option” means an option to purchase shares of Common Stock that is intended to qualify as an incentive stock option as defined in Code Section 422.

(r)	“Joint Venture” means a joint venture partnership in which Fortune or a Subsidiary owns at least a 50% ownership stake.

(s)

“Just Cause” shall have the meaning set forth in any employment or other written agreement between the Participant and the Participant’s Employer. If there is no employment or other written agreement between the Participant and the Employer or if such agreement does not define “Just Cause,” then “Just Cause” shall have the meaning specified in the Award; provided, that if the Award does not so specify, “Just Cause” shall mean the Participant’s (i) willful and continued failure to substantially perform his or her material duties with the Employer (other than due to Disability); (ii) the commission of any activities constituting a violation or breach under any federal, state or local law or regulation applicable to the activities of the Employer, as determined in the reasonable judgment of the Employer;

(iii) fraud, breach of fiduciary duty, dishonesty, misappropriation or other actions that cause significant damage to the property or business of the Employers; (iv) repeated absences from work such that the Participant is unable to perform his or her employment or other duties in all material respects, other than due to Disability; (v) admission or conviction of, or plea of nolo contendere, to any felony that, in the reasonable judgment of the Employer, adversely affects the Employers’ reputation or the Participant’s ability to carry out the obligations of his or her employment or service; (vi) loss of any license or registration that is necessary for the Participant to perform his or her duties for the Employer; (vii) failure to cooperate with an Employer in any internal investigation or administrative, regulatory or judicial proceeding, as determined in the reasonable judgment of the Employer; (viii) any act or omission in violation or disregard of the Employer’s policies, including but not limited to the Employer’s harassment and discrimination policies and Standards of Conduct then in effect, in such a manner as to cause significant loss, damage or injury to the Employers’ property, reputation or employees. In addition, a Participant’s employment shall be deemed to have terminated for Just Cause if, after the Participant’s employment or service has terminated, facts and circumstances are discovered that would have justified a termination for Just Cause. For purposes of this Plan, no act or failure to act on the Participant’s part shall be considered “willful” unless it is done, or omitted to be done, by him or her in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Employers. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board of Directors or based upon the advice of counsel for an Employer shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Employers. For purposes of the Plan, the existence of “Just Cause” shall be determined (x) with respect to officers of Fortune, chief executive officers of Fortune Subsidiaries or Directors, by the Committee in its sole discretion, and (y) with respect to other Participants, by the Fortune Brands Salary Committee in its sole discretion.

(t)	“Limited Right” means a right to receive cash in lieu of the exercise of an Option or Right as set forth in Section 12(b)(iii).

(u)	“Nonqualified Stock Option” means an option to purchase shares of Common Stock that is intended not to qualify as an incentive stock option as defined in Code Section 422.

(v)	“Option” means an Incentive Stock Option, a Nonqualified Stock Option or an option granted pursuant to Section 5.

(w)	“Other Stock-Based Award” means an Award granted pursuant to Section 8.

(x)	“Participant” means a person to whom an Award has been granted and not been completely forfeited or terminated.

(y)	“Performance Award” means an Award granted pursuant to Section 7.

(z)	“Performance Period” means the period specified with respect to a Performance Award during which specified performance criteria are to be measured.

(aa)	“Performance Goals” shall mean performance goals established by the Committee in connection with the grant of a Performance Award based on the attainment of one (1) or any combination of the following, in each case of Fortune, a Subsidiary or business unit or Joint Venture by or within which the Participant is primarily employed, and that are intended to cause the Performance Award to qualify as performance-based compensation under Code Section 162(m): (i) net earnings; (ii) operating earnings or income; (iii) earnings growth; (iv) net income; (v) net income applicable to shares; (vi) gross revenue or revenue by pre-defined business segment; (vii) ratio of operating expenses to operating revenues; (viii) margins realized on delivered services; (ix) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; (x) earnings per share; (xi) return on stockholders’ equity; (xii) stock price; (xiii) return on common stockholders’ equity; (xiv) return on capital; (xv) return on assets; (xvi) economic value added (income in excess of cost of capital); (xvii) customer satisfaction; (xviii) cost control or expense reduction, (xix) operating company contribution; (xx) income before income taxes; (xxi) total return to stockholders, in each case, absolute or relative to peer-group comparative; and (xxii) strategic business criteria, consisting of one (1) or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, productivity, efficiency, and goals relating to acquisitions or divestitures, or any combination of the foregoing.

Such Performance Goals may also be based upon the attainment by Fortune, a Subsidiary or Joint Venture of specified levels of performance under one (1) or more of the measures described above relative to the performance of other companies. The Committee shall set such Performance Goals within the time prescribed by Code Section 162(m).

Notwithstanding the foregoing, if the Committee determines it is advisable to grant Performance Awards that will not qualify for the performance-based exception under Code Section 162(m), the Committee may grant such Awards.

(bb)	“Prior Plan” means the Fortune Brands, Inc. 2007 Long-Term Incentive Plan, as amended, or any other plan maintained by Fortune under which equity compensation awards are outstanding as of the Effective Date.

(cc)	“Restricted Stock” means shares of Common Stock granted pursuant to Section 6 or as part of a Performance Award or Other Stock-Based Award.

(dd)	“Retirement” means either (i) termination of employment on or after attaining age 55 and completion of at least five (5) years of service with an

Employer, provided that Retirement shall not include termination of employment for Just Cause; or (ii) retirement under Section 3(b) of the Fortune Brands, Inc. Supplemental Plan.

(ee)	“Right” means, as provided in Section 5, a stock appreciation right to receive shares of Common Stock having a Fair Market Value (as of the exercise date) equal to:

(i)	the difference between (A) the Fair Market Value on the exercise date of one (1) share of Common Stock, and (B) the Exercise Price of said Right, multiplied by

(ii)	The number of shares of Common Stock subject to the Right that is being exercised.

To the extent provided in the Award Agreement, the Participant may elect to receive, in lieu of shares of Common Stock described above, cash or a combination of cash and Common Stock upon exercise of a Right. “Right” shall also mean a stock appreciation right granted pursuant to Section 14(b).

(ff)	“Subsidiary” means any corporation or entity, other than Fortune, in an unbroken chain of corporations or other entities beginning with Fortune, if each of the corporations, or other entities other than the last corporation or entity in the unbroken chain owns 50% or more of the voting stock in one (1) of the other corporations in such chain, except that with respect to Incentive Stock Options, “Subsidiary” means “subsidiary corporation” as defined in Code Section 424(f).

3.	Administration of Plan

The Plan shall be administered by the Committee whose members shall be appointed by the Board of Directors and consist of at least three (3) members of the Board of Directors. It is intended that the members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act, be “outside directors” within the meaning of Code Section 162(m), and be independent directors under the New York Stock Exchange rules. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting, or taken without a meeting by unanimous written consent of the members of the Committee, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules.

4.	Awards

The Committee may from time to time make Awards under the Plan to such Employees, Consultants and Directors and in such form and having such terms, conditions and limitations as the Committee may determine; provided, however, that Consultants and Directors may only receive Awards of Options. The Committee may delegate to an officer of Fortune the right to designate Employees (other than: (a) the delegate, (b) officers of Fortune at the level of vice president or above, (c) chief executive officers of Fortune’s principal operating companies, or (d) any other executive officers (as defined under the Exchange Act)) to be granted an Award and the number of shares of Common Stock subject to each such Award, provided that the aggregate number of shares of Common Stock subject to all such Awards and the terms and conditions of the Awards shall be determined by the Committee. Awards may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Award under the Plan shall be set forth in the Award Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan. Notwithstanding the foregoing, the Committee may not delegate the authority to grant Restricted Stock Awards.

5.	Awards of Options and Rights

(a)	Options and Rights granted under the Plan shall be subject to the following (in addition to terms and conditions set forth in the Award Agreement):

(i)	The exercise price per share (“Exercise Price”) of any Option granted shall not be less than Fair Market Value on the effective date of the Option Award. The Exercise Price of any Rights granted shall not be less than Fair Market Value on the effective date of the Award.

(ii)	Exercise of the Option or Right shall be conditioned upon the Participant having remained in the employ or service of Fortune or a Subsidiary for at least one (1) year after the Award Date of the Option or Right, unless otherwise provided in the Award; provided, however, that this condition shall not be applicable in the event of the death of the Participant or as otherwise provided in Section 12(b)(iii). The Option or Right shall be exercisable in whole or in part from time to time during the period beginning at the completion of the required employment time (if any) or satisfaction of the required Performance Goal stated in the Award Agreement and ending at the expiration of ten years from the Award Date, unless (A) an earlier expiration date is stated in the Award Agreement, (B) the Option ceases to be exercisable pursuant to Section 5(a)(iii), or (C) because of the exercise of the Limited Right pertaining to the Option as provided in Section 12(b)(iii). Notwithstanding the preceding sentence, if, on the date an Option or Right would expire (including an expiration pursuant to Section 5(a)(iii)), the exercise of the Option or Right would violate applicable securities laws, the expiration date applicable to the Option or Right shall be extended to a date that is 30 calendar days after the date the exercise of the Option or Right would no longer violate applicable securities laws. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year exceeds $100,000, such Options in excess of the first $100,000 shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted. For purposes of the foregoing, the Fair Market Value of any share shall be determined on the Award Date of the Option.

(iii)	Participants shall pay the Exercise Price in one, or a combination, of the payment forms made available by the Committee from time to time.

Except as otherwise set forth in an Award Agreement, if a Participant’s employment with Fortune or a Subsidiary terminates:

(A)	other than by reason of the Participant’s death, Disability or Retirement, the Participant’s Option or Right shall terminate and cease to be exercisable upon the earlier to occur of (1) three (3) months from the date of such termination; or (2) the expiration date stated in the Option or Right, except as otherwise provided in Section 12(b).

(B)	by reason of death, the Participant’s then outstanding Options or Rights shall all become fully exercisable and shall continue to be exercisable until the expiration date stated in the Option or Right; provided that an Option or Right may be exercised within one (1) year from the date of death even if later than such expiration date, but in no event later than ten years (or such shorter term provided in the Award Agreement) from the Award Date.

(C)	by reason of Disability or Retirement, any of the Participant’s Options or Rights that have been held by the Participant for at least the length of the required employment time described in paragraph 5(a)(iii) above (if any) shall become exercisable and continue to be exercisable until the expiration date stated in the Option or Right.

Notwithstanding the foregoing or any other provision of the Plan, an Option or Right shall terminate and no longer be exercisable upon a Participant’s termination of employment for Just Cause.

Notwithstanding the foregoing or any other provision of the Plan, Awards granted to Consultants and Directors shall have such terms and rights upon termination of service to Fortune as the Committee shall determine and set forth in the Award Agreement.

(iv)	Each Option shall contain a Limited Right to receive cash in lieu of shares of Common Stock under the circumstances set forth in Section 12(b)(iii).

(v)	Repricing of Options or Rights shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or Right to lower its Exercise Price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Option or Right at a time when its Exercise Price is greater than the Fair Market Value of the underlying stock in exchange for another Award, unless the cancellation and exchange occurs in connection with an event set forth in Section 12. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(b)	At the time of grant of an Option or at any time prior to the expiration of the Option’s term, the Committee, or its delegate authorized pursuant to Section 4, may also grant, subject to the terms and conditions of the Plan, Rights with respect to all or part of such Option, provided that at such time the Participant who received such Option is an Employee, Consultant or Director. The Committee, or its delegate authorized pursuant to Section 4, may also grant Rights on a stand-alone basis.

(c)	A Participant shall give notice of an election to exercise, in whole or in part, an Option or Right in accordance with the rules established by the Committee. A notice exercising a Right shall specify the extent, if any, to which the Participant elects to receive cash. Any exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise, together with, in the case of exercise of an Option, payment of the Exercise Price, is received by the person or entity designated in the rules established by the Committee.

(d)	To the extent an Option is exercised in whole or in part, any Right granted with respect to the exercised portion of the Option shall terminate and cease to be exercisable. To the extent a Right is exercised in whole or in part, any Option with respect to the exercised portion of such Right shall terminate and cease to be exercisable.

(e)	Subject to Section 14, a Right granted with an accompanying Option shall be exercisable only during the period in which all or part of the Option is exercisable.

(f)	The Committee shall establish rules governing the form in which payment will be made following exercise of a Right.

(g)	To the extent that any Right that has become exercisable is not exercised or cancelled or, by reason of any termination of employment or service, become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day on which its related Option is exercisable, provided that any conditions or limitations on its exercise established by the Committee are satisfied and the Right shall then have value. Such exercise shall be deemed to specify that, subject to determination by the Committee as provided in Section 5(f), the holder elects to receive cash.

(h)	Special Provisions Applicable to Incentive Stock Options. Notwithstanding any other provision of this Section 5, the following special provisions shall apply to any award of Incentive Stock Options:

(i)	The Committee may award Incentive Stock Options only to Employees.

(ii)

If the Employee to whom the Incentive Stock Option is granted is a Ten Percent Owner (as defined below) of Fortune, then: (A) the Exercise Price subject to an Option will be at least 110% of the Fair Market Value of the share on the Award Date; and (B) the Option will expire upon the earlier of (i) the time specified by the Committee in the Award, or (ii) the fifth anniversary of the Award Date.

(iii)	No Incentive Stock Options may be granted under the Plan until Fortune’s stockholders approve the Plan. If such stockholder approval is not obtained within twelve (12) months after the Board of Director’s adoption of the Plan, then no Options may be granted under the Plan that are intended to be Incentive Stock Options.

(iv)	To the extent an Option that is intended to be an Incentive Stock Option is not exercised within three (3) months after the Participant’s termination of employment for a reason other than death or Disability, or within twelve (12) months after the Participant’s termination of employment for death or Disability, such Option shall be a Nonqualified Stock Option.

(v)	For purposes of this Section, “Ten Percent Owner” means an Employee who, at the time an Option is granted under this Plan, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Fortune or a Subsidiary. For purposes of this Section 5(h), a Participant shall be considered as owning (A) not only shares of the Common Stock owned individually, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (B) proportionately any shares of Common Stock owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual shall be a stockholder, partner or beneficiary.

(i)	Rights may be subject to Code Section 409A, in which case they will be administered to comply with the requirements of Code Section 409A and the provisions of Section 18 of the Plan.

6.	Awards of Restricted Stock

Restricted Stock granted under the Plan shall be subject to the following (in addition to terms and conditions set forth in the Award Agreement):

(a)	Awards of Restricted Stock may only be made to Employees.

(b)	The provisions of Awards of Restricted Stock need not be the same with respect to each Participant.

Shares of Restricted Stock may be issued on a certified or non-certified basis, as permitted by applicable law or applicable rules of any stock exchange. A certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Committee may require that: (i) the certificates evidencing such shares be held in custody by Fortune until the restrictions have lapsed, and (ii) as a condition of any Award of Restricted Stock, the Participant deliver a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(c)	Subject to the provisions of the Plan and the applicable Award Agreement, during the period established by the Committee commencing on the Award Date (the “Restriction Period”), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber such shares of Restricted Stock. The Committee shall establish the restrictions and conditions on each Award of Restricted Stock, based upon such factors as it determines to be appropriate.

(d)	Subject to Section 10(e) and except as provided in this Section 6(d), the Participant shall have, with respect to shares of Restricted Stock issued to such Participant under the Plan, all of the rights of a holder of Common Stock of Fortune, including the right to vote the shares and receive any cash dividends. Unless otherwise determined by the Committee, cash dividends will automatically be reinvested in additional shares of Common Stock which shall be treated as Restricted Stock subject to the Award Agreement for the shares of Restricted Stock on which such dividends are issued. Dividends payable in Common Stock shall also be treated as additional shares of Restricted Stock subject to the Award Agreement for the shares of Restricted Stock on which such dividends are issued.

(e)	Except as otherwise provided in this Section 6, in Section 12(b)(ii) or 12(c) or in the Award Agreement, upon termination of a Participant’s employment with an Employer for any reason during the Restriction Period, all shares of Common Stock still subject to restriction shall be forfeited by the Participant. Except to the extent otherwise provided in the applicable Award Agreement, if the Participant’s employment terminates by reason of: (i) Disability or death, the Restriction Period with respect to any shares of Restricted Stock then held shall lapse as of the date of such Disability or death; and (ii) Retirement, the Restriction Period with respect to a prorated number of shares of Restricted Stock shall lapse, such proration to reflect the portion of the Restriction Period during which the Participant was actively employed.

(f)	Upon expiration of the Restriction Period with respect to any outstanding shares of Restricted Stock, the holder of such shares shall have the right to receive shares in certificate form.

7.	Performance Awards

Performance Awards granted under the Plan shall be subject to the following (in addition to terms and conditions set forth in the Award Agreement):

(a)	Performance Awards may only be granted to Employees.

(b)

Performance Awards may be paid in cash, shares of Common Stock (which may be shares of Restricted Stock), or any combination of cash or Common Stock, as determined by the Committee. The Committee shall determine (i) the nature, length and starting date of the Performance Period for each Performance Award, which shall be at least one (1) year (subject to Sections 12(b)(ii) and 12(c)), and (ii) the Performance Goals to be used in valuing Performance Awards and the extent to which such Performance Awards have been earned. Performance Goals may vary from Participant to

Participant and between groups of Participants. Performance Periods may overlap, and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance factors and criteria. The Committee shall determine for each Performance Award the range of dollar values or number of shares of Common Stock or combination of dollar values and shares, to be received by the Participant at the end of the Performance Period if and to the extent that the relevant Performance Goals are met. The factors must include a minimum Performance Goal below which no payment will be made and a maximum Performance Goal above which no increased payment will be made.

(c)	To the extent permitted by Code Section 162(m), the Committee may adjust the Performance Goals and measurements applicable to Performance Awards to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or exclusion of the impact of extraordinary or unusual items, events or circumstances. The Committee also may adjust the performance goals and measurements applicable to Performance Awards and thereby reduce the amount to be received by any Participant pursuant to such Awards if and to the extent that the Committee deems it appropriate, provided that no such reduction shall be made on or after the date of a Change in Control (as defined in Section 12(b)).

(d)	Except as otherwise provided in the applicable Award Agreement, Section 12(b) or Section 12(c) and to the extent permitted by Code Section 409A, if during a Performance Period a Participant’s employment with Fortune or a Subsidiary terminates:

(i)	as a result of the Participant’s death, Disability or Retirement, such Participant shall be entitled to a payment with respect to each outstanding Performance Award at the end of the applicable Performance Period based on the terms of the Award; provided that the Award Agreement may provide for an earlier payment in settlement of such Performance Award in such amount and under such terms and conditions as the Committee deems appropriate.

(ii)	other than by reason of the Participant’s death, Disability or Retirement, such Participant shall not be entitled to any payment with respect to the Performance Awards relating to such Performance Period, unless the Committee shall otherwise determine.

(e)	In the event of Just Cause with respect to a Participant, at any time (whether before or after termination of employment), any Performance Award that has not been paid to such Participant (or is not payable as provided in Section 12(b) or 12(c)) prior to the date of Just Cause shall be forfeited and shall never become payable. Notwithstanding the foregoing, no Performance Award shall be forfeited or become not payable by virtue of this Section 7(e) on or after the date of a Change in Control (as defined in Section 12(b)).

8.	Other Stock-Based Awards

The Committee may grant to Employees other Awards under the Plan pursuant to which shares of Common Stock (which may be shares of Restricted Stock) are or may in the future be acquired, or Awards denominated in stock units (which may be restricted stock units), including Awards valued using measures other than market value. Such Other Stock-Based Awards may be granted alone, in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the purposes of the Plan. Such Other Stock-Based Awards may be granted subject to the limits of Section 10.

9.	Dividend Equivalents

Any Awards (other than Awards of Options or Rights) under the Plan may, in the discretion of the Committee, earn dividend equivalents. For any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems appropriate or necessary; provided that any dividend equivalents payable with respect to an unvested Performance Award shall be subject to the same performance conditions applicable to such Award.

10.	Limitations and Conditions

(a)	The total number of shares of Common Stock that may be issued or delivered pursuant to Awards under the Plan shall be [X,000,000 shares], which amount includes such number of shares of Common Stock as remain available under each Prior Plan on the date of its termination by the Board. Any shares of Common Stock that are subject to Awards of Options or Rights granted under the Plan shall be counted against this limit as one-third (1/3) of a share for every one (1) share of Common Stock subject to the Option or Right granted. Any shares of Common Stock that are subject to Awards granted under the Plan other than Options or Rights shall be counted against this limit as one (1) share for every one (1) share of Common Stock subject to the Award granted. The maximum number of shares of Common Stock with respect to which Awards may be granted in any calendar year to any single Participant under the Plan shall be 1,000,000 shares. Each of the foregoing numbers of shares shall be adjusted pursuant Section 12(a). If Fortune or a Subsidiary makes an acquisition or is a party to a merger or consolidation and Fortune assumes the stock options or other stock awards of the company acquired, merged or consolidated, which it then administers pursuant to this Plan, shares of Common Stock subject to the assumed options or other awards shall not count as part of the total number of shares of Common Stock that may be made subject to Awards under this Plan.

(b)

Any shares of Common Stock that have been made subject to an Award under the Plan or a Prior Plan that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent that it is settled in shares of Common Stock) shall again be available for award under the Plan and shall not be considered as having been made subject to an Award. Any such shares of Common Stock that cease to be subject to an Option or Right shall be added to the number of shares available under the Plan as one-third (1/3) of a share for every one (1) share of Common Stock that ceases to be subject to such Option or Right. Any such shares of Common Stock that cease to be subject to an Award other than an Option or Right shall be added to the number of shares available under the Plan as one (1) share for every one (1) share of Common Stock that ceases to be subject to such Award. Shares of Common Stock withheld or tendered to satisfy tax withholding obligations or the Exercise Price of an Award will not be returned or available for award under the Plan. Shares of Common Stock subject to all or part of an Option that is cancelled upon exercise of a Right when settled wholly or partially in shares of Common Stock shall, to the extent of such settlement in shares, be treated as if the Option itself were exercised and such shares of Common Stock received in settlement of the Right shall no longer be available for Award. When a Participant exercises or settles a Right that is settled in shares of Common Stock, the full number of shares of Common Stock that were subject to the Right (not just the number of shares delivered to the Participant upon exercise or settlement) shall no longer be available for Awards.

(c)	No Awards shall be made under the Plan after April 26, 2021, but the terms of Awards granted on or before the expiration of the Plan may extend beyond such expiration. At the time an Award is granted or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

(d)	No Award or portion of an Award shall be transferable by the Participant except (i) by will or the laws of descent and distribution, (ii) pursuant to a domestic relations order, or (iii) by gift to a family member of the Participant to the extent permitted in the applicable Award Agreement. A Right shall never be transferred except to the transferee of the related Option. During the lifetime of the Participant, an Option or Right shall be exercisable only by the Participant unless it has been transferred to a family member of the holder, in which case it shall be exercisable only by such transferee. For purposes of this provision, a “family member” shall have the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933.

(e)	No person who receives an Award under the Plan that includes shares of Common Stock or the right to acquire shares of Common Stock (which may include Restricted Stock) shall have any rights of a stockholder until shares of Common Stock have been recorded on Fortune’s official stockholder records as having been issued or transferred after: (i) the proper exercise of an Option; (ii) exercise of a Right and determination by the Committee to make payment in shares; or (iii) the satisfaction of any conditions on the receipt of Restricted Stock, Performance Awards or Other Stock-Based Awards.

(f)

Fortune shall not be obligated to deliver any shares of Common Stock until they have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding shares of such class at the time are listed nor until there has been compliance with such laws or regulations as Fortune may deem applicable. Fortune shall use its best efforts to effect such listing and compliance. No fractional shares shall be delivered.

11.	Transfers and Leaves of Absence

For purposes of the Plan: (a) a transfer of a Participant’s employment or service without an intervening period: (i) from Fortune to a Subsidiary, Joint Venture or another entity in which Fortune owns, directly or indirectly, an equity interest, or vice versa, or (ii) from a Subsidiary, Joint Venture or another entity in which Fortune owns, directly or indirectly, an equity interest to another, or vice versa, shall not be deemed a termination of employment or service, and such Participant shall be deemed to remain in the employ or service of Fortune, a Subsidiary or Joint Venture; and (b) except as otherwise provided by the Committee, an Employee who is granted in writing a leave of absence shall be deemed to have remained in the employ of Fortune, a Subsidiary or Joint Venture during such leave of absence.

12.	Stock Adjustments, Change in Control and Divestitures

(a)	Stock Adjustments.

(i)	Adjustment of Awards Upon the Occurrence of Certain Events. In the event of any consolidation, stock or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Committee shall adjust the aggregate number of shares of Common Stock subject to the Plan and the maximum number of shares that may be subject to Awards granted to any individual Participant pursuant to Section 10(a) of the Plan.

(ii)	Equity Restructurings. If outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of Fortune through a non-reciprocal transaction between Fortune and its stockholders that causes the per share fair value underlying an Award to change (including, but not limited to, a stock dividend, stock split, spin-off, rights offering, recapitalization through a large, non-recurring cash dividend, or other similar transaction), a proportionate adjustment shall be made to the number or kind of shares or securities allocated to Awards that have previously been granted to equalize the fair value of the Awards before and after the equity restructuring. Any such adjustment in an outstanding Option or Right shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Option or Right but with a corresponding adjustment in the Exercise Price or other unit of any security covered by such Option or Right.

(iii)	Reciprocal Transactions. In the event of any reciprocal transaction such as a business combination, merger or acquisition, the Committee may require that shares of capital stock of the corporation (or its parent corporation) resulting from such transaction, be substituted for some or all of the shares of Common Stock subject to any outstanding Awards, with an appropriate and equitable adjustment to such Award as determined by the Committee in accordance with Section 12(a)(ii). The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding. Such adjustments may be made without Participant consent.

(iv)	Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting Fortune or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Committee determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee may, using reasonable care, make adjustments in the terms and conditions of, and the criteria included in, Awards.

(v)	Stockholder Approval. If any such adjustment or substitution provided for in this Section 12(a) requires the approval of stockholders in order to enable Fortune to grant Incentive Stock Options, then no such adjustment or substitution of Incentive Stock Options shall be made without prior stockholder approval. If the effect of any adjustment or substitution would be to cause an Option to fail to continue to qualify as an Incentive Stock Option or to cause a modification, extension or renewal of such Option within the meaning of Code Sections 409A or 424, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee in its sole discretion shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Code Sections 409A or 424) of such Option.

(vi)	Fractional Shares and Notice. Fractional shares resulting from any adjustment in Awards pursuant to this Section 12(a) may be settled in cash or otherwise as the Committee determines. Fortune will give notice of any adjustment to each Participant who holds an Award that has been adjusted, and the adjustment (whether or not such notice is given) will be effective and binding for all Plan purposes.

(b)	Change in Control.

(i)	Definition. A “Change in Control” shall be deemed to have occurred if one of (A), (B), (C) or (D) below occurs:

a.

any person (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act, and the rules and regulations promulgated under such Act) of 20% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”) of Fortune, excluding, however, the following:

(i)	any acquisition directly from Fortune, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from Fortune;

(ii)	any acquisition by Fortune;

(iii)	any acquisition by an employee benefit plan (or related trust) sponsored or maintained by Fortune or entity controlled by Fortune; or

(iv)	any acquisition pursuant to a transaction that complies with Section 12(b)(i)(C).

b.	more than 50% of the members of the Board of Directors shall not be Continuing Directors (which term, as used herein, means the directors of Fortune (1) who were members of the Board of Directors of Fortune on April 26, 2011, or (2) who subsequently became directors of Fortune and who were elected or designated to be candidates for election as nominees of the Board of Directors, or whose election or nomination for election by Fortune’s stockholders was otherwise approved, by a vote of a majority of the Continuing Directors then on the Board of Directors, but shall not include any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14(a)-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors);

c.	Fortune shall be merged or consolidated with, or, in any transaction or series of transactions, substantially all of the business or assets of Fortune shall be sold or otherwise acquired by, another corporation or entity unless, as a result:

(i)	the stockholders of Fortune immediately prior to such transaction or series of transactions, shall beneficially own, directly or indirectly, at least 60% of the combined Voting Securities of the surviving, resulting or transferee corporation or entity (including, without limitation, a corporation that as a result of such transaction owns Fortune or all or substantially all of Fortune’s assets either directly or through one (1) or more subsidiaries) (“Newco”) immediately thereafter in substantially the same proportions as their ownership immediately prior to such corporate transaction;

(ii)	no person beneficially owns (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations promulgated under such Act), directly or indirectly, 20% or more of the combined Voting Securities of Newco immediately after such corporate transaction except to the extent that such ownership of Fortune existed prior to such corporate transaction; and

(iii)	more than 50% of the members of the Board of Directors of Newco shall be Continuing Directors.

d.	the stockholders of Fortune approve a complete liquidation or dissolution of Fortune.

(ii)	Restricted Stock, Performance Awards and Other Stock-Based Awards. Notwithstanding any other provision of the Plan, in the event that a Participant’s employment is terminated on or after a Change in Control as defined in Section 12(b)(i)(C), either by Fortune or a Subsidiary for reasons other than Just Cause or by the Participant for Good Reason:

(A)	Restricted Stock. As of the Participant’s termination date, the Restriction Period with respect a prorated number of shares of Restricted Stock shall lapse and such shares of Restricted Stock shall become nonforfeitable, such prorated number of shares of Restricted Stock to be determined based upon the amount of the Restriction Period that has actually elapsed as of the Participant’s termination date; and

(B)	Performance Awards and Other Stock-Based Awards. Except as otherwise set forth in the applicable Award Agreement or as otherwise required pursuant to Code Section 409A, all outstanding Performance Awards and Other Stock-Based Awards shall become nonforfeitable and shall be paid out on the date the Participant’s employment is terminated:

(i)	as if all Performance Periods or other conditions or restrictions on the Awards had been completed or satisfied, the maximum performance or other objectives with respect to such Awards had been attained and all Awards granted with respect to such had been fully earned, but

(ii)	prorated for the portion of any relevant Performance Period or other period that has actually elapsed as of the Participant’s termination date, unless prior to the Change in Control the Committee provides otherwise;

Subject to Code Section 409A, the treatment provided for under subsections (A) and (B) above shall occur immediately as of the date of the Change in Control, rather than the date of the Participant’s termination of employment, unless:

(X)	Fortune is the surviving entity and any adjustments necessary to preserve the value of the Participant’s outstanding Awards have been made, or

(Y)	Fortune’s successor at the time of the Change in Control irrevocably assumes Fortune’s obligations under this Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Award immediately prior to the Change in Control.

(iii)	Options or Rights. Notwithstanding any provision of the Plan to the contrary, in the event of a Change in Control, each Option or Right held by a Participant shall become immediately exercisable except to the extent the Award Agreement provides otherwise.

(A)	Unless the Committee otherwise determines at the time of grant or at any time thereafter but prior to such Change in Control, each Limited Right outstanding at the time of such Change in Control shall be deemed to be automatically exercised as of the date of such Change in Control or as of such other date during the 60-day period beginning on the date of such Change in Control (the “Limited Right Exercise Period”). If the Limited Right is not automatically exercised, the Participant may during the Limited Right Exercise Period, in lieu of exercising in whole or in part the Option related to a Limited Right, exercise all or part of the Limited Right pertaining to such Option. Such Participant shall be entitled to receive in cash an amount equal to:

(1)	the number of shares subject to the Option, multiplied by

(ii)	the excess of the Fair Market Value of such shares at the date of exercise over the exercise price of the Option.

b.

A Limited Right shall be exercised in whole or in part by giving written notice of such exercise on a form approved by the Committee to the Secretary of Fortune. The exercise shall be effective as of the date specified in the notice of exercise, but not earlier than the date the notice of exercise is actually received and in the hands of the Secretary of Fortune. In the event the last day of a Limited Right Exercise Period shall fall on a day that is not a business day, then the last day of the Limited Right Exercise Period shall be deemed to be the next following business day. To the extent an Option or a Right pertaining to such Option is exercised in whole or in part, the

Limited Right in respect of such Option shall terminate and cease to be exercisable. To the extent a Limited Right is exercised in whole or in part, all or part of the Option to which such Limited Right pertains and all or part of the Right pertaining to all or part of such Option shall terminate and cease to be exercisable.

c.	Nothing in this Section 12(b)(iii) shall impair any rights otherwise provided in the Plan with respect to a Participant’s Options or Rights in the event of his death, Disability or Retirement.

(D)	In the event of a Change in Control that is a merger or consolidation in which Fortune is not the surviving corporation or which results in the acquisition of substantially all of Fortune’s outstanding Common Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of Fortune’s assets (a “Covered Transaction”), the Committee shall have the discretion to provide for the termination of all outstanding Options and Rights as of the effective date of the Covered Transaction; provided, that, no Option or Right will be so terminated (without the consent of the Participant) prior to the expiration of twenty (20) days following the later of (1) the date on which the Award became fully exercisable, and (2) the date on which the Participant received written notice of the Covered Transaction.

(c)	Divestiture. Except as otherwise provided in an Award Agreement, in the case of a Participant whose principal Employer is a Subsidiary or Joint Venture, such Participant’s employment or service shall be deemed to be terminated for purposes of Sections 5 through 8 as of the date on which such principal employer or service recipient ceases to be a Subsidiary or Joint Venture (the “Divestiture Date”) and, except as otherwise provided in the applicable Award or as required under Section 409A of the Code in order to prevent additional taxes on deferred compensation:

(i)	As of the Participant’s termination date, the Restriction Period with respect to a prorated number of shares of Restricted Stock shall lapse and such shares of Restricted Stock shall become nonforfeitable, with the prorated number of shares of Restricted Stock to be determined based upon the portion of the Restriction Period that elapsed prior to the Participant’s termination date; and

(ii)

with respect to Performance Awards and Other Stock-Based Awards, all such Awards shall become nonforfeitable and be paid out on the Divestiture Date: (A) as if (1) all Performance Periods or other conditions or restrictions applicable to the Awards had been completed or satisfied, (2) the maximum performance or other objectives with respect to the Award had been attained, and (3) all Awards granted with respect to such objectives had been fully earned; but (B) prorated for the portion of the relevant Performance

Period or other period that elapsed prior to the Divestiture Date, all as determined by the Committee unless the Committee provides otherwise prior to the Divestiture Date.

13.	Amendment and Termination

(a)	The Board of Directors shall have the power to amend the Plan, including the power to change the amount of the aggregate Fair Market Value of the shares subject to Incentive Stock Options first exercisable in any calendar year to the extent provided in Code Section 422. The Board of Directors shall not, however, except as otherwise provided in the Plan, without approval of the stockholders of Fortune: (i) increase the maximum number of shares of Common Stock authorized for Awards under the Plan; (ii) change the class of individuals eligible for Awards to include individuals other than Employees, Consultants and Directors; (iii) reduce the basis upon which the minimum Exercise Price is determined; (iv) extend the period within which Awards under the Plan may be granted; (v) provide for an Option or Right that is exercisable more than ten years from the Award Date except in the event of a change in securities law requirements; (vi) amend the Exercise Price of an outstanding Award or amend Section 5(a)(v); or (vii) issue new Awards or pay cash in exchange for the cancellation of outstanding, underwater Options or Rights. The Board of Directors shall not have the power to amend, modify, exchange or substitute Options or Rights if such amendment, modification, exchange or substitution would violate Code Section 409A; provided that it will not be considered to be an extension of a stock right if the expiration of an Option or Right is tolled while the Option or Right is unexercisable because an exercise would violate applicable securities laws, provided that the period during which the Option or Right may be exercised is not extended more than 30 days after the date as of which the exercise of the Option or Right would no longer violate applicable securities laws.

The Board of Directors shall have no power to change the terms of any Award previously granted under the Plan so as to impair the rights of a Participant without the consent of the Participant whose rights would be affected by such change, except to the extent such change is (x) provided for in the Plan or in the Award, (y) required by law, or (z) necessary to avoid additional taxes on the value of an Award under Section 409A of the Code.

(b)	The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination shall affect Options, Rights or Limited Rights then outstanding. Except as otherwise provided in the applicable Award Agreement, in the event of the termination of the Plan, each Participant’s employment shall be deemed to be terminated for purposes of Sections 6 through 9 as of such Plan termination date, and each Participant’s shares of Restricted Stock, Performance Awards and Other Stock-Based Awards shall be treated as described in Section 12(c), as though the Participant was employed by a Subsidiary and the Plan termination date was a Divestiture Date. Notwithstanding the foregoing, if an Award is subject to Code Section 409A, the timing of any payment under this Section 13(b) shall not accelerate to the extent that such acceleration would violate the requirements of Code Section 409A.

14.	Foreign Options and Rights

(a)	The Committee, or its delegate authorized pursuant to Section 4, may grant Awards to Employees, Consultants or Directors who are subject to the tax and other laws of nations other than the United States.

(b)	The Committee, or its delegate authorized pursuant to Section 4, may grant Rights to Employees, Consultants or Directors without the grant of an accompanying Option if the Employees, Consultants or Directors are subject at the time of grant to the laws of a jurisdiction that prohibits them from owning Common Stock.

(c)	For the purpose of complying with foreign tax and other laws to which Participants may be subject, the terms and conditions of Options and Rights granted under Sections 14(a) and 14(b) may differ from the terms and conditions provided for elsewhere in the Plan or which the Plan would require to be imposed upon Incentive Stock Options, Nonqualified Stock Options and Rights, if the Committee determines that the grants are desirable to promote the purposes of the Plan for the Employees, Consultants and Directors identified in Sections 14(a) and 14(b). Notwithstanding the foregoing, the Committee and not its delegate shall determine the terms and conditions of Awards granted under this Section 14.

15.	Withholding Taxes

An Employer shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of Fortune to deliver shares of Common Stock upon the exercise of an Option or Right, upon payment of a Performance Award, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Award that the Participant pay to an Employer such amount as may be requested by the Employer for the purpose of satisfying any liability for withholding taxes.

Any Award may provide that the Participant may elect, in accordance with any conditions set forth in such Award Agreement, to pay any withholding taxes in shares of Common Stock; provided that, the Participant, by accepting the Award, will be deemed to instruct and authorize Fortune to withhold a whole number of shares of Common Stock from those shares of Common Stock issuable to the Participant in payment of vested shares of Performance Shares, Restricted Stock or units as Fortune determines to be appropriate to satisfy the minimum tax withholding obligation. This direction and authorization is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and to be interpreted to comply with the requirements of Rule 10b5-1(c). To the extent the value of shares of Common Stock withheld exceeds the Participant’s minimum tax withholding obligation, e.g., because of the need to withhold whole shares, Fortune shall pay such excess in cash to the Participant as soon as practicable. The Participant agrees to pay to Fortune or an Employer as soon as practicable, including through additional payroll withholding, any amount of the tax withholding obligation that is not satisfied by the withholding of shares described above.

16.	Miscellaneous

(a)	Effect of the Plan on the Rights of Employees and Employer. Neither the adoption of the Plan nor any action of the Board of Directors or the Committee pursuant to the Plan shall be deemed to give any Employee any right to be granted an Award under the Plan, and nothing in the Plan or in any Award shall confer any right to any Participant to continue in the employment of an Employer or interfere in any way with the rights of an Employer to terminate a Participant’s employment at any time.

(b)	Unfunded Status Of Plan. The Plan shall be unfunded. Fortune shall not be required to establish any special or separate fund nor to make any other segregation of assets to assume the payment of any benefits under the Plan. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of Fortune; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet Fortune’s obligations under the Plan to deliver cash, shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

(c)	Benefits. Amounts received under the Plan are not to be taken into account for purposes of computing benefits under other plans unless the Committee determines otherwise.

(d)	Successors and Assigns. The terms of the Plan shall be binding upon Fortune and its successors and assigns.

(e)	Headings. Captions preceding the sections of the Plan are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision.

(f)	Federal and State Laws, Rules and Regulations. The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules and regulations and to such approval by any government or regulatory agency as may be required.

(g)	Governing Law. To the extent not preempted by federal law, this Plan, any Award, and documents evidencing Awards or rights relating to Awards shall be construed, administered and governed in all respects under and by the laws of the State of Delaware, without giving effect to its conflict of laws principles. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), this Plan shall be exclusively in the courts in the State of Illinois, County of Cook, including the Federal Courts located therein (should Federal jurisdiction exist).

(h)	Beneficiary Designation. Each Participant may designate any beneficiary or beneficiaries (including individuals, charitable organizations, trusts, or entities) to receive any outstanding benefit or right under the Plan that is to be paid or transferred on the Participant’s death or Disability, subject to the following restrictions:

(i)	Each beneficiary designation must be in a form prescribed by the Committee.

(ii)	Each beneficiary designation must be made during the Participant’s lifetime by the Participant, the Participant’s legally appointed guardian or conservator, or by the Participant’s duly appointed attorney-in-fact named in a power of attorney that expressly authorizes the attorney-in-fact to act with respect to the Participant’s employee benefits in general, or as to the Participant’s interest in the Plan in particular.

(iii)	Each beneficiary designation will revoke all prior designations by the same Participant.

(iv)	Designated beneficiaries may be individuals, trusts, charitable organizations, or entities, but must be identified with sufficient specificity to allow the Committee to determine the persons or entities to whom benefits are to be paid.

(v)	A beneficiary designation may designate beneficiaries who may be named contingently or successively, and may be designated as a group with specified beneficiaries to receive a fixed percentage of the benefits payable under the Plan.

(vi)	If all of the Participant’s designated beneficiaries predecease the Participant, or if no beneficiary has been effectively designated, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate.

(i)	Restrictive Covenants. An Award may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches the non-compete, non-solicitation, non-disclosure or other restrictive covenants of the Award, whether during or after termination of employment or service, in addition to any other penalties or restrictions that may apply under any employment or consulting agreement, state law, or otherwise, the Participant will forfeit:

(i)	any and all Awards granted to him or her under the Plan, including Awards that have become vested and exercisable; and/or

(ii)	forfeit the profit the Participant has realized on the exercise of any Options or Rights, which is the difference between the applicable Exercise price and the Fair Market Value of any shares of Common Stock subject to the Option or Right which the Participant exercised after terminating employment or service and within the six (6) month period immediately preceding the Participant’s termination of employment or service (the Participant may be required to repay such difference to Fortune).

17.	Effective Date

The Plan shall be effective as of April 26, 2011 (the “Effective Date”), subject to the adoption by the Plan by the Board of Directors and approval of the Plan by Fortune’s stockholders at a duly held stockholders’ meeting in accordance with any applicable provisions of the Delaware General Corporation Law. If the Plan is not so approved by stockholders, the Plan (and any Award granted under the Plan) shall be null, void and of no force or effect. If so approved, the Plan shall remain in effect until all shares of Common Stock authorized to be issued or transferred under the Plan have been issued or transferred or until the Plan is sooner terminated by the Board of Directors. The Plan shall continue in effect with respect to any Awards outstanding at the time of the Plan’s termination. In no event shall an Incentive Stock Option be granted under the Plan more than ten (10) years from the date the Plan is adopted by the Board of Directors, or the date the Plan is approved by Fortune’s stockholders, whichever is earlier, unless within such ten-year period stockholders approve an increase in the number of shares of Common Stock available for Awards under the Plan.

18.	Deferrals and Code Section 409A

(a)	Purpose. To the extent an Award provided under the Plan would constitute a deferred compensation arrangement under Code Section 409A, this Section 18 shall apply. Any provision of the Plan that becomes subject to Code Section 409A will be interpreted and applied consistent with Code Section 409A.

(b)	Timing of Deferral Elections. An Award that is subject to Code Section 409A must designate the time and form of payment pursuant to such rules and procedures as the Committee may establish. If the Committee, in its discretion, allows the Participant to designate either the time or form of payment of an Award, such designation shall be made no later than the dates provided below:

(i)	A Participant may make a designation with respect to an Award (or compensation giving rise to the Award) at any time in any calendar year preceding the year in which services giving rise to such compensation or Award are rendered.

(ii)	In the case of the first year in which a Participant becomes eligible to receive an Award under the Plan, the Participant may make a designation within 30 days after the date the Participant becomes eligible to participate in the Plan; provided, that such election may apply only with respect to the portion of the Award or compensation attributable to services to be performed subsequent to the election.

(iii)	Where the grant of an Award or payment of compensation, or the applicable vesting, is conditioned upon the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least twelve (12) consecutive months in which the Participant performs services, a Participant may make a designation no later than six (6) months prior to the end of the applicable performance period.

(iv)	Where the vesting of an Award is contingent upon the Participant’s continued services for a period of no less than thirteen (13) months, the Participant may make a designation within 30 days of receiving an Award.

(v)	A Participant may make a designation in other circumstances and at such times as may be permitted under Section 409A.

In the event the Committee does not permit the Participant to designate either the time or form of distribution and such deferred compensation arrangement is considered a “service recipient election” under Treas. Reg. § 1.409A-2(a)(2), the Committee shall designate the time and form of payment no later than the date on which the Participant has a legally binding right to the Award or, if later, the date on which the Participant could have made a designation pursuant to clauses (i) through (v) above.

(c)	Distribution Dates. Any amounts subject to a deferred compensation arrangement created under the Plan shall be distributed at such times as provided in the Award, which may be upon the earliest or latest of one or more of the following, as necessary to comply with Code section 409A:

(i)	a fixed date as set forth in the Award or pursuant to a Participant’s designation;

(ii)	the Participant’s death;

(iii)	the Participant’s disability, as defined in Code Section 409A;

(iv)	a change in control event, as defined in Code Section 409A;

(v)	an unforeseeable emergency, as defined in Code Section 409A and implemented by the Committee;

(vi)	a Participant’s separation of service, as defined in Code Section 409A; or

(vii)	such other events as permitted under Code Section 409A and applicable regulations and guidance.

(d)

Restrictions on Distributions. The Committee may determine that a distribution of a deferral shall not be made pursuant to the Plan if the Committee reasonably determines that such distribution would (i) violate federal securities laws or other applicable law; (ii) be nondeductible pursuant to Code Section 162(m); (iii) jeopardize the ability of an Employer to continue as a going concern; or (iv) cause the Participant to be subject to an additional tax under Code Section 409A. In any such case, distribution shall be made during the Employer’s taxable year in which the Committee reasonably anticipates such distribution would not trigger clause (i), (ii), (iii) or (iv) above. To the extent any payment subject to this Section 18 is payable by reference to a Participant’s termination of employment, such term shall be deemed to refer to the Participant’s separation from service, within the meaning of Code Section 409A. If such Participant is a specified employee, as defined in Code Section 409A, as of the date of the Participant’s separation from service, then to the extent any amount payable to the Participant under the terms of the Award would be payable prior to the six (6) month anniversary of the Participant’s separation from service, such payment shall be delayed until the earlier to occur of (x) the six (6) month anniversary of the separation from service and (y) the date of the Participant’s death.

(e)	Termination of Deferred Compensation Arrangements. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may in its discretion terminate the deferred compensation arrangements created under the Plan subject to the following:

(i)	the arrangement may be terminated within the 30 days preceding, or twelve (12) months following, a change in control event as defined under Code Section 409A, provided that all payments under such arrangement are distributed in full within twelve (12) months after termination;

(ii)	the arrangement may be terminated in the Committee’s discretion at any time provided that: (A) all deferred compensation arrangements of similar type maintained by Fortune and all of its affiliates as required under Code Section 409A are terminated; (B) all payments are made at least twelve (12) months and no more than 24 months after the termination; and (C) Fortune does not adopt a new arrangement of similar type for a period of three (3) years following the termination of the arrangement;

(iii)	the arrangement may be terminated within twelve (12) months of a corporate dissolution taxed under Code Section 331 or with the approval of a bankruptcy court pursuant to 11 U.S.C. 503(b)(1)(A), provided that the payments under the arrangement are distributed by the latest of the: (A) the end of the calendar year of the termination; (B) the calendar year in which such payments are fully vested; or (C) the first calendar year in which such payment is administratively practicable.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 26, 2011

The Hilton Northbrook

2855 N. Milwaukee Avenue

Northbrook, lllinois 60062

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Reminder

You may vote by telephone or over the Internet. Voting electronically is quick, easy and also saves the company money. Just follow the instructions on your Proxy Card.

If you vote the shares on the Internet or by phone, you do not need to mail back the Proxy Card. YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

M29369-P05410-Z54623

	FORTUNE BRANDS, INC. Annual Meeting of Shareholders Tuesday, April 26, 2011 1:30 PM	PROXY
The Board of Directors solicits this proxy for use at the Annual Meeting on Tuesday, April 26, 2011.

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy card appoint(s) B. A. CARBONARI, C. P. OMTVEDT and M. A. ROCHE (and any other person chosen by Messrs. Carbonari, Omtvedt or Roche) proxies, to vote all shares of Fortune Brands’ common and preferred stock which the stockholder(s) would be entitled to vote on at the Annual Meeting of Stockholders to be held on April 26, 2011 at The Hilton Northbrook, 2855 N. Milwaukee, Northbrook, Illinois at 1:30 p.m. CDT, and any adjournment or postponement thereof, on Items 1, 2, 3, 4, 5 and 6 referred to on the reverse side and described in the Proxy Statement, and on any other matters which may properly come before the meeting, with all powers the stockholder(s) would possess if personally present. A majority of the proxies (or, if only one, then that one) or their substitutes acting at the meeting may exercise all powers conferred.

This proxy, when properly executed, will be voted in the manner directed by the stockholder(s). Unless the stockholder(s) indicate(s) otherwise, the proxies will vote FOR the election of the nominees to the Board of Directors (Item 1), FOR Items 2, 4, 5 and 6 and FOR holding an annual vote on executive compensation (Item 3).

If you participate in the Fortune Brands Stock Fund under a retirement savings trust, your signature on the reverse side will be a direction to the trustee to vote as instructed.
FORTUNE BRANDS, INC. 520 LAKE COOK ROAD DEERFIELD, IL 60015-5611

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

520 LAKE COOK ROAD DEERFIELD, IL 60015-5611	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M29368-P05410-Z54623 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

FORTUNE BRANDS, INC.
The Board of Directors recommends you vote
FOR the following proposals:
Item 1 - Election of Directors - Nominees to Class I:		For	Against	Abstain

1a. Richard A. Goldstein		☐	☐	☐

1b. Pierre E. Leroy		☐	☐	☐

1c. A. D. David Mackay		☐	☐	☐

1d. Anne M. Tatlock		☐	☐	☐

1e. Norman H. Wesley		☐	☐	☐

1f. Peter M. Wilson		☐	☐	☐

Item 2 - Ratification of the appointment of PricewaterCoopers LLP as independent registered public accounting firm for 2011.		☐	☐	☐

The Board of Directors recommends that you vote for 1 year:						1 Year	2 Years	3 Years	Abstain

Item 3 - To recommend, by non-binding vote, the frequency of executive compensation votes.						☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

Item 4 - To approve, by non-binding vote, Executive Compensation.							☐	☐	☐

Item 5 - Approval of an amendment to the Company’s Restated Certificate of Incorporation to allow stockholders to call Special Meetings.							☐	☐	☐

Item 6 - Approval of the Fortune Brands, Inc. 2011 Long-Term Incentive Plan.							☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Note: Please sign as your name appears on the Proxy. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in full partnership name by authorized person.
Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date